UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QZ Global Limited

(Exact name of registrant as specified in its charter)

South Dakota
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)92-1899361

25 First Ave. SW STE A

Watertown, SD 57201

Telephone: (605) 301-8704

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies of all communications to:

Blake Yeung QZ Asset Management 25 First Ave. SW STE A Watertown, SD 57201 (605) 301-8704 (Phone)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A common stock, $5.000 par value per share	$300,000,000	$33,600.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(2)	Includes shares of Class A common stock that may be issuable upon exercise of an option to purchase additional shares granted to the underwriters.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 16 2023

PRELIMINARY PROSPECTUS

            Shares

Class A Common Stock

This is an initial public offering of Class A common stock by QZ Global Limited. (the “Company”). We are offering 60,000,000 shares of our Class A common stock.

Currently, no public market exists for our Class A common stock. We expect the initial public offering price per share of our Class A common stock will be between $4.00 and $6.00. We have applied to have our Class A common stock listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “QZAM”.

QZ Global Limited (or "QZG") is the holding company for our businesses, which have been conducted through operating subsidiaries held directly or indirectly by QZG. QZG is controlled by our Co-Founders. QZ Global Limited was formed on January 9, 2023 to serve as a holding company for our businesses. Prior to the consummation of this offering, QZG will have nominal assets and liabilities. Unless the context suggests otherwise, references in this prospectus to (1) "QZG," "we," "us" and "our" refer to our businesses, both before and after the consummation of our reorganization into a holding company structure as described under "Organizational Structure" and (2) "Pre-IPO QZ" refer to QZ Asset Management Limited (“QZ”), our accounting predecessor, as well as its wholly owned subsidiaries and managed funds, in each case prior to our Reorganization, which we will consummate prior to this offering.

After giving effect to the Reorganization (as defined herein) and the completion of this offering, we will have three classes of common stock: Class A common stock; nonvoting Class A common stock; and Class B common stock (collectively, our “common stock”). Each share of Class A common stock entitles the holder to one vote per share. Each share of Class B common stock initially entitles the holder to ten votes per share and accompanies a Common Unit (as defined herein) of QZ Asset Management (as defined herein); upon redemption of such Common Unit for cash from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or, at our election, Class A common stock (or, in certain cases, nonvoting Class A common stock), the corresponding Class B common stock will be automatically cancelled for no additional consideration. Shares of nonvoting Class A common stock have no voting rights and each such share is convertible into one share of Class A common stock upon transfer to a third party as and when permitted by the Investor Rights Agreement (as defined herein). See “Organizational Structure—Investor Rights Agreement.”

Concurrently with the consummation of this offering, we will issue an aggregate of                shares of our Class B common stock and                shares of our Class A common stock to certain partners of QZ Asset Management (other than us) and certain of their affiliates. The Class B stockholders will hold                % of the combined voting power of our common stock immediately after this offering. See the section titled “Description of Capital Stock.”

Following this offering, we will be a “controlled company” within the meaning of the corporate governance rules of Nasdaq. See “Management.”

See “Risk Factors” on page 31 to read about factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$5.00	$300,000,000.00
Underwriting discount(1)	$0.50	$2,500,000.00
Proceeds, before expenses, to us	$-	$297,500,000.00
Proceeds, before expenses, to the selling stockholders	$-	$0

(1)	We refer you to “Underwriting (Conflicts of Interest)” for additional information regarding total underwriter compensation.

At our request, the underwriters have reserved up to 1.5% of the shares of Class A common stock to be issued by us and offered by this prospectus for sale, at the initial public offering price to all of our employees who are not QZ partners. See “Prospectus Summary—The Offering—Directed Share Program” for additional information.

To the extent that the underwriters sell more than 15,000,000 shares of Class A common stock, the underwriters have an option to purchase up to an additional 5,000,000 shares from us at the initial public offering price less the underwriting discount.

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None of us, the selling stockholders or the underwriters (nor any of our or their respective affiliates) have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. None of us, the selling stockholders or the underwriters (nor any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling stockholders and the underwriters (and our and their respective affiliates) are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or the time of any sale of shares of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Trademarks, Trade Names and Copyrights

We and our subsidiaries own or have the right to use various trademarks, trade names, service marks and copyrights, including the following: QZ, QZ Asset Management, QZ Global, QZ Invest, QZ Asia, QZ BDAI, BDAI Trading, QZ A-Shares, QZ Technology and QZ Index and various logos used in association with these terms. Solely for convenience, the trademarks, trade names, service marks and copyrights referred to herein are listed without the ©, ® and ™ symbols, but such references are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent under applicable law, our or their, as applicable, rights to these trademarks, trade names, service marks and copyrights. Other trademarks, trade names, service marks or copyrights appearing in this prospectus are the property of their respective owners.

Presentation of Financial and Operating Information

The body of generally accepted accounting principles in the United States is commonly referred to as “GAAP.” A non-GAAP financial measure is generally defined by the U.S. Securities and Exchange Commission (the “SEC”) as a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes or includes amounts that would not be adjusted to the most comparable GAAP measure. In this prospectus, we disclose non-GAAP financial measures, including distributable earnings, or “DE,” after-tax DE, fee-related earnings, or “FRE,” fee-related revenues and fee-related expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business. These measures are further described and reconciled to net income under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures.”

Market, Industry and Certain Other Information

Market data and industry information used throughout this prospectus is based on market and industry data and forecasts that we have derived from publicly available information, various industry publications, other published industry sources and management’s knowledge of the industry and the good faith estimates of management. We also relied, to the extent available, upon management’s review of independent industry surveys and publications, and other publicly available information prepared

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by a number of sources. None of the publications, reports or other industry sources referred to in this prospectus was commissioned by us. All of the market data and industry information used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, we relied upon information and reports provided by our portfolio companies for portfolio company specific revenue and other metrics used in this prospectus. Metrics such as portfolio company-specific revenue growth are internal metrics that we monitor and track but are not maintained or audited in accordance with GAAP. Although we believe that these sources are reliable, none of us, the selling stockholders or the underwriters can guarantee the accuracy or completeness of this information and none of us, the selling stockholders or the underwriters have independently verified this information. While we believe the estimated market position, market opportunity and market size information included in this prospectus is generally reliable, such information, which is derived in part from management’s estimates and beliefs, is inherently uncertain and imprecise. Performance charts displayed throughout this prospectus are based on our past performance and are not indicative of future results. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties.

Certain Definitions

As used in this prospectus, unless the context otherwise requires, references to:

•	“QZ,” “our company,” “we,” “our,” and “us,” or like terms, refer to QZ Asset Management Limited. and its consolidated subsidiaries taken as a whole.

•

“alternative asset manager” refers to a firm that primarily invests (on behalf of clients and/or itself) in non-traditional, complex asset classes such as private equity, venture capital, non-traded real estate equity or debt, hedge fund strategies or credit, which is distinct from other asset managers that invest only in traditional asset classes, such as stocks, bonds or commodities.

•	“AUM” refers to assets under management.

•

“Class A common stock” refers to Class A common stock of QZ Asset Management Limited., which entitles the holder to one vote per share. When we use the term “Class A common stock” in this prospectus, we are referring exclusively to such voting Class A common stock and not to “nonvoting Class A common stock.”

•

“Class B common stock” refers to Class B common stock of QZ Asset Management Limited., which entitles the holder to ten votes per share until the Sunset (as defined herein) but carries no economic rights.

•	“Common Unit” refers to a common unit in each of QZ Asset Management partnerships (or, depending on the context, a common unit in a QZ Asset Management partnership).

•	“FAUM” refers to fee earning assets under management.

•	“Founders” refers to Cui Tong Fei and Blake Yeung Pu Lei.

•

“nonvoting Class A common stock” refers to the nonvoting Class A common stock of QZ Global Limited., which has no voting rights and is convertible into shares of Class A common stock upon transfer to a third party as and when permitted by the Investor Rights Agreement.

•	“our people” refers to our employees, partners and affiliated advisors.

•

“performance allocations” refers to amounts earned by us based upon the performance of a QZ managed fund. The performance allocation may be a profits interest in the realized gains of a fund or a fee based upon the appreciation of a fund.

•	“Pre-IPO Investors” refers to certain sovereign wealth funds, other institutional investors and certain other parties that entered into a strategic relationship with us prior to the Reorganization.

•

“Specified Company Assets” refers to QZ general partner entities from which holders of Common Units (including us) will receive an estimated 20% performance allocation after giving effect to the Reorganization.

 In addition, for definitions of “Gross IRR,” “Net IRR,” “Gross MoM” and related terms, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Fund Performance Metrics.”

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PROSPECTUS SUMMARY

This summary highlights information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making a decision to participate in the offering. You should carefully read the entire prospectus, including the information presented under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes related thereto included elsewhere in this prospectus, before making an investment decision.

Overview

We are a leading global alternative asset manager with a successful 10-year track record of innovation and organic growth. As of December 31, 2022, we managed approximately $8.4 billion in assets. We believe that our business model is superior to other alternative asset managers and that our diversified, innovative array of investment platforms positions us well to continue generating sustainable growth across our business.

We have achieved impressive growth numbers since the implementation of BDAI technology. Our assets under management increased over 2000% from 2016 to $8.4 billion as of December 31, 2022. Our total revenues increased 288% to $389 million over that same period, and our fee-related revenue (a non-GAAP measure) increased 55% to $62 million. Our net income in the past twelve month has increased 43% to $200 million. We're looking forward to continued success in the future.

QZ was founded in 2012 with operations centered in Guangzhou, China. We have a strong history of growth and an entrepreneurial culture that is open and collaborative. We are focused on innovation, which has led us to organically incubate, launch and scale new platforms and products. We have a diversified set of investment strategies and are well-positioned for the future of alternative asset management.

QZ is led by a team of world-class executives and business leaders who have an average of 26 years of professional experience, including an average tenure at QZ of more than 5 years, and who are supported by a deep bench of talented professionals. With 143 employees as of December 31, 2022, including more than 70 investment and operations professionals, we conduct our business through 12 offices across 5 countries, providing us with a substantial global footprint and network for sourcing transactions, raising capital and driving value in our investments. Our platform-based investment and operations professionals are organized into industry sector teams, which share investment themes across platforms to drive firmwide pattern recognition. Through multiple decades of experience, we have developed an ecosystem of insight, engagement and collaboration across our platforms and products.

As an alternative asset manager, we primarily invest in asset classes such as equity, mainly China A-Shares, and global indices, which is distinct from other asset managers that invest only in traditional asset classes, such as stocks, bonds or commodities. We have constructed a high-quality base of assets under management within highly attractive sub-segments of the alternative asset management industry. The strength of our investment performance and our ability to innovate within our business have led to consistent historical growth in our assets under management, all on a scaled infrastructure that gives our business a high degree of operating leverage.

The quality of our asset base and the strength of our returns have allowed us to grow our fee earning assets under management and resulting management fees. We believe that our firm’s earnings stand to benefit from substantial margin enhancement as our platforms continue to grow and mature. We are positioned for rapid, profitable growth, which we believe will compound in the years ahead as we expand our existing platforms, launch new market-leading products and platforms, and pursue inorganic growth opportunities.

Our Distinctive Business Approach

We believe that we are distinctive in the way in which we organize our business and make investment decisions. Our business is set apart by our collaborative investment approach, our substantial centralized resources, our partnership engagement model and our entrepreneurial culture.

Deep Industry Focus with Shared Investment Themes

Our platform-based investment and operations professionals are organized into industry sector teams, which share investment themes across platforms to drive firmwide knowledge. Our professionals pursue compelling thematic investment opportunities, unencumbered by specific capital requirements or transaction structures, as evidenced by our partners’ frequent collaboration across platforms and products. Our teams identify outstanding investment opportunities regardless of the platform in which they may ultimately fit, resulting in a broad and efficient firmwide, sector-enabled sourcing funnel. We support and incentivize collaboration across platforms through the use of shared resources and compensation frameworks. We award investment-specific performance fees to professionals who lead investments, including those made outside of their primary platforms.

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We have chosen to focus our teams and our sector development in areas of economic growth and long-term secular tailwinds such as technology, healthcare and impact. We believe this focus has created an investment philosophy and a portfolio that is distinctly growth-oriented, as captured by the revenue growth of the portfolio across our current generation of funds relative to the revenue performance of the companies which comprise public market benchmark indices.

 Value-Added Operating Approach

We believe that our operations team continues to be a core differentiator in our ability to drive strong growth in our target markets and the resulting strong growth and performance. Unlike many of our peers, who outsource operational work to consulting firms, the vast majority of our value-added operating activities are executed by QZ Global members, most of whom are full-time employees of our firm. QZ Global professionals are fully integrated into our deal teams and incentivized in portfolio company performance, with an opportunity to share in the same investment-specific performance fees as our investment professionals. QZ Global professionals identify and underwrite operational improvement opportunities, build and partner with strong management teams, and execute on tailored value generation plans through functional line-level engagement.

Rich Global, Collaborative Ecosystem with a Robust Base of Centralized Resources

We were early movers in establishing dedicated functional teams to support our global investing efforts. We have deployed our client and capital formation, capital markets, human resources, communications, firm infrastructure and services, legal, compliance and environmental, social and corporate governance (“ESG”) teams across our firm to drive value in each of our platforms, from fundraising to portfolio company realizations. The ability of our teams to leverage these value-added firm capabilities has enabled us to drive positive outcomes seamlessly and consistently across our markets.

Deep, Committed Relationships with a Growing Clientele Base

We are backed by the most sophisticated global asset allocators, including approximately 50 institutional partners, with whom we have direct relationships. We have significant room to both grow with our existing investors and add new investors. We have cultivated deep, longstanding relationships with our investors, as evidenced by the 5-year weighted average tenure since our limited partners’ first commitment to our investment solutions.

Innovative Product Development and Growth Model

Our focus on key growth sectors and our successful track record have given our teams the differentiated level of expertise and credibility required to identify opportunities for new product development, and our entrepreneurial culture has encouraged our teams to execute on the opportunities that they identify. As such, throughout our 10-year history, we have increased the breadth of our client base through a combination of organic and acquisitive growth.

Culture as Strategy

Since our firm’s founding, we have believed that fostering a collaborative, open-partnership culture within QZ is a strategic imperative in enabling our growth and success. Internally, our partnership mindset is embodied in our core activities, including our investment committees, which are open to all investment and operations professionals. Furthermore, we believe that the quality of our investments and our ability to build great companies depend on the originality of our insights and the diversity of our team’s thought.

Our culture also drives the way in which we engage with our existing and prospective portfolio companies. As a result of our institutional emphasis on mutual respect, transparency and partnership, our professionals are often the “partner of choice” for the management teams, founders and ownership groups of companies in which we seek to invest. Our culture has been a driver of strong investment outcomes and has allowed us to establish longstanding relationships with management teams, which, in turn, has resulted in multiple instances of our successful repeat partnerships with these teams.

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Our Market Opportunity

As alternative asset management remains a broadly attractive and growing industry, certain trends and sectors within this market are particularly favorable and allow managers to develop differentiated market positioning. We have built our firm with an orientation towards what we believe are the most significant trends driving our industry.

Competitive Strengths

Purpose-Built Investing Franchise with Optimal Mix of Scale and Growth

We are a longstanding leader in alternative asset management, with a strong brand that we have developed over multiple decades of successful investing and purposeful exposure to the fastest-growing areas of alternative asset management. Today, our ecosystem is distributed across more than 30 countries, providing us with multiple and diverse vectors for substantial growth. At our current scale, we benefit from having significant resources, capabilities and pattern recognition yet being of a size from which we can continue to grow rapidly.

Partnership Model Aligned with Our Strong and Growing Limited Clientele Base

We have a long history of raising significant amounts of capital from a broad, growing base of client partners. Our institutional investor base includes some of the leading public and corporate pensions, sovereign wealth funds, funds of funds, high net worth individuals, financial institutions, insurance companies, endowments and other sources. Our deep relationships with limited partners are evidenced by the commitments that we receive across products and platforms; of our limited partners who have commitments in active QZ funds raised over the last 10 years (excluding public market investing vehicles), 76% are invested in active funds across three or more of our products and 84% are invested in active funds across two or more of our platforms. While we have a stable base of longstanding limited partners, as demonstrated by the 5-year weighted average tenure since first commitment among the current limited partner base, we continued to penetrate new sources of capital, with approximately 30% of the commitments in our current generation of funds coming from new limited partner relationships developed over the past five years.

Track Record of Delivering Consistent, Attractive Returns

We have an exceptional track record of generating consistent, attractive risk-adjusted returns across our platforms. We believe that our deeply thematic investment approach and operational capabilities have been central to our ability to deliver strong performance across market cycles and investment conditions.

Furthermore, our portfolio has strong momentum. Our A-Shares and index trading have generated substantial value creation over the last 12 months, and we have returned $12.4 billion to our investors during that period.

 Experienced Team and Commitment to Good Governance

We believe that our people and the differentiated culture they create are fundamental drivers of our success. Since our firm’s inception, we have focused on recruiting, developing and retaining exceptional talent. As of December 31, 2022, of our 143 employees, over 70 are investment and operations professionals and over 50 are functional professionals. Of our investment, operational and functional professionals, over 40 are senior professionals leading sourcing, investment management and execution. We have a global footprint made up of individuals from diverse backgrounds across investing, operations, management and leadership roles, and we believe that our unique culture puts our team members and our firm in the position to succeed.

Consistent with our institutional commitment to good governance, we have established a clear and definite path for both founder succession and long-term governance of our company by an independent board of directors. This plan will ensure both an increasing role in the governance and long-term strategic development of our company by our next generation of leaders, who are generally internally developed, and an orderly transition to permanent governance by a board elected by our company’s stockholders.

Growth Strategy

We will continue to drive value for our stockholders by pursuing a multi-dimensional growth strategy predicated on generating attractive returns for our clients, expanding our existing solutions, launching new technology to develop new market-leading products and pursuing organic growth opportunities. Our near- and medium-term growth trajectory is supported by a balanced mix of highly visible growth across a diverse set of existing clientele base and our considerable undeployed but committed fee earning assets under management.

Given our current scale, our large investment in our BDAI technology, the multiple growth vectors provided by our diverse platforms, and our significant unaddressed alternative asset sub-sectors, we believe that we will continue to grow our assets under management and our operating leverage.

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Generate Attractive Returns

Delivering consistent, attractive returns is core to our strategy and has been fundamental to our ability to scale our business over time. Since inception, our strong historical performance across investment products has generated $27.8 billion in value for our clients, which has resulted in our ability to consistently raise capital for both existing and new investment products. We believe that our experienced team, shared themes investing model, value-added operating approach and rich global ecosystem will continue to drive strong performance in our managed funds, which will allow us to drive sustainable growth in our assets under management. In addition, our firm is levered to the highest-growth sectors in the global economy, which provide our investment platform and returns with long-term secular tailwinds that support QZ’s growth.

Recruit, Retain and Develop World-Class Talent

Attracting, retaining and developing world-class talent is fundamental to our business and is a strategic priority for our leadership team. We utilize a highly disciplined recruiting strategy that is focused on identifying and attracting talented individuals from diverse backgrounds; from January 1, 2021 to December 31, 2022, 67% of new hires self-identified as diverse. Our people are equipped with the tools that they need to succeed and grow professionally through ongoing training and a cultural emphasis on collaboration and mentorship. Our ability to retain our professionals and cultivate their success within our firm is evidenced by the over 50% of our investment partners who joined the firm as junior professionals. We are highly focused on ensuring that we continue to make QZ a coveted place to work and grow for our people.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under the “Risk Factors” section of this prospectus in deciding whether to invest in our Class A common stock. Among these important risks are risks relating to the following:

•	our dependence on our senior leadership and key investment and other professionals;

•	our ability to attract, retain and motivate investment and other key professionals;

•	the performance of our funds;

•	our ability to raise new funds or capital for our funds and obtain favorable economic terms;

•	our fund investors’ willingness to commit new capital to our funds in light of our decision to go public;

•	our execution of new investment strategies or expansion into new markets and businesses;

•	increasing scrutiny from fund investors and regulators on ESG matters;

•	the variability of part of our revenue, earnings and cash flow;

•	our funds’ historical returns not being indicative of returns on investing in our Class A common stock;

•	the performance of our funds’ portfolio companies;

•	our investment in companies based outside of the United States;

•	changes in China’s governmental policies and interventions by China’s government in industries in which we are invested;

•	our ability to maintain the security of our information and technology networks;

•	the COVID-19 pandemic and associated effects;

•

our ability to manage conflicts of interest, including conflicts of interests relating to our funds’ investment activities, conflicts of interest with our partners, directors and senior advisors, and conflicts of interest that may arise between our public stockholders and our management and certain other affiliates due to our Reorganization and post-offering compensation and incentive model;

•	the potential misconduct, fraud or other deceptive practices of our employees, advisors or third-party service providers or our funds’ portfolio companies;

•	pending and future litigation and related liabilities and reputational harm;

•	clawback or contingent repayment obligations if and when triggered under our funds’ governing agreements;

•	the historical pro forma financial information in this prospectus not being predictive of future performance;

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•	our reliance on exemptions from certain governance requirements as a “controlled company” within the meaning of Nasdaq listing standards;

•	our status as a holding company, with our only material asset being our interest in QZ Asset Management;

•	us potentially being deemed an “investment company” under the Investment Company Act (as defined herein);

•	the disparity in the voting rights among the classes of our common stock;

•	our ability to pay dividends;

•	the effect on our share price of the large number of shares eligible for future sale and exchange;

•	the acceleration of payments under the Tax Receivable Agreement (as defined herein);

•	changes in the debt financing markets or higher interest rates;

•	the intense competition in the investment management business;

•	climate change and related regulations;

•	difficult economic and market conditions;

•

the extensive regulation of our businesses and increased regulatory focus on our industry, including proposed legislative changes that would modify the tax treatment of performance allocations or otherwise adversely impact our business model;

•	changes in the U.S. political and financial regulatory environment; and

•	our structure, which involves complex provisions of U.S. federal tax law.

For a discussion of these and other risks you should consider before making an investment in our common stock, see “Risk Factors.”

Organizational Structure

QZ Global Limited (or "QZG") is the holding company for our businesses, which have been conducted through operating subsidiaries held directly or indirectly by QZG. QZG is controlled by our Co-Founders. QZ Global Limited was formed on January 9, 2023 to serve as a holding company for our businesses. Prior to the consummation of this offering, QZG will have nominal assets and liabilities. Unless the context suggests otherwise, references in this prospectus to (1) "QZG," "we," "us" and "our" refer to our businesses, both before and after the consummation of our reorganization into a holding company structure as described under "Organizational Structure" and (2) "Pre-IPO QZ" refer to QZ Asset Management Limited (“QZ”), our accounting predecessor, as well as its wholly owned subsidiaries and managed funds, in each case prior to our Reorganization (as defined under "Organizational Structure"), which we will consummate prior to this offering.

Historical Ownership Structure

QZ Asset Management is owned by certain members of management, employees, former employees, Pre-IPO Investors and other persons. Prior to the Reorganization and the closing of this offering, the partners of QZ Asset Management consist of:

•	certain members of management, employees and former employees who hold (directly or indirectly) over 80% of QZ Asset Management; and

•	certain Pre-IPO Investors who collectively hold (directly and indirectly) less than 20% of QZ Asset Management.

The following diagram indicates a high-level summary of our historical ownership structure (excluding various intermediate entities) immediately preceding the Reorganization:

The Reorganization

Prior to or in connection with this offering, we will undertake certain transactions as part of a corporate reorganization (the “Reorganization”), including the Corporate Conversion, described in “Organizational Structure.” Following the Reorganization and this offering, we will be a holding company and our only business will be to act as the owner of the entities serving as the general partner of QZ Asset Management partnerships and the indirect owner of entities owning Common Units. Our only material assets will be Common Units representing approximately        % of the Common Units (or        % if the underwriters exercise their option to purchase additional shares of Class A common stock in full), indirect general partner interests in QZ Asset

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Management partnerships and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of QZ Asset Management partnerships, we will indirectly control all of QZ Asset Management’s business and affairs.

In addition, in connection with this offering, certain of QZ Asset Management’s unitholders (none of whom is an active QZ partner or Founder) will sell all or a portion of their Common Units to us (or one of our wholly-owned subsidiaries) in exchange for (i) cash (at a per-unit price equal to the price paid by the underwriters for shares of our Class A common stock in this offering), (ii) shares of Class A common stock and/or nonvoting Class A common stock or (iii) a combination thereof. Certain of our Pre-IPO Investors will exchange all or a portion of their Common Units, or indirect interests therein, for newly-issued Class A common stock or nonvoting Class A common stock, and certain QZ partners will exchange all or a portion of their Common Units, or indirect interests therein, for newly-issued Class A common stock.

We, one or more of our wholly-owned subsidiaries, QZ Asset Management partnerships and certain direct and indirect holders of outstanding Common Units will enter into the Exchange Agreement (as defined herein) in connection with this offering under which such holders of Common Units will have the right to have their Common

Units redeemed by the issuing QZ Asset Management partnerships once each quarter (or, subject to certain limitations, otherwise from time to time) in exchange for cash from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or, at our election, for shares of our Class A common stock on a one-for-one basis (or, in certain cases, for shares of nonvoting Class A common stock). Additionally, in the event of a redemption request by a holder of Common Units, we (or our subsidiary) may, at our election, effect a direct exchange of cash from a substantially concurrent public offering or private sale (based on the price described above), Class A common stock or nonvoting Class A common stock for Common Units in lieu of such a redemption. When a Common Unit is so exchanged, a corresponding share of our Class B common stock will be automatically cancelled for no additional consideration. If such cash or stock is provided by us (or a wholly-owned subsidiary), we (or such subsidiary) will receive a corresponding Common Unit. Further, if QZ Partner Holdings consents, any holder of interests in a QZ Partner Vehicle (or other entity owning Common Units) shall be permitted to exchange such interests with us or one of our wholly owned subsidiaries in a manner that is economically comparable to an exchange of Common Units.

Corporate Information

QZ Global Limited is a South Dakota limited liability company. Our principal executive offices are located at 25 First Ave. SW STE A, Watertown, SD 57201, and our telephone number is (605) 301-8704. Our corporate website address is www.qzinvest.com. Our website and the information contained on, or that can be accessed through, the website are not deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our Class A common stock.

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THE OFFERING

Class A common stock offered by QZ Global Limited.	60,000,000 shares of Class A common stock (65,000,000 shares if the underwriters exercise their option to purchase additional shares in full).

Class A common stock offered by the selling stockholders.	0 shares of Class A common stock.

Option to purchase additional shares of Class A common stock

The underwriters have an option to purchase an additional 5,000,000 shares of Class A common stock from us. The underwriters can exercise this option at any time within 30 days from the date of this prospectus.

Class A common stock to be outstanding after this offering

1,000,000,000 shares of Class A common stock (1,005,000,000 shares if the underwriters exercise their option to purchase additional shares in full). If all Class B stockholders and all nonvoting Class A common stockholders immediately after this offering and the Reorganization exchanged their Common Units and/or nonvoting Class A common stock, as applicable, for shares of our Class A common stock, 1,000,000,000 shares of Class A common stock would be outstanding immediately after this offering.

Nonvoting Class A common stock to be outstanding after this offering	0 shares of nonvoting Class A common stock (0 shares if the underwriters exercise their option to purchase additional shares in full).

Class B common stock to be outstanding after this offering

0 shares of Class B common stock (or 0 shares of Class B common stock if the underwriters exercise their option to purchase additional shares of Class A common stock in full). Class B common stock will be issued to holders of Common Units for no additional consideration.

Directed share program

At our request, the underwriters have reserved up to 1.5% of the shares of Class A common stock to be issued by us and offered by this prospectus for sale, at the initial public offering price to all of our employees who are not QZ partners. Shares purchased through the directed share program will be subject to a lock-up restriction. The number of shares of Class A common stock available for sale to the general public will be reduced to the extent these individuals purchase such reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same basis as the other shares of Class A common stock offered by this prospectus. For additional information, see the section titled “Underwriting (Conflicts of Interest).”

Voting Rights

Except as provided in our certificate of incorporation or by applicable law, holders of Class A common stock and Class B common stock vote together as a single class. Each share of our Class A common stock will entitle its holder to one vote, and each share of our Class B common stock will entitle its holder to ten votes until the occurrence of the Sunset. The nonvoting Class A common stock will have the same rights and privileges as, and will rank equally and share ratably with, and be identical in all respects as to all matters to, the Class A common stock, except that the nonvoting Class A common stock will have no voting rights other than such rights as may be required by law.

Use of proceeds

We estimate that the net proceeds from the sale of our Class A common stock in this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $2.5 million ($2.5 million if the underwriters exercise their option to purchase additional shares in full) based on an assumed initial public offering price of $5.00 per share (the midpoint of the price range set forth on the cover of this prospectus). We will not receive any proceeds from the sale of shares of our Class A common stock by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions.

We intend to use approximately $100 million (or, if the underwriters exercise their option to purchase additional shares in full, $100,000,000.00

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of the net proceeds from this offering to purchase Common Units from certain existing owners of QZ Asset Management (none of whom is an active QZ partner or Founder), to fund growth initiatives and for general corporate purposes. QZ Asset Management will also bear or reimburse QZ Global Limited for all of the expenses of this offering, which we estimate will be approximately $5 million. See "Use of Proceeds."

Investor Rights Agreement

Concurrently with the closing of this offering, we, QZ Asset Management partnerships, the QZ Partner Vehicles and the Pre-IPO Investors will enter into the Investor Rights Agreement (as defined herein) with respect to all Class A common stock, nonvoting Class A common stock, Class B common stock and Common Units held by the QZ Partner Vehicles and the Pre-IPO Investors. We expect QZ partners to enter into or join the Investor Rights Agreement in connection with the Reorganization. Pursuant to the Investor Rights Agreement, the QZ Partner Vehicles, the Pre-IPO Investors and the QZ partners will be subject to certain transfer restrictions and will be provided with certain registration rights.

Dividend Policy

Following this offering, we intend to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of QZ Global Limited.’s share of DE attributable to QZ Asset Management, subject to adjustment as determined by the Executive Committee of our board of directors to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of the Executive Committee prior to the Sunset and the Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. We need to cause QZ Asset Management to make distributions to us sufficient to pay our taxes and other obligations (including those pursuant to the Tax Receivables Agreement), and if we decide to pay a dividend, in an amount sufficient to cover such dividend. If QZ Asset Management makes such distributions to us, the other holders of Common Units, including the QZ Partner Vehicles and certain Pre-IPO Investors, will be entitled to receive pro rata distributions. Holders of our Class B common stock will not be entitled to cash dividends distributed by QZ Global Limited. Holders of Promote Units will not be entitled to cash distributions from QZ Asset Management, except certain distributions of performance allocations received by QZ Asset Management. See “Dividend Policy.”

Risk Factors

Investing in our Class A common stock involves a high degree of risk. See the “Risk Factors” section of this prospectus beginning on page 31 for a discussion of factors you should carefully consider before investing in our Class A common stock.

Listing	We have applied to have our Class A common stock listed on Nasdaq under the symbol “QZAM”

The number of shares of our common stock to be outstanding after this offering is based on 1,000,000,000 shares of Class A common stock, 0 shares of nonvoting Class A common stock and 0 shares of Class B common stock outstanding as of                , 2023, and except as otherwise indicated, the number of shares of our Class A common stock outstanding after this offering:

•	excludes 100% shares of Class A common stock issuable upon exercise of the underwriters’ option to purchase additional shares;

•

excludes 100% shares of Class A common stock issuable upon the conversion of shares of nonvoting Class A common stock following transfer to a third party as and when permitted by the Investor Rights Agreement;

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•

excludes 100% shares of Class A common stock reserved for issuance upon exchange of Common Units (and cancellation of a corresponding number of shares of Class B common stock) that will be outstanding immediately after this offering; and

•	gives effect to our certificate of incorporation and our bylaws, which will be in effect prior to the consummation of this offering and the Reorganization.

Unless otherwise indicated, this prospectus assumes (i) an initial public offering price of $4.00 per share (the midpoint of the price range set forth on the cover of this prospectus) and (ii) no exercise of the underwriters’ option to purchase additional shares.

Throughout this prospectus, we present performance metrics and financial information regarding QZ Asset Management’s business. The new public stockholders will be entitled to receive a pro rata portion of the economics of QZ Asset Management operations through their ownership of our Class A common stock. Prospective investors should be aware that the owners of the Class A common stock initially will be entitled only to a minority economic position, and therefore should evaluate performance metrics and financial information in this prospectus accordingly. As Common Units are exchanged for Class A common stock or cash over time, the percentage of the economic interest in QZ Asset Management’s operations to which QZ Global Limited and the public stockholders are entitled will increase proportionately.

SUMMARY HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth (i) summary historical consolidated financial and other data of QZ Asset Management and its consolidated subsidiaries and (ii) summary unaudited pro forma condensed consolidated financial data for QZ Global Limited. after this offering. QZ Asset Management is considered our predecessor for accounting purposes and its consolidated financial statements will be our historical financial statements following this offering. We derived the summary consolidated statement of operations data for the nine months ended September 30, 2022 and 2021, and the statement of financial condition data as of September 30, 2022 and 2021, from the unaudited consolidated financial statements included elsewhere in this prospectus.

Our historical results are not necessarily indicative of future operating results. You should read the information set forth below together with “Unaudited Pro Forma Condensed Consolidated Financial Information and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Capitalization” and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

The summary unaudited pro forma condensed consolidated financial data of QZ Global Limited. presented below have been derived from our unaudited pro forma condensed consolidated financial statements and notes included elsewhere in this prospectus. The summary unaudited pro forma condensed consolidated statement of financial condition as of September 30, 2022 gives pro forma effect to the Reorganization (see transactions described under “Organizational Structure”), the consummation of this offering and our intended use of proceeds therefrom after deducting the underwriting discounts and commissions and other estimated costs of this offering, as though such transactions had occurred as of September 30, 2022. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2020 present our consolidated results of operations giving pro forma effect to the transactions described above as if they had occurred as of January 1, 2020. The unaudited pro forma condensed consolidated financial data includes various estimates that are subject to material change and may not be indicative of what our operations or financial position would have been had this offering and related transactions taken place on the dates indicated, or that may be expected to occur in the future. See “Unaudited Pro Forma Condensed Consolidated Financial Information and Other Data” for a complete description of the adjustments and assumptions underlying the summary unaudited pro forma condensed consolidated financial data.

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	Pro Forma		Nine Months Ended September 30,		Year Ended December 31,
	Nine Months Ended September 30, 2022	Year Ended December 31, 2021	2022	2021	2021	2020	2019
Income Statement Data (in thousands)
Revenues
Fees and other	$	$	$68,511	$65,908	$88,336	$103,187	$84,705
Capital allocation-based income			321,194	(9,467)	123,147	95,597	55,682

Total revenues			389,706	56,440	211,483	198,785	140,388
Expenses
Compensation and benefits			39,266	40,664	52,271	58,525	48,183
General, administrative and other			18,293	19,565	26,074	34,740	33,710
Depreciation and amortization			513	537	713	874	1,121
Interest expense			1,231	1,454	1,899	1,553	931
Expenses of consolidated QZ Funds and Public SPACs:
Interest expense			57	44	72	226	210
Other			2,391	329	724	928	2,351

Total expenses			61,754	62,595	81,755	96,848	86,508
Investment income
Income from investments:
Net (losses) gains from investment activities			33,834	40,169	40,169	7,169	16,364
Gain on deconsolidation			—	(3,118)	(583)	—	—
Interest, dividends and other			695	616	812	1,899	1,172
Investment income of consolidated QZ Funds and Public SPACs:
Net (losses) gains from investment activities			900	(1,849)	(1,869)	7,521	1,570
Unrealized losses on derivative liabilities of Public SPACs			19,152	—	(23,926)	(1,530)	(3,144)
Interest, dividends and other			297	437	541	1,616	2,064

Total investment income			54,881	36,256	15,142	16,675	18,028

Income before income taxes			382,832	30,101	144,871	118,613	71,907
Income tax expense			609	584	977	568	821

Net income			382,223	29,517	143,893	118,044	71,086
Less:
Net loss attributable to redeemable equity in Public SPACs			13,320	—	(19,590)	(968)	(2,738)

	Pro Forma		Nine Months Ended September 30,		Year Ended December 31,
	Nine Months Ended September 30, 2022	Year Ended December 31, 2021	2022	2021	2021	2020	2019
Net (loss) income attributable to non-controlling interests in consolidated QZ Funds			819	(1,378)	(1,238)	5,805	1,939
Net income (loss) attributable to other non-controlling interests			198,094	(1,046)	71,964	65,155	45,432

Net income attributable to controlling interest	$	$	$169,989	$31,942	$92,757	$48,051	$26,453

Non-GAAP Financial Measures (in thousands)(1)
Fee-related revenues	$	$	$62,795	$51,687	$71,603	$69,129	$53,504
Fee-related expenses			49,822	46,796	61,458	62,206	56,359
Total fee-related earnings			12,972	4,891	10,145	6,923	(2,855)
Distributable earnings			93,905	20,045	45,077	39,877	38,671
After-tax distributable earnings			93,266	19,507	44,146	39,332	38,049

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	Pro Forma As of September 30,	As of September 30,	As of December 31,
	2021	2022	2021	2020
Balance Sheet Data (in thousands)
Assets:
Cash and cash equivalents	$	$178,322	$85,822	$62,009
Investments		666,483	454,624	376,538
Assets of consolidated QZ operations:
Cash and cash equivalents		421	370	3,528
Assets held in Trust Accounts		128,502	80,001	—
Investments		25,016	24,336	24,784

Total assets	$	$1,077,003	$700,055	550,935
Liabilities, redeemable equity and partners’ capital:
Due to affiliates	$	$118,768	$46,338	$50,304
Secured borrowings, net		24,487	24,464	24,433

Liabilities of consolidated QZ operations:
Securities sold, not yet purchased		7,063	7,979	10,466

Total liabilities		216,660	147,983	125,345
Redeemable equity from consolidated operations		128,502	80,001	—
Partners’ capital:
Partners’ capital controlling interests		350,672	246,086	201,797
Non-controlling interests in consolidated operations		20,425	20,454	21,622
Other non-controlling interest		360,743	205,528	202,169

Total partners’ capital		731,841	472,070	425,589

Total liabilities, redeemable equity and partners’ capital	$	$1,077,003	$700,055	$550,935

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RISK FACTORS

Risks Related to Our Business

We depend on our senior leadership and key investment and other professionals, and the loss of their services or investor confidence in such professionals could have a material adverse effect on our results of operations, financial condition and cash flow.

We depend on the experience, expertise, efforts, skills and reputations of our investment and other professionals, including our senior leadership, senior advisors and other key personnel, none of whom are obligated to remain employed or otherwise engaged with us. For example, our ability to continue delivering strong fund returns depends on the investments that our investment professionals and other key personnel identify and the synergies among their diverse fields of expertise. Senior leadership, investment professionals and other key personnel also have strong business relationships with our fund investors and other members of the business community. The loss of the services of any of them, including if any were to join or form a competing firm, could have a material adverse effect on our results of operations, financial condition and cash flow and could harm our ability to maintain or grow AUM in existing funds or raise additional funds in the future. Further, there can be no assurance that our founder succession process or plans to transition to long-term corporate governance by an independent board of directors will facilitate an orderly transition.

In addition, the failure of certain “key persons” (i.e., professionals who are named as “key persons” for some or all of our funds) to devote the requisite time and attention required under a fund’s governing documents could cause the automatic suspension or termination of the fund’s commitment period, and in certain cases the general partner’s replacement and/or the fund’s dissolution. If “key persons” engage in certain forms of misconduct, fund investors could have the right to among other things, remove the general partner, terminate the commitment period and/or dissolve the fund. See “—Third-party investors in our funds have the right under certain circumstances to remove the general partner of the fund, terminate commitment periods or dissolve the funds, and investors in certain of our public equity funds may redeem their investments, each of which could lead to a substantial decrease in our revenues.” Moreover, many of our senior professionals’ equity interests in us are already substantially vested, thereby limiting their incentive to remain with us. Any of the foregoing could lead to a substantial decrease in our revenues or materially and adversely affect our reputation.

Our ability to attract, retain and motivate investment and other key professionals is critical to our success. Our failure to do so could have a material adverse effect on our results of operations, financial condition and cash flow.

Our success depends on our ability to retain investment and other professionals, and to recruit additional qualified personnel. The market for investment and other professionals is extremely competitive, and we may not succeed in retaining or recruiting qualified investment or other professionals to sustain our current performance or pursue our growth strategy. Our senior leadership, investment professionals and other key personnel possess substantial experience and expertise in investing, assist with locating and executing our funds’ investments, have significant relationships with the institutions that are the source of many of our funds’ investment opportunities and have strong business relationships with our fund investors. Therefore, the departure of members of our senior leadership, our investment professionals or other key personnel, particularly if they join competitors or form competing firms, could result in the loss of significant investment opportunities and certain fund investors and could impair our funds’ performance.

Our ability to recruit, retain and motivate qualified investment and other professionals depends primarily on our ability to offer attractive compensation packages. Efforts to retain or attract investment professionals and other personnel could therefore result in significant additional expenses, which would negatively affect our profitability.

Amounts earned by our investment and other professionals who participate in partnership equity programs will vary from year to year depending on our overall realized performance. As a result, there may be periods when we determine that realized performance allocations (together with other then-existent partnership return elements) are not sufficient to incentivize individuals, which could result in an increase in salary, cash bonus, other equity awards and benefits, the modification of existing programs or the use of new remuneration programs, which could increase our overall compensation costs. Reductions in partnership equity programs could also make it harder to retain investment professionals and other key personnel and cause these individuals to seek other employment opportunities.

Following this offering, we may not be able to provide our future senior professionals with equity interests in our business to the same extent or with the same economic and tax consequences as those from which our existing senior professionals previously benefited. For example, following this offering, we expect to incentivize investment and other professionals with vintage share awards, investment-specific awards and discretionary performance allocation awards. The adjusted incentive package will have different economic and tax characteristics than our prior blend of financial incentives and may not prove adequate in years of poor realization to adequately compensate and retain our key personnel. In order to recruit and retain existing and future investment professionals and other key personnel, we may need to increase the level, or change the form or composition, of the compensation that we pay to them, which may cause a higher percentage of our revenue to be paid out in the form of compensation, adversely impacting our profit margins.

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In addition, the confidentiality agreements, restrictive covenants and other arrangements with some of our senior leadership, investment professionals and other key personnel may not prevent them from leaving us, joining our competitors or otherwise competing with us. Depending on which entity is a party to these agreements and the laws applicable to these agreements, we may be unable to, or may find it impracticable to, enforce them, and certain of these agreements may be waived, modified or amended at any time without our consent. Even when enforceable, these agreements expire after certain periods of time, at which point investment professionals and other key personnel are free to compete with us and solicit our fund investors and employees.

Poor performance of our managed funds would cause a decline in our revenue, may obligate us to repay performance allocations previously paid to us and could negatively impact our ability to raise capital for future funds.

We primarily derive revenues from:

•	management fees, which are generally based on the amount of capital committed or invested in our managed funds;

•	performance allocations, which are based on the performance of our funds;

•	investment income from our managed trading as investment manager;

•	expense reimbursements.

Poor performance of our managed funds could make it more difficult for us to raise new capital. Existing and potential investors continually assess our funds’ performance, and our ability to raise capital for existing funds and future funds, as well as avoiding excessive redemptions from our public equity funds, depends on our funds’ continued satisfactory performance. Accordingly, poor fund performance may deter future investment in our funds and thereby decrease our AUM and revenue and thus have a material adverse effect on our results of operations, financial condition and cash flow. In addition, capital markets fees are typically dependent on transaction frequency and volume, and a slowdown in the pace or size of investments by our funds could adversely affect the amount of fees generated by our broker-dealer.

If a fund performs poorly, we will receive little or no performance allocations relating to our interest in the fund and little income, or possibly losses, from any principal investment in the fund, which could decrease our revenue. Investors could also demand lower fees or fee concessions for existing or future funds, which would likewise decrease our revenue. Further, if a fund does not achieve total investment returns that exceed a specified investment return threshold for the life of the fund as a result of poor performance of later investments in a fund’s life, we may be obligated to return the amount by which performance allocations that were previously distributed to us exceed amounts to which we are ultimately entitled. See “—The clawback provisions in our governing agreements may give rise to contingent obligations that may require us to return or contribute amounts to our funds and fund investors.”

Our inability to raise new funds or capital for our funds could result in lower management fees and less capital to invest and place pressure on fees and fee arrangements of future funds, which could have a material adverse effect on our results of operations, financial condition and cash flow.

Our current funds and investment vehicles have a finite life and a finite amount of commitments from fund investors. Once a fund nears the end of its investment period, our success depends on our ability to raise additional or successor funds in order to keep making investments and, over the long term, keep earning management fees (although our funds and investment vehicles typically continue to earn management fees after the expiration of their investment periods, they are generally at a reduced rate, calculated on a reduced base or both). Even if we are successful in raising successor funds, to the extent that we are unable to raise successor funds of a comparable size to our predecessor funds without delay, our revenues may decrease as the investment periods of our predecessor funds expire and associated fees decrease. In addition, investors in our public equity funds have the ability to redeem their fund interests and move their capital to other investments; these funds’ management fees and performance allocations would decline if we are unable to raise capital to replace that of redeeming fund investors. We expect to raise significant capital for certain successor funds in the near term, at a time when our competitors, some of whom have substantially larger capital formation teams, are likewise engaged in significant fundraising campaigns, often targeting the same investors. By the time we seek to raise new funds, investors who might otherwise have participated may have already allocated all of their available capital to other funds and therefore be unable to commit to ours. We could struggle to raise successor funds or fresh capital for other reasons beyond our control, including as a result of general economic or market conditions or regulatory changes, which could have a material adverse effect on our results of operations, financial condition and cash flow.

In addition, certain institutional investors, including sovereign wealth funds and public pension funds, continue to demonstrate an increased preference for alternatives to traditional fund structures, such as managed accounts, specialized funds and co-investment vehicles, and there can be no assurance that historical or current levels of commitments to our funds from these investors will continue. Investors in our funds may decide to move their capital away to other investments for any number of reasons, such as changes in interest rates that make other investments more attractive; poor investment performance; changes in investor perception regarding our focus or alignment of interest, including if we change or broaden of a fund’s investment strategy; reputational concerns; or departures or changes in responsibilities of key investment professionals. In the U.K. and Europe, there has been a shift from defined benefit pension plans to defined contributions plans, which could reduce the amount of

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assets available for us to manage on behalf of certain of our clients. Additionally, many public pension funds, including in the United States, the U.K. and Europe, are significantly underfunded, and their funding problems have been, and may in the future be, exacerbated by economic downturns. Moreover, certain institutional investors continue to demonstrate a preference to in-source their own investment professionals and make direct investments in alternative assets without the assistance of investment advisers like us. Such institutional investors may become our competitors and could cease to be our clients.

We have also entered into, and expect to continue to enter into, customized investment programs with select investors, which can take the form of contractual arrangements pursuant to broader strategic relationships, separately managed accounts (“SMAs”) and other bespoke investment structures. In exchange for significant historical and/or future commitments, these arrangements can include the establishment of dedicated vehicles, discounted management fees, reduced performance allocations, the right to participate in co-investment opportunities and knowledge sharing, training and secondment programs. These arrangements could increase the cost of raising capital at the scale and level of profitability we have historically achieved.

Further, certain investors have implemented, or may implement, restrictions against investing in certain types of asset classes, which would affect our ability to raise new funds focused on those asset classes. Countries’ implementation of certain tax measures may also adversely impact our funds’ ability to raise capital from certain investors if these investors decide that it is more tax efficient for them to invest on their own or only in funds with similarly situated investors. See “—Our funds invest in companies that are based outside of the United States, which may expose us to additional risks not typically associated with investing in companies that are based in the United States” and “—Risks Related to Our Industry—Changes in relevant tax laws, regulations or treaties or an adverse interpretation of these items by tax authorities could negatively impact our effective tax rate and tax liability.”

The failure of our funds to raise capital in sufficient amounts and on satisfactory terms could decrease our AUM and revenue and have a material adverse effect on our results of operations, financial condition and cash flow.

A decline in the pace or size of investments by our funds could result in our receiving less revenue from fees.

Our management fee revenue, which will constitute the largest portion of income from our business, will depend on the pace of investment activity in our funds. In many of our funds, during at least a portion, but sometimes all, of such fund’s fee-paying life, we charge management fees based on the amount of capital invested. As a result, the pace at which we make investments, the length of time we hold these investments and the timing of dispositions will directly impact our revenues. Many factors could cause a decline in the pace of investment, including the inability of our investment professionals to identify attractive investment opportunities, competition for such opportunities, decreased availability of capital on attractive terms and our failure to consummate identified investment opportunities because of business, regulatory or legal complexities and adverse developments in the U.S. or global economy or financial markets. In addition, in certain cases a decline in investment value can reduce the invested capital fee base. As a result, the variable pace at which many of our funds invest capital and dispose of investments, and variations in underlying asset value, may cause our management fee revenue to vary from one quarter to the next. We would generally expect a slowdown in investment pace to cause an eventual decline in other sources of revenue such as transaction fees and fees earned by our broker-dealer. Likewise, during attractive selling environments, our funds may capitalize on increased opportunities to exit investments, and an increase in the pace at which our funds exit investments, if not offset by new commitments and investments, would reduce management fees. Additionally, higher fundraising activity also generates incremental expenses and, as new capital commitments may not immediately generate fees, we could incur fundraising related costs ahead of generating revenues.

Our fund investors may be unwilling to commit new capital to our managed funds as a result of our decision to become a public company, which could have a material adverse effect on our results of operations, financial condition and cash flow.

Some of our fund investors may view negatively the prospect of us becoming a publicly traded company, including concerns that, as a public company, we will shift our focus from the interests of our fund investors to those of our public stockholders. Because we derive most of our revenues from management fees, which are generally based on the amount of capital committed or invested in our funds, it may be in the interests of our public stockholders for us to strive for near-term profit through growing our AUM, generating additional management fees and thereby improving the returns on our Class A common stock for our public stockholders, regardless of whether there are sufficient opportunities to effectively deploy such additional capital. By contrast, it is typically in the best interests of our fund investors for us to pursue risk-adjusted returns over time and grow our AUM commensurately with capital deployment opportunities. Consequently, some of our fund investors may believe that we will strive for near-term profit instead of superior risk-adjusted returns over time or grow our AUM for the purpose of generating additional management fees without regard to whether we believe there are sufficient investment opportunities to effectively deploy additional capital. We may not succeed in addressing such concerns or in convincing fund investors that our decision to pursue an initial public offering will not affect our longstanding priorities or the way we conduct our business. A decision by a significant number of our fund investors to decline to commit additional capital to our funds or to cease doing business with us altogether could inhibit our ability to achieve our investment objectives and could have a material adverse effect on our results of operations, financial condition and cash flow.

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We may reduce our AUM, limit its growth, reduce our fees or otherwise alter the terms under which we do business when we deem it to be in the best interest of our fund investors, even when such actions may be contrary to the near-term interests of stockholders.

From time to time if we decide it is in our best interests, we may take actions that could reduce the profits we could otherwise realize in the short term. While we believe that our commitment to treating our fund investors fairly is in the long-term interest of us and our stockholders, we may take actions that could adversely impact our short-term profitability, and there is no guarantee that such actions will benefit us in the long term. The means by which we seek to benefit fund investors to achieve superior investment performance in each of our strategies could include limiting AUM to an amount we believe can be invested appropriately in accordance with our investment mandate and current or anticipated economic and market conditions. Further, we may voluntarily reduce management fee rates and terms for certain of our investors, funds or strategies when we deem it appropriate, even when doing so may reduce our short-term revenue. See “—Risks Related to Our Business—Our inability to raise new funds or capital for our funds could result in lower management fees and less capital to invest and place pressure on fees and fee arrangements of future funds, which could have a material adverse effect on our results of operations, financial condition and cash flow.”

Many of our funds utilize subscription line facilities to fund investments prior to the receipt of capital contributions from the fund’s investors. As using a subscription line facility delays fund capital calls, the investment period of such capital is shortened, which may increase a fund’s reported IRR. However, since interest expense and other costs of borrowings under subscription line facilities are a fund expense, borrowing will reduce the fund’s net multiple of invested capital and may reduce the amount of performance allocations the fund generates. Any reduction in performance allocations will negatively impact our revenues.

We may also take other actions that could adversely impact our short-term results of operations when we deem such action appropriate. For example, we may waive management fees on certain vehicles at various times. We may delay the realization of performance allocations to which we are otherwise entitled if we determine (based on a variety of factors, including the stage of the fund’s life cycle and the extent of fund profits accrued to date) that there would be an unacceptably high risk of potential future clawback obligations, or for other reasons. Any of the foregoing delays could result in a deferral of realized performance allocations to a subsequent period, if they are earned at all. See “—Parts of our revenue, earnings and cash flow are highly variable, which could cause volatility in the price of our Class A common stock.”

Our investors in future funds may negotiate to pay us lower management fees, reimburse us for fewer expenses or change the economic terms to be less favorable to us than those of our existing funds, which could have a material adverse effect on our results of operations, financial condition and cash flow.

In connection with raising capital for new or existing funds, we negotiate terms with existing and potential investors. These negotiations could result in terms that are materially less favorable to us than the terms of our prior funds. For example, such terms could restrict our ability to raise funds with investment objectives or strategies that compete with existing funds, increase the hurdle required to be generated on investment prior to our right to receive management fees and performance allocations, add expenses and obligations for us in managing funds or increase our potential liabilities. Further, as institutional investors increasingly consolidate their relationships with investment firms and competition becomes more acute, we may receive more requests to modify the terms of our new funds, including reductions in management fees. For example, certain of our newer funds also include more favorable terms for fund investors that commit to early closes for our funds. Any agreement to or changes in terms less favorable to us could result in a material decrease in our profitability and have a material adverse effect on our results of operations, financial condition and cash flow.

Further, investors increasingly expect to make investments in our funds on customized terms. We may enter into separate agreements and/or create separate vehicles with certain individual investors, which may include, among other things, provisions permitting an investor to opt out of particular investments, discounting an investor’s management fee, reducing our share of performance allocations or granting an investor preferential rights with respect to co-investment opportunities. Any agreement to terms that are more favorable than those set forth in a fund’s governing documents could result in a material decrease in our profitability and have a material adverse effect on our results of operations, financial condition and cash flow.

Certain institutional investors have also publicly criticized certain fund fee and expense structures, including management, monitoring and transaction fees and performance allocations. We have received, and expect to continue to receive, requests from a variety of fund investors and groups representing such investors to decrease fees, modify our performance allocations and change incentive fee structures, which could result in a reduction or delay in the timing of receipt of performance allocations we receive and incentive fees we earn. The Institutional Limited Partners Association (“ILPA”) maintains and revises from time to time a set of Private Equity Principles (the “Principles”), which continue to call for enhanced “alignment of interests” between general partners and limited partners through modifications of some of the terms of fund arrangements, including guidelines for performance allocations, fees and fee structures. We endorsed the Principles as an indication of our general support for ILPA’s efforts. Further, the SEC’s focus on certain fund fees and expenses, including whether such fees and expenses were appropriately disclosed to fund limited partners, may lead to increased publicity that could cause fund investors to further resist certain fees and expense reimbursements.

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We may not be successful in executing or managing the complexities of new investment strategies or expanding into new markets and businesses, which could have a material adverse effect on our results of operations, financial condition and cash flow.

Our growth strategy is based, in part, on the expansion of our platform through selective investment in, and development or acquisition of, businesses, products and investment strategies complementary to our existing business. The success of our growth strategy will depend on, among other things:

•	our ability to correctly identify and create products that appeal to investors;

•	how our existing fund investors view any new initiatives;

•	mitigating risks that arise from the diversion of management’s time and attention from our existing businesses;

•	our ability to properly manage conflicts of interests with our existing businesses;

•	minimizing any disruption to our ongoing businesses;

•	management’s ability to develop and integrate new businesses and the success of the integration efforts;

•	our ability to identify and manage any other risks in new lines of businesses;

•	our ability to successfully negotiate and enter into beneficial arrangements with new counterparties;

•	our ability to implement adequate investment processes, controls and procedures that we have already developed around our existing platforms;

•	our ability to successfully enter into markets or businesses in which we may have limited or no experience;

•	managing the increased demands on our information systems, operational systems and technology, including related security systems, and infrastructure;

•	our ability to achieve expected results or realize expected synergies from newly developed products or strategic alliances;

•	our ability to obtain requisite approvals and licenses from relevant governmental authorities and to comply with applicable laws and regulations without incurring undue costs or delays;

•

the broadening of our geographic footprint and successfully managing the risks associated with conducting operations in foreign jurisdictions (including regulatory, tax, legal and reputational consequences); and

•	our ability to identify and manage risks in new lines of businesses.

In some instances, we may determine that growth in a specific area is best achieved through the acquisition of an existing business. Our ability to consummate an acquisition will depend on our ability to identify and accurately value potential acquisition opportunities and successfully compete for these businesses against companies that may have greater financial resources. Even if we are able to identify and successfully negotiate and complete an acquisition, these transactions can be complex, and we may encounter unexpected difficulties or incur unexpected costs. The following factors, among others, could also limit the success of a firm acquisition:

•	difficulties and costs associated with the integration of operations and systems;

•	difficulties integrating the acquired business’s internal controls and procedures into our existing control structure;

•	difficulties and costs associated with the assimilation of employees; and

•	the risk that a change in ownership will negatively impact the relationship between an acquiree and the investors in its investment vehicles.

Historically, we have had, and in the future may have, a new product, business or venture developed internally or by acquisition that proves to be unsuccessful. In those instances, we may decide to wind down, liquidate and/or discontinue those products, businesses or ventures, and we have done so in the past. Such actions could negatively impact our relationships with investors in those businesses, subject us to litigation or regulatory inquiries and expose us to additional expenses, including impairment charges and potential liability from investor or other complaints.

Entry into certain lines of business may subject us to new laws and regulations with which we are not familiar, or from which we are currently exempt, and may lead to increased litigation and regulatory risk and expense. New products or strategies could have different economic structures than our traditional funds and may require a different marketing approach. Our strategic initiatives may include joint ventures, in which case we will be subject to additional risks and uncertainties in that we may be dependent upon, and subject to liability, losses or reputational damage relating to, systems, controls and personnel that are not under our control. There can be no assurance that any joint venture opportunities will be successful. In addition, to the extent that we distribute products through new channels, including through unaffiliated firms and/or those providing access to retail investors,

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we may be unable to effectively monitor or control the manner of their distribution. These activities also will impose additional compliance burdens on us, subject us to enhanced regulatory scrutiny and expose us to greater reputation and litigation risk. Further, these activities may give rise to conflicts of interest and related party transaction risks and may lead to litigation or regulatory scrutiny. There can be no assurance that any new product, business or venture we develop internally or by acquisition will succeed.

We are subject to increasing scrutiny from fund investors and regulators on ESG matters, which may constrain investment opportunities for our funds and negatively impact our ability to raise capital from such investors.

Our fund investors, stockholders, regulators and other stakeholders are increasingly focused on ESG matters. Certain fund investors have considered our record of socially responsible investing and other ESG factors in determining whether to invest in our funds. Similarly, certain of our investors use third-party benchmarks or scores to measure our ESG practices and decide whether to invest in our funds. At times, certain investors have conditioned future capital commitments on the taking of or refraining from taking certain actions. Although several of our funds are focused on socially responsible and climate-focused investing, other funds may make investments that fund investors or stockholders view as inconsistent with their ESG standards. If our ESG practices do not meet the standards set by these investors or stockholders, they may choose not to invest in our funds or exclude our Class A common stock from their investments, and we may face reputational challenges by other stakeholders. Further, as part of our ESG practices, we rely on the services and methodologies of Y Analytics, an affiliated public benefit company, and such services and methodologies could prove to be inaccurate. The occurrence of any of the foregoing could negatively impact our ability to raise funds and capital and the price of our Class A common stock.

In addition, there has been increased regulatory focus on ESG-related practices by investment managers and regulators. For example, the SEC has examined the methodology used by ESG funds for determining socially responsible investments, and there is generally a higher likelihood of regulatory focus on ESG matters under the Biden administration. Outside of the United States, the European Commission adopted an action plan on financing sustainable growth, as well as initiatives at the European Union (“EU”) level, such as the SFDR (as defined herein). See “—Risks Related to Our Industry—Regulatory initiatives in jurisdictions outside the United States could negatively impact our business—Sustainable Finance.” Compliance with the SFDR and other ESG-related rules is expected to result in increased legal, compliance, restrictions, reporting and other associated costs and expenses which would be borne by us and our funds. Under these requirements, we may be required to classify certain of our funds and their portfolio companies against certain criteria, some of which can be open to subjective interpretation. Our view on the appropriate classification may develop over time, including in response to statutory or regulatory guidance or changes in industry approach to classification. If regulators disagree with the procedures or standards we use for ESG investing, or new regulations or legislation require a methodology of measuring or disclosing ESG impact that is different from our current practice, it could have a material adverse effect on our results of operations, financial condition and cash flow, as well as our reputation.

Third-party investors in our funds have the right under certain circumstances to remove the general partner of the fund, terminate commitment periods or dissolve the funds, and investors in certain of our funds may redeem their investments at any time after an initial holding period, each of which could lead to a substantial decrease in our revenues.

If we, as the general partner, managing member or management company, or certain “key persons” engage in certain forms of misconduct, the governing agreements of our funds generally allow the investors of those funds to, among other things, remove the general partner, terminate the commitment period and/or dissolve the fund. Certain of those events may happen upon the affirmative vote of a specified percentage of limited partner interests entitled to vote, whereas others may happen automatically absent a limited partner vote to waive the event. In addition, our funds generally have the ability to terminate their agreements with the relevant management companies for any reason. Moreover, if certain “key persons” fail to devote the requisite time and attention to managing the fund, the fund’s commitment period will generally be automatically suspended for 60 days and then terminate unless a majority in interest of the fund’s investors elect to continue the commitment period. While we believe that our investment professionals have appropriate incentives to remain in their respective positions based on equity ownership, profit participation and other contractual provisions, there can be no guarantee of the ongoing participation of our investment professionals in respect of our funds. If a general partner is removed, we would no longer be involved in the management or control of the fund, and there could be no assurance regarding the fund’s ability to consummate investment opportunities and manage portfolio companies. In addition, if a general partner is removed for certain bad acts, the amount of accrued performance allocations we would otherwise receive will be subject to a significant reduction. In the event that a fund is dissolved prematurely, it may be required to dispose of its investments at a disadvantageous time or make in-kind distributions.” Although we periodically engage in discussions with fund investors and/or advisory committees of our funds regarding a waiver of such provisions or replacement of relevant key persons with respect to executives whose departures have occurred or are anticipated, such waiver or replacement is not guaranteed. Such an event with respect to any of our funds would likely result in significant reputational damage to us and could negatively impact our future fundraising efforts, cause us to agree to less favorable ongoing terms with respect to the affected fund or have a material adverse effect on our results of operations, financial condition and cash flow.

If we are required to liquidate fund investments at a disadvantageous time as a result of dissolution, management fees and performance allocations would terminate, and we could ultimately realize lower-than-expected return on the investments and,

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perhaps, on the fund itself. We do not know whether, or under what circumstances, our funds’ investors are likely to exercise such right.

In a declining market, the pace of redemptions and consequent AUM reduction could accelerate. The decrease in revenues that would result from significant redemptions in these funds could have a material adverse effect on our results of operations, financial condition and cash flow.

In addition, because our funds generally have an adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), each fund’s management agreement must require the fund’s consent for any “assignment” of the agreement, which may be deemed to occur in the event the investment advisers of our funds were to experience a change of control. Failure to obtain consent may constitute a violation of the management agreement. A change of control typically occurs if there is a transfer of more than 25% of the voting securities of an investment adviser or its parent. There can be no assurance that a change of control will not occur and that we will obtain the consents required to assign our investment management agreements. See “—A change of control of our company could result in an assignment of our investment advisory agreements.”

Parts of our revenue, earnings and cash flow are highly variable, which could cause volatility in the price of our Class A common stock.

The portion of our revenues, earnings and cash flow we derive from performance allocations is highly variable and can vary significantly from quarter to quarter and year to year. The timing of performance allocations generated by our funds is uncertain and will contribute to the volatility of our results. It takes a substantial period of time to identify attractive investment opportunities, to raise the necessary funds and then to realize the investment through a sale, public offering, recapitalization or other exit. Even if an investment proves to be profitable, it may be several years before we realize any profits in cash or other proceeds. We cannot predict when, or if, any realization of an investment will occur. Generally, with respect to our private equity funds, although we recognize performance allocations on an accrual basis, we receive performance allocation payments only upon disposition of an investment by the relevant fund, which contributes to the volatility of our cash flow. If our funds were to have a realization event in a particular quarter or year, it may have a significant impact on our results for that particular quarter or year that may not be replicated in subsequent periods. We recognize revenue on investments in our funds based on our allocable share of realized and unrealized gains (or losses) reported by such funds, and a decline in realized or unrealized gains, or an increase in realized or unrealized losses, would adversely affect our revenue, which could further increase the volatility of our results.

The timing and receipt of performance allocations also vary with the life cycle of certain of our funds. Our funds that have completed their investment periods and are able to realize mature investments are more likely to make larger distributions than our funds that are in their fundraising or earlier parts of their investment periods. During times when a significant portion of our AUM is attributable to funds that are not in the stage when they would realize investments, we may receive substantially lower performance allocation distributions.

The historical returns attributable to our funds should not be considered as indicative of the future results of us or our funds or any returns expected on an investment in our Class A common stock.

We have presented in this prospectus information relating to the historical performance of our funds. The historical returns of the funds that we manage, however, are not an indication of future fund performance or potential returns on our Class A common stock. In addition, any continued positive performance of our funds will not necessarily result in positive returns on an investment in our Class A common stock, though we would expect poor fund performance to cause a decline in our revenue from such funds that could, consequently, negatively impact our ability to raise funds and capital and the value of our Class A common stock.

Moreover, with respect to the historical returns of our funds:

•

we may create new funds in the future that reflect a different asset mix, different investment strategies and varied geographic and industry exposure compared to our current funds, and any such new funds could have different returns than our existing or previous funds;

•

the historical returns that we present in this prospectus derive largely from the performance of our existing funds, whereas future fund returns will depend increasingly on the performance of our newer funds or funds not yet formed, which may have little or no realized investment track record, may be invested by different investment professionals, and may have lower target returns than our existing funds;

•

the performance of our funds reflects our valuation of the unrealized investments held in those funds using assumptions that we believe are reasonable under the circumstances, but the actual realized return on these investments will depend on a variety of factors including future operating results and the value of assets and market conditions at the time of disposition, each of which may differ from the assumptions on which the valuations are based, which could negatively impact the ultimate value we realize from those investments;

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•

in recent years, there has been increased competition for investment opportunities resulting from, among other things, the increased amount of capital invested in alternative funds, high liquidity in debt markets and strong equity markets, and increased competition for investments could reduce our returns in the future;

•

the rates of returns of some of our funds in certain years have been positively influenced by a number of investments that experienced rapid and substantial increases in value following the dates on which those investments were made, which may not occur with respect to future investments;

•

our funds’ returns in some years have benefited from investment opportunities and general market conditions, including a low interest rate environment, that may not repeat themselves, and our current or future funds may be unable to avail themselves of comparable investment opportunities or market conditions;

•

market conditions during previous periods may have been significantly more favorable for generating positive performance, particularly in our private equity business, than current market conditions or the market conditions that we may experience in the future; and

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•	newly established funds may generate lower returns during the period that they take to deploy their capital.

Our financial performance depends in part on the investment performance of our funds, which in turn is influenced by general market conditions. Increased market volatility, including broad declines in equity valuations, would impact our investments and the performance of our funds. As an example, the advent of the COVID-19 pandemic resulted in a significant and broad-based decline in equity markets: between December 31, 2019 and March 31, 2020 the S&P 500 declined by 20%. We believe that future volatility in general market conditions would affect both of our funds’ performance and our financial performance.

Our recent performance has benefited from high multiples and asset prices. A decline in multiples or asset prices, or an overall deterioration in market conditions, could make it more difficult to earn such returns on new investments. The future returns of any current or future fund may therefore vary considerably from the historical returns generated by any particular fund or our funds as a whole. Future returns will also be affected by the risks described elsewhere in this prospectus, including risks of the industries and businesses in which a particular fund invests.

Changes in China’s governmental policies could have an adverse effect on our business and operations.

Investments in companies with significant Chinese operations can involve a high degree of risk and special considerations that are not always associated with investing in other markets. For example, investing in China may involve a risk of loss due to the imposition of restrictions on foreign investments or repatriation of capital. The Chinese government maintains a major role in setting economic policy, often making sudden changes to laws and regulations, including through the issuance of guidance or enforcement, possibly with retroactive effect. For example, in recent months, the Chinese government has changed policies regulating certain industries, including the education and technology sectors. While our funds have limited exposure to companies in those industries, the Chinese government could at any time adopt similar measures with respect to any of the multiple sectors across which we invest. Any changes in laws and regulations governing those sectors may reduce opportunities for our funds to make, exit and realize value from, and realize expected returns on, our investments in China. The industries in which our funds invest, and the material risks associated with these respective industries, include:

•

Software: The Chinese government has enacted cybersecurity laws (including the Cyber Security Law, Data Security Law and Individual Information Protection Law), and the Chinese government may promulgate more detailed guidelines on data localization and data security compliance for firms that are currently, or plan to be, listed in foreign jurisdictions. Such laws and guidelines may limit options for our funds’ exit from such firms.

•

Media and Financial Technology: The Chinese government has increased scrutiny of, and restrictions on, the media and financial technology industries, including by proposing rules barring private investments from news gathering and distribution operations or live streaming events that may sway political and public opinion. These restrictions could constrain the operation and profitability of firms in those industries, and therefore, negatively impact our funds’ investments in those sectors.

•

Consumer Goods: China has recently enforced stringent regulations (including but not limited to the latest amendment to the Juvenile Protection Law, which came into effect on June 1, 2021) “to protect the physical and mental health of minors,” including significant limitations on the use of online gaming and private tutoring services for young adults and teenagers in China. These regulations could constrain the operation and profitability of firms in those industries, and therefore, negatively impact our funds’ investments in those sectors.

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•

Healthcare: The Chinese government has been promoting volume-based purchasing of medicine and medical devices as a way to reduce medical costs for the public. Any such reforms may adversely affect our funds’ investments in the Chinese healthcare sector.

Further, unlike in many other jurisdictions, the Chinese judiciary is not independent and may not be able to provide effective legal redress challenging Chinese authorities’ policy changes. Legal disputes over such policy changes may be subject to the exercise of considerable discretion or influence by Chinese governmental agencies or the governing political party, and factors unrelated to the legal merits of a particular matter may influence their determination. Continued uncertainty relating to the laws in China and the application of the laws could have a material adverse effect upon our, our funds’ and their portfolio companies’ operation in China. While none of our funds invests exclusively in China and our current investments in companies headquartered, listed or expected to be listed in Mainland China and Hong Kong represent 76% of our AUM, our funds invest in various companies that operate globally, including in China, and thus could be subject to Chinese authorities’ policy changes. We also maintain and intend to continue to maintain multiple offices, personnel and investments in various sectors in China. Therefore, the materialization of any of the foregoing risks could have an adverse effect on the financial performance of our portfolio companies that operate in China and thus negatively affect our results of operations, financial condition and cash flow.

Risk management activities may not be successful and, in some cases, may negatively impact the return on our and our funds’ investments.

When managing our exposure to market risks, we may (on our own behalf or on behalf of our funds) from time to time use forward contracts, options, swaps, caps, collars and floors or pursue other strategies or use other forms of derivative instruments (over the counter, or “OTC,” and otherwise) to limit our exposure to changes in the relative values of investments that may result from market developments, including changes in prevailing interest rates, currency exchange rates and commodity prices. The scope of risk management activities undertaken by us varies based on the level and volatility of interest rates, the prevailing foreign currency exchange rates, the types of investments that are made and other changing market conditions. We do not seek to hedge our exposure in all currencies or all investments, which means that our exposure to certain market risks are not limited. The use of hedging transactions and other derivative instruments to reduce the effects of a decline in the value of a position does not eliminate the possibility of fluctuations in the value of the position or prevent losses if the value of the position declines. Moreover, it may not be possible to limit the exposure to a market development that is so generally anticipated that a hedging or other derivative transaction cannot be entered into at an acceptable price. The success of any hedging or other derivative transaction generally will depend on our ability to correctly predict market changes, the degree of correlation between price movements of a derivative instrument and the position being hedged, the creditworthiness of the counterparty and other factors. As a result, while we may enter into such a transaction in order to reduce our exposure to market risks, the transaction may result in poorer overall investment performance than if it had not been executed. Such transactions may also limit the opportunity for gain if the value of a hedged position increases. In addition, the degree of correlation between price movements of the instruments used in connection with hedging activities and price movements in a position being hedged may vary. For various reasons, we may not seek to establish, or be successful in establishing, a perfect correlation between the instruments used in hedging or other derivative transactions and the positions being hedged. An imperfect correlation could prevent us from achieving the intended result and give rise to a loss. Further, it may not be possible to fully or perfectly limit our exposure against all changes in the value of our and our funds’ investments because the value of investments is likely to fluctuate as a result of a number of factors, some of which will be beyond our control or ability to hedge.

Operational risks, including those associated with our business model, could disrupt our businesses, result in losses or limit our growth.

We operate businesses that are highly dependent on information systems and technology. We rely heavily on a host of computer software and hardware systems, including our financial, accounting and other data processing systems, and on the systems of third parties who provide services to us. If any of these systems do not operate properly or experience a security breach, we could suffer financial loss, a disruption of our businesses, liability to our funds, regulatory intervention and fines and reputational damage. For example, we face operational risk from errors made in the execution, confirmation or settlement of transactions, as well as errors in recording, evaluating and accounting for them. Our and our third-party service providers’ information systems and technology may be unable to accommodate our growth or adequately protect the information of our individual fund investors, for new products and strategies or address security risks, and the cost of maintaining such systems and technology may increase from our current level. Such a failure to accommodate growth, or an increase in costs related to such information systems and technology, could have a material adverse effect on our results of operations, financial condition and cash flow. We are also dependent on an increasingly concentrated group of third-party software vendors that we do not control for hosting solutions and technologies. A disaster or a disruption in technology or infrastructure that supports our businesses, including a disruption involving electronic communications or other services used by us, our vendors or third parties with whom we conduct business, including custodians, paying agents and escrow agents, or directly affecting our principal offices, could negatively impact our ability to continue to operate our business without interruption. Our business continuation or disaster recovery programs may not be sufficient to mitigate the harm that could result from such a disaster or disruption, and insurance and other safeguards may only partially reimburse us for our losses, if at all. Furthermore, we utilize cloud applications and services for the asset management business, and such applications and systems are vulnerable to damage or interruption from computer viruses, data corruption, cyber-based attacks, unauthorized access, natural disasters, pandemics, such as the current

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COVID-19 pandemic, terrorism, war and telecommunication and electrical failures. Any disruption in the operation of the information systems and technology or cloud applications and services on which we rely could negatively impact our business, and such risk of disruption could be heightened during the COVID-19 pandemic. See “—The COVID-19 pandemic caused severe disruptions in the U.S. and global economies and has impacted, and may continue to negatively impact, our business and our results of operations, financial condition and cash flow.”

Failure to maintain the security of our information and technology networks or data security breaches could harm our reputation and have a material adverse effect on our results of operations, financial condition and cash flow.

We rely on the reasonably secure processing, storage and transmission of confidential and other sensitive information in our computer systems and networks, and those of our service providers and their vendors. We are subject to various risks and costs associated with the collection, handling, storage and transmission of personally identifiable information and other sensitive information, including those related to compliance with U.S. and foreign data collection and privacy laws and other contractual obligations, as well as those associated with the compromise of our systems processing such information. In the ordinary course of our business, we collect, store a range of data, including our proprietary business information and intellectual property, and personally identifiable information of our employees, our fund investors and other third parties, in our cloud applications and on our networks, as well as our services providers’ systems. The secure processing, maintenance and transmission of this information are critical to our operations. We, our service providers and their vendors face various security threats on a regular basis, including ongoing cybersecurity threats to and attacks on our and their information technology infrastructure that are intended to gain access to our proprietary information, destroy data or disable, degrade or sabotage our systems. Cyber-incident techniques change frequently, may not immediately be recognized and can originate from a wide variety of sources. There has been an increase in the frequency, sophistication and ingenuity of the data security threats we and our service providers face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent. Although we and our services providers take protective measures and endeavor to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to unauthorized access, theft, misuse, computer viruses or other malicious code, including malware, and other events that could have a security impact. We may be the target of more advanced and persistent attacks because, as an alternative asset manager, we hold a significant amount of confidential and sensitive information about, among other things, our fund investors, portfolio companies and potential investments. We may also be exposed to a more significant risk if these acts are taken by state actors. Any of the above cybersecurity threats, fraudulent activities or security breaches suffered by our service providers and their vendors could also put our confidential and sensitive information at risk or cause the shutdown of a service provider on which we rely. We and our employees have been and expect to continue to be the target of fraudulent calls and emails, the subject of impersonations and fraudulent requests for money, including attempts to redirect material payment amounts in a transaction to a fraudulent bank account, and other forms of spam attacks, phishing or other social engineering, ransomware or other events. Cyber-criminals may attempt to redirect payments made at the closings of our investments to unauthorized accounts, which we or our services providers we retain, such as paying agents and escrow agents, may be unable to detect or protect against. The COVID-19 pandemic has exacerbated these risks due to heavier reliance on online communication and the remote working environment, which may be less secure, and there has been a significant increase in hacking attempts by cyber-criminals. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by others, including by our service providers. If successful, such attacks and criminal activity could harm our reputation, disrupt our business, cause liability for stolen assets or information and have a material adverse effect on our results of operations, financial condition and cash flow.

We rely heavily on our back office informational technology infrastructure, including our data processing systems, communication lines, and networks. Although we have back-up systems and business-continuation plan in place, our back-up procedures and capabilities in the event of a failure or interruption may not be adequate. Any interruption or failure of our informational technology infrastructure could result in our inability to provide services to our clients, other disruptions of our business, corruption or modifications to our data and fraudulent transfers or requests for transfers of money. Further consequences could include liability for stolen assets or information, increased cybersecurity protection and insurance costs and litigation. We expect that we will need to continue to upgrade and expand our back-up and procedures and capabilities in the future to avoid disruption of, or constraints on, our operations. We may incur significant costs to further upgrade our data processing systems and other operating technology in the future.

Our technology, data and intellectual property and the technology, data and intellectual property of our funds’ portfolio companies are also subject to a heightened risk of theft or compromise to the extent that we and our funds’ portfolio companies engage in operations outside the United States, particularly in those jurisdictions that do not have comparable levels of protection of proprietary information and assets, such as intellectual property, trademarks, trade secrets, know-how and customer information and records. In addition, we and our funds’ portfolio companies may be required to forgo protections or rights to technology, data and intellectual property in order to operate in or access markets in a foreign jurisdiction. Any such direct or indirect loss of rights in these assets could negatively impact us, our funds and their investments.

A significant actual or potential theft, loss, corruption, exposure or fraudulent, unauthorized or accidental use or misuse of investor, employee or other personally identifiable or proprietary business data could occur, as a result of third-party actions, employee malfeasance or otherwise, non-compliance with our contractual or other legal obligations regarding such data or intellectual property or a violation of our privacy and security policies with respect to such data. If such a theft, loss, corruption, use or misuse of data were to occur, it could result in significant remediation and other costs, fines, litigation and regulatory

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actions against us by (i) the U.S. federal and state governments, (ii) the EU or other jurisdictions, (iii) various regulatory organizations or exchanges and (iv) affected individuals, as well as significant reputational harm.

Cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which we operate have laws and regulations relating to data privacy, cybersecurity and protection of personal information and other sensitive information, including, without limitation the General Data Protection Regulation (Regulation (EU) 2016/679) (the “GDPR”) in the EU and the Data Protection Act 2018 in the U.K. (the “U.K. Data Protection Act”), comprehensive privacy laws enacted in South Dakota, Colorado and Virginia, the Hong Kong Personal Data (Privacy) Ordinance, the Korean Personal Information Protection Act and related legislation, regulations and orders and the Australian Privacy Act. China and other countries have also passed cybersecurity laws that may impose data sovereignty restrictions and require the localization of certain information. We believe that additional similar laws will be adopted in these and other jurisdictions in the future, further expanding the regulation of data privacy and cybersecurity. Such laws and regulations strengthen the rights of individuals (data subjects), mandate stricter controls over the processing of personal data by both controllers and processors of personal data and impose stricter sanctions with substantial administrative fines and potential claims for damages from data subjects for breach of their rights, among other requirements. Some jurisdictions, including each of the U.S. states as well as the EU through the GDPR and the U.K. through the U.K. Data Protection Act, have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data, which would require heightened escalation and notification processes with associated response plans. We expect to devote resources to comply with evolving cybersecurity and data privacy regulations and to continually monitor and enhance our information security and data privacy procedures and controls as necessary. We or our fund’s portfolio companies may incur substantial costs to comply with changes in such laws and regulations and may be unable to adapt to such changes in the necessary timeframe and/or at reasonable cost. Furthermore, if we experience a cybersecurity incident and fail to comply with the applicable laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause our fund investors and clients to lose confidence in the effectiveness of our security and privacy measures.

Our funds’ portfolio companies also rely on data processing systems and the secure processing, storage and transmission of information, including payment and health information. A disruption or compromise of these systems could negatively impact the value of these businesses. Our funds may invest in strategic assets having a national or regional profile or in infrastructure, the nature of which could expose them to a greater risk of being subject to a terrorist attack or security breach than other assets or businesses. Such an event could negatively impact our investment or assets of the same type or require portfolio companies to increase preventative security measures or expand insurance coverage.

The materialization of one or more of these risks could impair the quality of our and our funds’ operations, harm our reputation, negatively impact our businesses and limit our ability to grow.

We are subject to risks in using third-party service providers, including custodians, administrators, executing brokers, prime brokers and other agents.

We depend on the services of custodians, administrators, prime brokers and other agents and third-party service providers to carry out certain securities transactions and other business functions. Errors and mistakes made by these third parties may be attributed to us and subject us or our fund investors to reputational damage, penalties or losses. We may be unsuccessful in seeking reimbursement or indemnification from these third-party service providers.

Furthermore, in the event of the insolvency of a custodian and/or prime broker, our funds may be unable to recover equivalent assets in full as they will rank among the custodian’s and prime broker’s unsecured creditors in relation to assets it borrows, lends or otherwise uses. In addition, a custodian or prime broker may not segregate our funds’ cash from its own cash, and our funds therefore may rank as unsecured creditors in relation to that cash. The inability to recover assets from the custodian or prime broker could have a material adverse effect on our and our funds’ results of operations, financial condition and cash flow. Counterparties have generally reacted to recent market volatility by tightening their underwriting standards and increasing their margin requirements for all categories of financing, which has the result of decreasing the overall amount of leverage available and increasing the costs of borrowing. Many of our funds have credit facilities, and if a lender under one or more of these credit facilities were to become insolvent, we could have difficulty replacing the credit facility and one or more of our funds may face liquidity problems.

The counterparty to one or more of our or our funds’ contractual arrangements could default on its obligations under the contract. Default risk may arise from events or circumstances that are difficult to detect, foresee or evaluate. In addition, concerns about, or a default by, one large market participant could lead to significant liquidity problems for other market participants, which could in turn expose us to significant losses. If a counterparty defaults, we and our funds may be unable to take action to cover the exposure and could incur material losses and legal and reputational damages. We may not accurately anticipate the impact of market stress or counterparty financial condition and, as a result, we could take insufficient action to reduce these risks effectively, which, if left unmitigated, could have a material adverse effect on our results of operations, financial condition and cash flow.

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The consolidation and elimination of counterparties may increase our concentration of counterparty risk. Our funds generally are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. In particular, our public equity funds utilize prime brokerage arrangements with a relatively limited number of counterparties, which has the effect of concentrating the transaction volume (and related counterparty default risk) of these funds with these counterparties.

Our business activities and the business activities of certain of our personnel may give rise to conflicts of interest with our funds, and our failure to deal appropriately with conflicts of interest could damage our reputation and negatively impact our business.

As we have expanded and continue to expand the number and scope of our businesses, we increasingly confront actual, potential or apparent conflicts of interest relating to our funds’ investment activities. The following discussion describes certain of these actual, potential or apparent conflicts of interest and how we intend to manage them. If we are unable to successfully manage conflicts of interest relating to our funds’ investment activities, fund investors may decrease their commitments to future funds, we could be subject to lawsuits or regulatory enforcement actions or we could face other adverse consequences and reputational harm, all of which could cause our and our funds’ performance to suffer and thus adversely affect our results of operations, financial condition and cash flow. The following summary is not intended to be an exhaustive list of all conflicts or their potential consequences. Identifying potential conflicts of interest is complex and fact-intensive, and it is not possible to foresee every conflict of interest that will arise.

Allocation Procedures and Principles. Conflicts of interest may exist regarding decisions about the allocation of specific investment opportunities among us and our funds and the allocation of fees and costs among us, our funds and our funds’ portfolio companies. Certain inherent conflicts of interest arise from the fact that:

•	we provide investment management services to more than one fund;

•	our funds often have overlapping investment strategies and objectives, including co-investing funds and funds that invest alongside other funds; and

•

we could choose to allocate an investment to more than one fund or to allocate an entire investment opportunity to a single fund when the “duty to offer” provisions in our fund documents are not determinative of allocation.

When making allocation decisions, we are guided by our contractual obligations to our various funds, as well as our allocation procedures and principles. For each allocation decision, we first apply the “duty to offer” provisions of the relevant partnership agreements, the other constitutive documents of the relevant funds and other binding contractual obligations. Many, though not all, of our funds have “duty to offer” provisions, and these provisions are customized for each fund in light of its mandate. Historically, applying the “duty to offer” provisions has tended to result in the identification of a single fund to pursue an investment opportunity. That is, we often conclude that an investment opportunity falls within the “duty to offer” of a single fund and not any of our other funds, based on it being suitable for, and satisfying the other “duty to offer” criteria of, that fund alone. If this is the case with a particular investment, the single fund in question would be allocated the opportunity and our other funds would not participate. However, in some circumstances, which have grown in frequency as we have developed both new and existing investment platforms, the “duty to offer” provisions are not determinative. This could occur, for instance, if a particular opportunity falls within the “duty to offer” of multiple funds, each of which is interested in pursuing it or if none of the funds interested in pursuing a particular opportunity has a “duty to offer.” In these cases, where an investment opportunity is not contractually required to be allocated to a particular fund or such opportunity may otherwise be contractually allocated to more than one of our funds, we allocate an investment opportunity in accordance with our allocation principles. These principles reflect factors that we determine in good faith to be fair and reasonable. An allocation decision may result in a single fund being allocated an entire investment opportunity, or in multiple funds sharing an investment opportunity on a basis approved by the Allocation Committee (as defined below).

We expect our allocation principles, and procedures more generally, to change over time, including during the commitment periods of our funds. We have established a committee, which we refer to as the “Allocation Committee,” to apply our allocation principles and make allocation decisions in situations where the investment interests of multiple funds overlap. The application of our allocation principles is a fact-intensive exercise. While we base our allocation decisions on the information available to us at the time, this information may prove, in retrospect, to be incomplete or otherwise flawed.

In making an allocation decision, additional conflicts of interest will arise. Specifically, because our funds have different fee, expense and profit-sharing structures, we have an incentive to allocate an investment opportunity to the fund that would generate higher management fees or performance allocations. In addition, our professionals will generally participate indirectly in investments made by the funds in which they invest. We do not explicitly take such considerations into account in making allocation decisions and expect that our procedures and principles will help mitigate the risk that these incentives implicitly influence our allocation decisions.

Conflicts of interest may also arise in the determination of what constitutes fund-related expenses and the allocation of such expenses between the funds we manage and us. We employ the same procedures and principles described above when allocating

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fees and expenses incurred in connection with “broken deals,” or potential investments that we actively consider but do not consummate. That is, we generally make fee and expense allocation decisions while a transaction is pending based on our best judgment of the fund or funds to which we will ultimately allocate the transaction. This judgment is necessarily subjective, especially when a transaction is terminated at an early stage. When we abandon an opportunity, absent a factual development to the contrary, we will allocate the fees and expenses for such transaction to such fund or funds. As with our other allocation decisions, our allocation procedures and principles are designed to help mitigate the risk that financial incentives implicitly influence the allocation of broken deal fees and expenses.

From time to time, we will have the option to offer fund investors, senior advisors or other third parties (including investors in other funds) the opportunity to invest alongside our funds, or “co-invest,” in an investment a fund is making either directly or through a QZ-controlled vehicle established to invest in one or more co-investment opportunities. Our fund documents typically do not mandate specific allocations with respect to co-investments. Our funds’ investment advisers may have an incentive to provide potential co-investment opportunities to certain investors in lieu of others and/or in lieu of an allocation to our funds (including, for example, as part of an investor’s overall strategic relationship with us) if such allocations are expected to generate relatively greater fees or performance allocations than would arise if such co-investment opportunities were allocated otherwise.

Shared investments. We expect more than one of our funds to make investments in the same portfolio company from time to time. In many such cases, the funds will co-invest lockstep, with both funds making and exiting the shared investment at the same time and on substantially the same terms. In some situations, however, the funds will have different entry timing in the same portfolio company, acquire the same security on different terms and/or invest in different parts of the portfolio company’s capital structure. In these cases, each fund’s views of the investment and its interests may diverge. This could cause one fund to dispose of, increase its exposure to or continue to hold the investment at a time when the other fund has taken a different approach. As a result, the actions of one fund could affect the value of the other fund’s investment. For instance, a sale by a fund of its investment could put downward pressure on the value of the remaining fund’s interest.

Investing throughout the corporate capital structure. Our funds invest in a broad range of asset classes throughout the corporate capital structure, including preferred equity securities and common equity securities and, occasionally, loans and debt securities; and certain of our funds also engage in short selling. In certain cases, we may manage separate funds that invest in different parts of the same company’s capital structure. Similarly, one fund may be “long” a company that another fund is “short.” Decisions taken by one fund in these circumstances to further its interests may be adverse to the interests of another fund. In those cases, the interests of our funds may not be aligned, which could create actual or potential conflicts of interest or the appearance of such conflicts.

Competition and conflicts among QZ businesses. Given the breadth of our portfolio across platforms, our funds may invest in a competitor or customer of, or service provider or supplier to, a portfolio company of another fund, which could give rise to a variety of conflicts of interest. For example, a fund or its portfolio company may take actions for commercial reasons that have adverse consequences for another fund or its portfolio company, such as seeking to increase its market share at the portfolio company’s expense (as a competitor), withdrawing business from the portfolio company in favor of a competitor that offers the same product or service at a more competitive price (as a customer), increasing prices in lockstep with other enterprises in the industry (as a supplier) or commencing litigation against the fund portfolio company (in any capacity). Our funds are under no obligation to take into account another fund’s interests in advising their portfolio companies or otherwise managing their assets.

Information barriers. Our funds, investment platforms and people regularly obtain non-public information regarding target companies and other investment opportunities. Since we do not currently maintain permanent information barriers among our businesses, we generally impute non-public information received by one investment team to all other investment professionals, including all of the personnel who make investments for our funds. In the event that any of our funds or people obtain confidential or material non-public information, we and our funds may be restricted in acquiring or disposing of investments. Notwithstanding the maintenance of restricted securities lists and other internal controls, the internal controls relating to the management of material non-public information could fail and result in us, or one of our people, buying or selling a security while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could negatively impact our reputation, result in the imposition of regulatory or financial sanctions and, consequently, negatively impact our ability to provide our investment management services to our funds and clients. These risks are heightened by the existence of our “inside-the-wall” public equity funds, and the public equity funds are subject to a broad restricted securities list, which may limit its investment opportunities. In limited circumstances, we erect temporary information barriers to restrict the transfer of non-public information, which limit our funds’ abilities to benefit from QZ expertise and could be breached, resulting in the same restrictions on their investment activities. Additionally, in connection with providing services under a transition services agreement to our former affiliate, we and/or the former affiliate could be exposed to material non-public information held by the former affiliate or us, as applicable, which could further restrict our ability to acquire or dispose of investments.

Further, we could be required by certain regulations, or decide that it is advisable, to establish permanent information barriers, which would impair our ability to operate as an integrated platform, limit management’s ability to manage our investments and reduce potential synergies across our businesses. The establishment of information barriers may also lead to operational disruptions and result in restructuring costs, including costs related to hiring additional personnel as existing investment professionals are allocated to either side of a barrier.

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Potential performance allocation-related conflicts. Since the amount of performance allocations allocable to the general partners of our funds depends on the funds’ performance, we have an incentive to recommend and, as the general partner, cause our funds to make more speculative investments than they would otherwise make in the absence of such performance-based allocation. We may also have an incentive to cause a fund, as its general partner, to dispose of investments at a time and in a sequence that would generate the most performance allocations, even if it would not be in the fund’s interest to dispose of the investments in that manner. Further, under amendments to U.S. tax law pursuant to Public Law Number 115-97, formerly known as the Tax Cuts and Jobs Act (the “TCJA”), capital gain in respect of a general partner’s distributions of performance allocations from certain of our funds will be treated as short-term capital gain unless the fund holds the relevant investment for more than three years, as opposed to the general rule that capital gain from the disposition of investments held for more than one year is treated as long-term capital gain. This may create an incentive to cause the fund to hold a fund’s investments for longer periods in order for the gain from their dispositions to qualify for capital gain treatment under the new performance allocation rules, even if it would be in the fund’s interest to hold the investments for shorter periods. Consequently, conflicts of interest may arise in connection with investment decisions, including regarding the identification, making, management, disposition and, in each case, timing of a fund’s investments, and we may not realize the most tax efficient treatment of our performance allocations generated by all of our funds going forward.

Use of subscription line facilities by our funds. Most of our funds obtain subscription line facilities to, among other things, facilitate investments. Our funds’ subscription line facilities generally allow revolving borrowings up to a specified principal amount that is determined based in part on the relevant fund’s capital commitments and the lenders’ assessment of the creditworthiness of its investors, and subscription line facilities are typically secured by pledges of the general partner’s right to call capital from, and receive amounts funded by, the funds’ investors. Subscription line facilities may be entered into on a cross-collateralized basis with the assets of the funds’ parallel funds, certain other funds and their respective alternative investment vehicles and allow borrowings by portfolio companies or other investment entities. The applicable entities party to the subscription line facility may be held jointly and severally liable for the full amount of the obligations arising out of such facility. If a fund obtains a subscription line facility, the fund’s working capital needs will, in most instances, be satisfied through borrowings under the subscription line facility. As a result, capital calls are expected to be conducted in larger amounts on a less frequent basis in order to, among other things, repay borrowings and related interest expenses due under such subscription line facilities.

We have incentives to engage in fund-level borrowing notwithstanding the expense and risks that accompany it. For example, we may present certain performance metrics in a fund’s periodic reports and marketing materials. These performance metrics measure investors’ actual cash outlays to, and returns from, our funds and thus depend on the amount and timing of investor capital contributions to the fund and fund distributions to its investors. To the extent that a fund uses borrowed funds in advance or in lieu of calling capital, investors make correspondingly later or smaller capital contributions. Also, borrowing to make distributions of proceeds from an investment enables fund investors to receive distributions earlier. As a result, the use of borrowed funds generally results in the presentation of higher performance metrics than simply calling capital, even after accounting for the attendant interest expense.

Fund-level borrowing can also affect the preferred return fund investors receive and the performance allocations the general partner receives, as preferred return and performance allocations generally depend on the amount and timing of capital contributions and distributions of proceeds. In particular, the preferred return generally begins to accrue after capital contributions are due (regardless of when the fund borrows, makes the relevant investment or pays expenses) and ceases to accrue upon return of these capital contributions. Borrowing funds to shorten the period between calling and returning capital limits the amount of time the preferred return will accrue. Since we do not pay preferred returns on funds borrowed in advance or in lieu of calling capital, fund level borrowing will therefore reduce the amount of preferred return to which the fund investors would otherwise be entitled had we called capital.

Conflicts of interest with our partners, directors, senior advisors, professionals or business partners could damage our reputation and negatively impact our business.

Our arrangements with our partners, directors, senior advisors, professionals and business partners could give rise to additional conflicts of interest. If we fail, or appear to fail, to appropriately deal with these conflicts of interest, it could harm our reputation and negatively impact our business.

Potential conflicts of interest with our personnel, partners, directors or senior advisors. One or more committees of our board of directors, excluding any directors who may have an interest or involvement, will review and address, as appropriate, actual or perceived conflicts of interest involving, among others, our executive officers or directors. Other than as may be provided in the non-competition, non-solicitation and confidentiality obligations contained in employment or other agreements with our personnel, which may not be enforceable or may involve costly litigation, our partners, directors and senior advisors are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us or our funds’ portfolio companies. However, our code of conduct and ethics will contain a conflicts of interest policy that provides that directors and officers must strive to identify and avoid conflicts of interest with the Company. Additionally, our related person transactions policy will require the review and approval by one or more committees of our board of directors, excluding any directors who may have an interest or involvement, of certain transactions involving us and our directors, executive officers, 5%

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or greater stockholders and other related persons as defined under the policy. See “Certain Relationships and Related Party Transactions—Related Person Transactions Policy” below. Nevertheless, potential or perceived conflicts could lead to investor dissatisfaction, harm our reputation or result in litigation or regulatory enforcement actions.

In addition, senior advisors are not employees and thus generally are not subject to restrictions and conditions that relate specifically to our employees and affiliates. Senior advisors often make personal investments in portfolio companies alongside our funds, and our funds are not prohibited from investing in portfolio companies in which senior advisors hold existing material investments. Similarly, our funds may co-invest in portfolio companies alongside funds that senior advisors manage or invest in portfolio companies in which such funds have an existing material investment. For example, we typically determine the amount of compensation that will be paid to senior advisors even when our funds or their portfolio companies ultimately pay or reimburse us for such compensation. The close business or personal relationships that we have with some senior advisors give us less incentive to negotiate with a prospective senior advisor for a lower level of compensation. Moreover, the appropriate level of compensation for a senior advisor can be difficult to determine, especially if the expertise and services he or she provides are unique and/or tailored to the specific engagement. Similarly, these unique and/or tailored specific engagements with our senior advisors can be difficult to manage. See “—Risks Related to Our Industry—Extensive regulation of our businesses affects our activities and creates the potential for significant liabilities and penalties. Increased regulatory focus on the alternative asset industry or legislative or regulatory changes could result in additional burdens and expenses on our business.”

Activities and compensation of our operation and business building professionals. We engage operations and business building professionals to assist our investment team in creating value in our portfolio. Some of these professionals are our employees, and others are consultants. The activities and compensation of these individuals vary depending on whether they are “Operations Group” professionals, “Field Operations” professionals or senior advisors. The manner in which we engage an individual as a member of the QZ Operations team can give rise to conflicts of interest. For example, we determine in our discretion and subject to applicable law whether to engage a professional as an employee or as a consultant. Sometimes, a professional is initially engaged as a consultant and later transitions to employee status on account of changes in circumstances. Conversely, sometimes a professional is initially an employee and later becomes a consultant. Our determination regarding whether to engage a professional as either an employee or a consultant can give rise to conflicts of interest because, in general, except with respect to certain in-house, foreign office and specialized operational services, the compensation costs for our employees are borne by us, whereas compensation costs for consultants could be paid by us, a fund or a portfolio company, as described above. Where an operations professional is performing specialized operational services for a fund or portfolio companies, we are often allowed to be reimbursed for the costs of those services, regardless of whether the professional providing the service is our employee or a consultant.

Strategic business partners. We have also formed and expect to continue to form relationships with third-party strategic partners so that our funds can take advantage of their expertise, often in particular industries, sectors and/or geographies. These strategic partners often have close business relationships with us and provide services that are similar to, and that may overlap with, services we provide to our funds, including sourcing, conducting due diligence on or developing potential investments, as well as structuring, managing, monitoring and disposing of investments. We determine the compensation of our strategic partners on a case-by-case basis, which creates a conflict of interest in that we have an incentive to structure compensation under strategic business partnerships so that the fund (and hence its investors) bears the costs (directly or indirectly) instead of us. In addition, as with senior advisors, our close business relationship with a strategic partner gives us less incentive to negotiate with that strategic partner for a lower level of compensation.

Interest of our professionals in our funds. Our professionals generally participate indirectly in investments made by our funds. While we believe this helps align the interests of our professionals with those of the funds’ other investors and provides a strong incentive to enhance fund performance, these arrangements also give rise to conflicts of interest. For example, our professionals have an incentive to influence the allocation of an attractive investment opportunity to the fund in which they stand to personally earn the greatest return, although the involvement of a substantial number of professionals in our investment review process mitigates this. Some of our professionals also have personal investments in entities that are not affiliated with us, such as funds managed by other sponsors that may be competing for the same investment opportunities or acquire an investment from, or dispose of an investment to, one of our funds, which likewise gives rise to conflicts of interest.

Certain of our senior advisors and members of our board of directors have family offices in addition to providing services to QZ. If we fail to maintain appropriate compliance procedures or deal appropriately with potential conflicts between the personal financial interests of such senior advisors and directors and our interests, it could subject us to regulatory and investor scrutiny or have a material adverse effect on our results of operations, financial condition and cash flow.

Certain of our senior advisors and directors have family offices in addition to providing services to QZ. The investment activities of such family offices, and the involvement of our senior advisors and directors in these activities, may give rise to potential conflicts of interest between the personal financial interests of such senior advisors and directors and the interests of us or any stockholder. For example, our senior advisors and directors may face competing demands for their time and attention and may have an incentive to devote their resources to the investments of their family offices. Family offices may also compete with us for investment opportunities. Further, one of our senior advisors serves as Co-Managing Partner of one of our funds and Chief Investment Officer of another fund and has a limited ability to selectively co-invest alongside certain of our funds, including in

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some cases, by investing amounts otherwise allocable to QZ. Further, in certain instances, he may invest in different parts of a portfolio company’s capital structure, and decide when to exit such investments, which may be at a different time than when we or our funds exit. These co-investments, while currently limited to a maximum of 0.2% to 3% of the amount of the QZ fund’s investment, depending on the fund, may reduce or slow the deployment of a fund’s capital, as well as reduce the amount of capital we may co-invest alongside our funds. In addition, we reimburse our senior advisors for certain expenses incurred by them (and, in the case of one of our senior advisors, his office) in connection with their service to QZ, and the determination of what constitutes fund-related expenses and the allocation of such expenses between the funds we manage and us involves judgment. While members of our board of directors and certain of our senior advisors are subject to our policies and procedures, including with respect to sharing confidential information, independent family offices and independent wealth managers are not. Our failure to adequately mitigate these conflicts and risks and make proper judgments could give rise to regulatory and investor scrutiny.

Because members of our senior leadership team will own a significant indirect economic interest in us, and hold their economic interest through other entities, conflicts of interest may arise between them and holders of shares of our Class A common stock or us.

Upon completion of this offering and the Reorganization, members of our senior leadership team will indirectly own    % of the outstanding Common Units (or    % if the underwriters exercise their option in this offering to purchase additional shares of Class A common stock in full), and, together with our other partners and professionals, substantially all of the Promote Units. They will hold their economic interest in QZ Asset Management through QZ Partner Vehicles (rather than through ownership of shares of our Class A common stock), and for each Common Unit owned, they will own one share of our Class B common stock. Further, QZ GLOBAL initially will, prior to the Sunset, have the right to vote our Class B common stock held by QZ Asset Management. As a result of their indirect economic interest in us, the members of our senior leadership team may have interests that do not align with, or that conflict with, those of the holders of Class A common stock or with us, and conflicts of interest may arise among such members of our senior leadership team, on the one hand, and us and/or the holders of our Class A common stock, on the other hand. For example, members of our senior leadership team will have different tax positions from Class A common stockholders, which could influence their decisions regarding whether and when to dispose of assets, whether and when to incur new or refinance existing indebtedness, and whether and when we should terminate the Tax Receivable Agreement and accelerate the obligations thereunder. In addition, the structuring of future transactions and investments may take into consideration the members’ tax considerations even where no similar benefit would accrue to us. Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the Internal Revenue Service (“IRS”) makes audit adjustments to QZ Asset Management’s federal income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from the applicable QZ Asset Management partnership. If, as a result of any such audit adjustment, any QZ Asset Management partnership is required to make payments of taxes, penalties and interest, such partnership’s cash available for distributions to us may be substantially reduced. These rules are not applicable to QZ Asset Management partnerships for tax years beginning on or prior to December 31, 2017.

Misconduct, fraud or other deceptive practices of our employees, advisors or third-party service providers or our funds’ portfolio companies could subject us to significant legal liability, regulatory scrutiny and reputational harm and have a material adverse effect on our results of operations, financial condition and cash flow.

Our reputation is critical to maintaining and developing relationships with existing and prospective investors, potential purchasers or sellers of fund investments, potential fund investors and other third parties with whom we do business, and there is a risk that our employees, advisers or third-party service providers could engage in misconduct or fraud that creates legal exposure for us or reputational harm and thus negatively impacts our business. Employee misconduct or fraud could include, among other things, binding our funds to transactions that exceed authorized limits or present unacceptable risks, concealing unsuccessful investments (which could result in unknown and unmanaged risks or losses) or otherwise charging, or seeking to charge, inappropriate expenses or misappropriating or misdirecting funds belonging to the company or our funds. If an employee were to engage in illegal or suspicious activities, we could be subject to penalties or sanctions and suffer serious harm to our reputation, financial position, investor relationships and ability to attract future investors. For example, we could lose our ability to raise new funds if any of our “covered persons” is the subject of a criminal, regulatory or court order or other “disqualifying event.” In addition, if any of our employees, consultants or service providers, or those of our funds’ portfolio companies, become subject to allegations of sexual harassment, racial or gender discrimination or other similar misconduct, such allegations could, regardless of the ultimate outcome, result in negative publicity that could significantly harm our, and such portfolio company’s, brand and reputation. Similarly, allegations of employee misconduct could affect our reputation and ability to raise funds even if the allegations pertain to activities not related to our business and/or are ultimately unsubstantiated.

Further, our business often requires that we deal with confidential matters of great significance to us, our funds and companies in which our funds may invest, as well as trade secrets. If any of our employees, consultants or service providers were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position and current and future business relationships as well as face potentially significant litigation or investigation.

It is not always possible to deter misconduct or fraud by employees, consultants or service providers, and the precautions we take to detect and prevent this activity may not be effective in all cases. Misconduct or fraud by any of our employees, consultants

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or service providers, or even unsubstantiated allegations of misconduct or fraud, could have a material adverse effect on our results of operations, financial condition and cash flow, as well as our reputation.

Fraud, payment or solicitation of bribes and other deceptive practices or other misconduct at our funds’ portfolio companies could similarly have a material adverse effect on our results of operations, financial condition and cash flow, as well as our reputation. For example, failures by personnel of our funds’ portfolio companies, or individuals acting on behalf of such portfolio companies, to comply with anti-bribery, sanctions or other legal and regulatory requirements could negatively impact the valuation of a fund’s investments or harm our reputation. In addition, there are a number of grounds upon which such misconduct at a portfolio company could subject us to criminal and/or civil liability, including on the basis of actual knowledge, willful blindness or control person liability.

Pending and future litigation could result in significant liabilities and reputational harm, which could have a material adverse effect on our results of operations, financial condition and cash flow.

From time to time, we are involved in litigation and claims incidental to the conduct of our business. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. In recent years, the volume of claims and the amount of potential damages claimed in such proceedings against the financial services industry have generally been increasing. The activities of our business, including the investment decisions we make and the activities of our employees in connection with our funds, portfolio companies or other investment vehicles like SPACs may subject us and them to the risk of litigation by third parties, including fund investors dissatisfied with the performance or management of our funds, holders of our or our funds’ portfolio companies’ debt or equity, investors in our SPACs and a variety of other potential litigants. For example, we, our funds and certain of our employees are each exposed to the risks of litigation relating to investment activities of our funds, our SPACs and actions taken by the officers and directors (some of whom may be QZ employees) of portfolio companies, such as lawsuits by other stockholders of our public portfolio companies or holders of debt instruments of companies in which we or our funds have significant investments, including securities class action lawsuits by stockholders, as well as class action lawsuits that challenge our acquisition transactions and/or attempt to enjoin them. As an additional example, we are sometimes listed as a co-defendant in actions against portfolio companies on the theory that we control such portfolio companies or based upon allegations that we improperly exercised control or influence over portfolio investments. We may face a risk of loss from a variety of claims, including related to securities, antitrust, contracts, environmental, pension, fraud and various other potential claims, whether or not such claims are valid. We are also exposed to risks of litigation, investigation or negative publicity in the event of any transactions that are alleged not to have been properly considered and approved under applicable law or where transactions presented conflicts of interest that are alleged not to have been properly addressed. See “—Our business activities and the business activities of certain of our personnel may give rise to conflicts of interest with our funds, and our failure to deal appropriately with conflicts of interest could damage our reputation and negatively impact our business.” The activities of our broker-dealer may also subject us to the risk of liabilities to our clients and third parties, under securities or other laws in connection with transactions in which we participate. See Note 16, “Commitments and Contingencies,” to the consolidated financial statements included elsewhere in this prospectus for a discussion of a particular matter which we believe to be without merit but in which large nominal damages have been claimed against us as a party.

Further, the laws and regulations governing the limited liability of issuers and portfolio companies vary from jurisdiction to jurisdiction, and in certain contexts the laws of certain jurisdictions may provide not only for carve-outs from limited liability protection for the issuer or portfolio company that has incurred the liabilities, but also for recourse to assets of other entities under common control with, or that are part of the same economic group as, such issuer. For example, if one of our funds’ portfolio companies is subject to bankruptcy or insolvency proceedings in certain jurisdictions and is found to have liabilities under the local consumer protection, labor, environmental, tax or bankruptcy laws, the laws of that jurisdiction may permit authorities or creditors to file a lien on, or to otherwise have recourse to, assets held by other portfolio companies or the sponsor itself in that jurisdiction. The foregoing risks could have a material adverse effect on our results of operations, financial condition and liquidity.

In addition, with a workforce composed of many highly paid professionals, we also face the risk of litigation relating to claims for compensation or other damages, which may be significant in amount. Such claims are more likely to occur in situations where individual employees may experience significant volatility in their year-to-year compensation due to fund performance or other issues and in situations where previously highly compensated employees were terminated for performance or efficiency reasons. The cost of settling such claims could negatively impact our results of operations, financial condition and liquidity.

Investors in our funds do not have legal remedies against us solely based on their dissatisfaction with the investment performance of such funds. However, investors may have remedies against us, the general partners of our funds, our funds, our employees, or our affiliates to the extent any losses result from fraud, negligence, willful misconduct or other similar malfeasance. While the general partners of our funds, our funds, our employees and our affiliates are typically insured and are generally indemnified to the fullest extent permitted by law with respect to their conduct in connection with the management of the business and affairs of our funds, such indemnity does not extend to actions determined to have involved fraud, gross negligence, willful misconduct, or other similar misconduct.

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Defending against litigation could be costly. Such litigation costs may not be recoverable from insurance or other indemnification. Additionally, we may not be able to obtain or maintain sufficient insurance on commercially reasonable terms or with adequate coverage levels against potential liabilities we may face in connection with potential claims. Insurance and other safeguards might only partially reimburse us for our losses, if at all, and if a claim is successful and exceeds or is not covered by our insurance policies, we may be required to pay a substantial amount in respect of such claim. If we are required to incur all or a portion of the costs arising out of litigation or regulatory inquiry or action as a result of inadequate insurance proceeds or failure to obtain indemnification from our funds, our results of operations, financial condition and liquidity could be materially adversely affected. Certain losses of a catastrophic nature, such as wars, earthquakes, typhoons, terrorist attacks, pandemics, health crises or other similar events, may be uninsurable or may only be insurable at rates that are so high that maintaining coverage would cause an adverse impact on our business, our funds and their portfolio companies. In general, losses related to terrorism are becoming harder and more expensive to insure against. Some insurers are excluding terrorism coverage from their all-risk policies or offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total cost of casualty insurance for a property. Further, because of limited precedent for claims being made related to pandemics, it is not yet possible to determine if pandemic-related losses and expenses will be covered by our insurance policies. As a result, we, our funds and their portfolio companies may not be insured against terrorism, pandemics or certain other catastrophic losses.

If any litigation or regulatory actions were brought against us and resulted in a finding of substantial legal liability, that result could materially adversely affect our business, results of operations or financial condition or cause significant reputational harm to us, which could materially impact our business. Furthermore, the current rise of populist political movements has generated and may continue to generate a growing negative public sentiment toward globalization, free trade, capitalism and financial institutions, which could lead to heightened scrutiny and criticisms of our business and our investments. In addition, public discourse leading to the 2020 U.S. presidential election and social inequality issues raised and debated during the campaign have demonstrated the elevated level of focus put on us, our industry and companies in which our funds are invested. See “—Risks Related to Our Industry—Extensive regulation of our businesses affects our activities and creates the potential for significant liabilities and penalties. Increased regulatory focus on the alternative asset industry or legislative or regulatory changes could result in additional burdens and expenses on our business.” The risk of reputational harm is elevated by the prevalence of Internet and social media usage and the increased public focus on behaviors and externalities of business activities, including those affecting stakeholder interests and ESG considerations. We depend to a large extent on our business relationships and our reputation. See “—Our business depends on maintaining and strengthening our brand and good reputation, which if damaged, could have a material adverse effect on our results of operations, financial condition and cash flow.” As a result, allegations of improper conduct by private litigants (including investors in or alongside our funds), regulators or employees, whether the ultimate outcome is favorable or unfavorable to us, as well as negative publicity and press speculation about us, our investment activities, our lines of business, our workplace environment or the private equity industry in general, whether or not valid, may harm our reputation, which may be more damaging to our business than to other types of businesses.

Contingent liabilities could harm the performance of our funds.

Our funds may acquire an investment that is subject to contingent liabilities. Such contingent liabilities could be unknown to us at the time of acquisition or, if they are known to us, we may not accurately assess or protect against the risks that they present. Acquired contingent liabilities could thus result in unforeseen losses for our funds. Additionally, in connection with the disposition of an investment in a portfolio company, a fund may be required to make representations about the business and financial affairs of such portfolio company typical of those made in connection with the sale of a business. A fund may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements may result in the incurrence of contingent liabilities by a fund, even after the disposition of an investment. Although our funds typically obtain representation and warranties insurance, the inaccuracy of representations and warranties made by a fund could harm such fund’s performance.

The clawback provisions in our governing agreements may give rise to contingent obligations that may require us to return amounts to our funds and fund investors.

In certain circumstances, we are required to return previously distributed performance allocations. The partnership documents governing our funds generally include a clawback provision that, if triggered, generally requires us to return distributions of performance allocations to the fund for distribution to fund investors. Pursuant to a clawback provision, upon the liquidation of a fund, the general partner must return previously distributed performance allocations to the extent that the aggregate lifetime performance of the fund resulted in these previous distributions having exceeded the amount that the general partner was ultimately entitled to under the terms of the fund’s partnership documents.

Historically, we distribute performance allocations received by us to their ultimate recipients (our professionals and investors) within the year that we receive them. Therefore, if a subsequent clawback occurs, we will no longer be holding the performance allocations initially paid to us. In addition, in our more recent funds and we expect in future funds, we or one of our subsidiaries have and will guarantee 100% of any clawback obligations.

Many of our funds include a segregated reserve account funded by a percentage of performance allocations otherwise distributable to us (typically 10% or less). Although certain performance allocations are subject to return to us by their ultimate

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recipients upon the occurrence of a clawback event, others are not and we may be unable to obtain return of others. For example, we do not anticipate being entitled to recover performance allocations distributed through our new performance allocation pool program from their ultimate recipients.

There can be no assurances that the amounts in related segregated reserve accounts will be sufficient to satisfy our clawback obligations, or that we will be willing, able or entitled to recover amounts sufficient from the ultimate recipients of the performance allocations to satisfy our clawback obligations in full. We will bear the loss from our clawback obligations (reduced only by the amounts in the relevant segregated reserve account and amounts recovered from the ultimate recipients of the relevant performance allocations, if any).

In addition, certain of our funds include interim clawback provisions that may give rise to clawback payment obligations prior to the liquidation of the fund. An interim clawback provision typically requires the general partner of a fund to determine, as of a particular date, such as the end of the sixth full fiscal year following the fund’s closing date, the amount, if any, of its interim clawback obligations with respect to each limited partner. To the extent an interim clawback obligation exists with respect to any limited partner, the general partner would have a period of time to return previously distributed performance allocation. During this period, amounts that would otherwise be distributed as performance allocations to the general partner in respect of such limited partner will instead be distributed to such limited partner to the extent necessary to satisfy such interim clawback obligation, and any increases in the value of the fund’s portfolio will reduce the amount of such interim clawback obligation. To the extent we do not timely satisfy an interim clawback obligation, management fees paid to the fund manager will typically be suspended.

Risks Related to Our Organizational Structure and this Offering

The historical and pro forma financial information and related notes in this prospectus may not permit you to assess our future performance, including our costs of operations.

The historical financial information in this prospectus does not reflect the changes that we will implement to our compensation and partner incentive models, the added costs we expect to incur as a public company or the resulting changes that will occur in our capital structure and operations. Historically, 50% of the FRE we generated has been paid to our service partners as an annual discretionary cash bonus. In connection with the implementation of our post-offering compensation and incentive model, we intend to reduce the amount we pay as bonuses from management fees. We intend to increase the share of performance allocations available to our partners and professionals. However, we will be under no contractual obligation to do so and could elect in the future to compensate our employees out of our management fees and otherwise modify our approach in ways that are inconsistent with the adjustments in the pro forma financial information.

In preparing our pro forma financial information, we have given effect to, among other items, the change to our compensation and incentive model, the Reorganization described in “Organizational Structure,” including the deconsolidation of certain of our investment funds that have been consolidated in our historical consolidated financial statements, and a deduction and charge to earnings of estimated taxes based on an estimated tax rate (which may be different from our actual tax rate in the future). The estimates we used in our pro forma financial information may not be similar to our actual experience as a public company. For example, the performance allocations distributed to Common Unit holders are subject to management’s discretion, and actual amounts could vary from the percentage estimates we use in our pro forma financial information. For more information on our historical financial information and pro forma financial information, see “Unaudited Pro Forma Condensed Consolidated Financial Information and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements included elsewhere in this prospectus.

Our management has not previously managed a public company in their current roles, and we may not be able to maintain our corporate culture as a public company.

The individuals who now constitute our management have not previously managed a publicly traded company in their current roles. Compliance with public company requirements will place significant additional demands on our management and will require us to enhance our investor relations, legal, financial and tax reporting, internal audit, compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and corporate communications functions. These additional efforts may strain our resources and divert management’s attention from other business concerns, which could adversely affect our business and profitability.

In addition, we believe that our corporate culture, including our management philosophy, has been a critical component to our success and that our culture creates an environment that supports and advances our overall business strategy. As we transition to a public company, our management may find it difficult to maintain the entrepreneurial, creative and idea-generative approach fostered by our culture. Any failure to preserve our culture could negatively affect our future success, including our ability to execute our plans and strategies on a timely basis, incubate new businesses, recruit and retain personnel, and effectively focus on and pursue our business strategy.

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Fulfilling our public company financial reporting and other regulatory obligations will be expensive and time consuming, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices. We may fail to comply with the rules that apply to public companies, including Section 404 of the Sarbanes-Oxley Act, which could result in sanctions or other penalties that would harm our business.

The Sarbanes-Oxley Act, the Dodd-Frank Act (as defined herein), the rules of the SEC, Nasdaq listing requirements and other applicable securities rules and regulations also impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. We expect that we will need to hire additional accounting, finance, and other personnel with appropriate public company experience and technical accounting knowledge in connection with our becoming, and our efforts to comply with the requirements of being, a public company, and our management and other personnel will need to devote a substantial amount of time towards maintaining compliance with these requirements. These requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We are currently evaluating these rules and regulations and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs. Any changes we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

Pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), we will be required to furnish a report by our management on, among other things, the effectiveness of our internal control over financial reporting beginning with our second filing of an Annual Report on Form 10-K with the SEC after we become a public company. This assessment will require disclosure of any material weaknesses identified in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual and interim financial statements will not be detected or prevented on a timely basis. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. To date, we have not conducted a review of our internal controls for the purpose of providing the reports required by these rules.

On April 12, 2021, the SEC issued a statement with respect to the accounting treatment for warrants issued in connection with the formation and initial public offering of SPACs (the “SEC Statement”). As a result of the impact of the SEC Statement on our Public SPACs’ financial statements, in connection with the preparation of our financial statements for the period year ended December 31, 2020, we identified a control deficiency in the design of our internal control over financial reporting that constituted a material weakness. Specifically, we lacked sufficient precision in the design of our controls to ensure that certain financial instruments issued by the Public SPACs, including warrants, forward purchase agreements, and redeemable equity were properly accounted for. To address this matter, our SPAC businesses took steps to remediate the material weakness, which included the following:

•

enhanced our processes to identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to its securities and financial statements.

•

enhanced access to accounting literature, research materials and documents, and increased communication among our personnel and third-party professionals consulted regarding complex accounting matters.

•	increased oversight and discussion of these matters by senior management.

As a result of these enhancements to our internal control framework, we have concluded that the previously identified material weakness has been remediated.

Our management and independent registered public accounting firm did not perform an evaluation of our internal control over financial reporting during any period in accordance with the provisions of the Sarbanes-Oxley Act. We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404(a) of the Sarbanes-Oxley Act. During the course of our review and testing, we may in the

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future, identify deficiencies and be unable to remediate them before we must provide the required reports. Furthermore, if we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We or our independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to decline. In addition, as a public company we will be required to file accurate and timely quarterly and annual reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our common stock from Nasdaq or other adverse consequences that would materially harm our business and reputation.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as regulatory and governing bodies provide new guidance. The foregoing could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We will continue to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business, financial condition and results of operations could be materially and adversely affected.

As a result of disclosure of information as a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by stockholders and competitors and other third parties. If the claims are successful, our business, financial condition and results of operations could be materially and adversely affected. Even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business operations and financial results.

We are a holding company and our only material asset after completion of this offering will be our interest in QZ Asset Management, and we are accordingly dependent upon distributions from QZ Asset Management to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

We will be a holding company and after completion of this offering will have no material assets other than our indirect ownership of Common Units representing approximately        % of the Common Units (or        % if the underwriters exercise their option to purchase additional shares of Class A common stock in full) and 100% of the interests in certain intermediate holding companies. As such, we have no independent means of generating revenue or cash flow, and our ability to pay our taxes and operating expenses, including to satisfy our obligations under the Tax Receivable Agreement, or declare and pay dividends in the future, depend upon the results of operations and cash flows of QZ Asset Management and its consolidated subsidiaries and distributions we receive from QZ Asset Management. Deterioration in the financial condition, earnings or cash flow of QZ Asset Management and its subsidiaries for any reason could limit or impair its ability to pay such distributions. Additionally, to the extent that we need funds, and QZ Asset Management is restricted from making such distributions under applicable law or regulation or under the terms of our financing arrangements, or is otherwise unable to provide such funds, such restriction could materially adversely affect our liquidity and financial condition.

We anticipate that each QZ Asset Management partnership will be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax (except potentially in the case of an IRS audit). Instead, taxable income will be allocated to holders of Common Units, including us. Accordingly, we will be required to pay income taxes on our allocable share of any net

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taxable income of QZ Asset Management partnerships. However, under certain rules, each QZ Asset Management partnership (or other subsidiary partnership) may be liable in the event of an adjustment by the IRS to the tax return of such QZ Asset Management partnership (or subsidiary partnership), absent an election to the contrary (including an election to “push out” the partners in the year being audited). QZ Asset Management may be subject to material liabilities under these rules and related guidance if, for example, its calculations of taxable income are incorrect (including for years prior to the admission of us to QZ Asset Management partnerships). Further any “push out” election will require consent of (i) a majority of the holders of Common Units and (ii) QZ Asset Management for the tax periods ending on or prior to December 31, 2021 (assuming this offering occurs on or prior to January 31, 2022).

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Under the terms of the limited partnership agreements of QZ Asset Management, QZ Asset Management partnerships are generally obligated to make tax distributions to holders of Common Units (including us) at certain assumed tax rates for taxable periods (or portions thereof) beginning as of the completion of this offering. These tax distributions may in certain periods exceed our tax liabilities and obligations to make payments under the Tax Receivable Agreement. Our Executive Committee, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, paying dividends, which may include special dividends, on its Class A common stock and nonvoting Class A common stock. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders. To the extent that we do not distribute such excess cash as dividends on our Class A common stock and nonvoting Class A common stock or otherwise undertake ameliorative actions between Common Units and shares of Class A common stock and nonvoting Class A common stock and instead, for example, hold such cash balances, the direct owners of Common Units may benefit from any value attributable to such cash balances as a result of their ownership of Class A common stock and nonvoting Class A common stock following a redemption or exchange of their Common Units, notwithstanding that such pre-IPO owners of QZ Asset Management may previously have participated as holders of Common Units in distributions by QZ Asset Management that resulted in our excess cash balances See “Certain Relationships and Related Party Transactions—Proposed Transactions—QZ Asset Management Limited Partnership Agreements.”

After the consummation of this offering, our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of QZ Global Limited.’s share of DE attributable to QZ Asset Management, subject to adjustment as determined by the Executive Committee of our board of directors to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of the Executive Committee prior to the Sunset and the Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of the Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future, may include restrictive covenants that limit our ability to pay dividends. In addition, QZ Asset Management is generally prohibited under South Dakota law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of QZ Asset Management (with certain exceptions) exceed the fair value of its assets. Subsidiaries of QZ Asset Management are generally subject to similar legal limitations on their ability to make distributions to QZ Asset Management. See “—We may pay dividends to our stockholders, but our ability to do so is subject to the discretion of our board of directors and may be limited by our holding company structure and applicable provisions of South Dakota law.” See “Certain Relationships and Related Party Transactions—Proposed Transactions—QZ Asset Management Limited Partnership Agreements.”

If we are deemed an “investment company” subject to regulation under the Investment Company Act as a result of our ownership of QZ Asset Management, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

An issuer will generally be deemed to be an “investment company” for purposes of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”) if:

•	it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We regard ourselves as an alternative asset management firm. We believe that we are engaged primarily in the business of providing asset management services and not in the business of investing, reinvesting or trading in securities. We also believe that the primary source of income from each of our businesses is properly characterized as income earned in exchange for the provision of services. We hold ourselves out as an alternative asset management firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities.

The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options and impose certain governance requirements. We intend to conduct our operations so that QZ Global Limited. will not be deemed to be an investment company under the Investment Company Act. The need to comply with the 40% test in section 3(a)(1)(C) of the Investment Company Act (“section 3(a)(1)(C)”) may cause us to (i) restrict our business and that of our subsidiaries with respect to the assets in which we can invest and/or the types of securities we may issue, (ii) sell investment securities, including on

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unfavorable terms, (iii) acquire assets or businesses that could change the nature of our business or (iv) potentially take other actions that may be viewed as adverse by the holders of our Class A common stock or nonvoting Class A common stock in order to ensure conformity with exceptions provided by, and rules and regulations promulgated under, the Investment Company Act. However, if anything were to happen that would cause QZ Global Limited. to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on our capital structure, ability to transact business with affiliates and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among QZ Asset Management, us or our senior leadership team, or any combination thereof, and have a material adverse effect on our results of operations, financial condition and cash flow. See “Business—Regulation and Compliance—United States—Regulation Under the Investment Company Act.”

There may not be an active trading market for shares of our Class A common stock, which may cause our Class A common stock to trade at a discount from its initial offering price and make it difficult to sell the shares you purchase.

Prior to this offering, there has been no public trading market for shares of our Class A common stock. It is possible that, after this offering, an active trading market will not develop or continue, which would make it difficult for you to sell your shares of Class A common stock at an attractive price or at all. The initial public offering price per share of our Class A common stock will be determined by agreement among us and the representatives of the underwriters and may not be indicative of the price at which the shares of our Class A common stock will trade in the public market after this offering.

We may pay dividends to our stockholders, but our ability to do so is subject to the discretion of our board of directors and may be limited by our holding company structure and applicable provisions of South Dakota law.

After the consummation of this offering and subject to funds being legally available, we intend to cause QZ Asset Management partnerships to make pro rata cash distributions to holders of Common Units, including us, that will enable us, when combined with the tax distributions we receive, to pay our taxes, make all payments required under the Tax Receivable Agreement and pay other expenses. Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of QZ Global Limited.’s share of DE attributable to QZ Asset Management, subject to adjustment as determined by the Executive Committee of our board of directors to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. The declaration and payment by us of any future dividends to holders of our Class A common stock will be at the sole discretion of our Executive Committee until the Sunset, and then by the board of directors after the Sunset. However, the ability of QZ Asset Management to make such distributions to us will be subject to its operating results, cash requirements and financial condition. Our ability to declare and pay dividends to our stockholders is likewise subject to South Dakota law (which may limit the amount of funds available for dividends). If, as a consequence of these various limitations and restrictions, we are unable to generate sufficient distributions from our business, we may not be able to make, or may be required to reduce or eliminate, any payment of dividends on our Class A common stock and nonvoting Class A common stock.

Our share price may decline due to the large number of shares eligible for future sale and for exchange.

The market price of our Class A common stock could decline as a result of sales of a large number of shares of Class A common stock in the market after this offering or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. After the consummation of this offering, we will have outstanding                shares of Class A common stock and                shares of Class A common stock that are authorized but unissued that would be issuable upon exchange of shares of our Class B common stock (in each case assuming no exercise of the underwriters’ option to purchase additional shares). This number includes the shares of our Class A common stock we and the selling stockholders are selling in this offering, which may be resold immediately in the public market. Shares of Class A common stock issued in the Reorganization to Pre-IPO Investors are “restricted securities” and their resale is subject to future registration or reliance on an exemption from registration. See “Shares Eligible for Future Sale.”

We and the selling stockholders have agreed with the underwriters not to dispose of or hedge any of our common stock, subject to specified exceptions, during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus. Subject to this agreement, we may issue and sell, and the selling stockholders may sell, additional shares of Class A common stock in the future.

Our directors and executive officers, certain of their affiliates, our partners and certain of our stockholders have agreed with the underwriters not to dispose of or hedge any of our common stock, subject to specified exceptions, during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus.

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The holders of outstanding Common Units have the right to have their Common Units exchanged for cash or (at our option) shares of Class A common stock and any disclosure of such exchange or the subsequent sale (or any disclosure of an intent to enter into such an exchange or subsequent sale) of such shares of Class A common stock may cause volatility in our stock price.

Immediately following the Reorganization, we will have an aggregate of      shares of Class A common stock that are issuable upon exchange of Common Units that are held by the Common Unit holders of QZ Asset Management. The holders of Common Units will be entitled to have their Common Units exchanged for cash from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or (at our option) shares of our Class A common stock.

We cannot predict the timing, size, or disclosure of any future issuances of our Class A common stock resulting from the exchange of Common Units or the effect, if any, that future issuances, disclosure, if any, or sales of shares of our Class A common stock may have on the market price of our Class A common stock. Sales or distributions of substantial amounts of our Class A common stock, or the perception that such sales or distributions could occur, may cause the market price of our Class A common stock to decline.

The market price of our Class A common stock may be volatile, which could cause the value of your investment to decline.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our Class A common stock in spite of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors, and in response, the market price of our Class A common stock could decrease significantly. You may be unable to resell your shares of our Class A common stock at or above the initial public offering price.

Anti-takeover provisions in our charter documents and under South Dakota law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and may negatively affect the market price of our Class A common stock.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our certificate of incorporation and bylaws will include provisions that:

•

provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum following the Sunset, before which time vacancies may be filled only by the Control Group;

•

require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent, except that action by written consent will be allowed for as long as we are a controlled company;

•	specify that special meetings of our stockholders can be called only by our board of directors or the executive chairman (or if there is no executive chairman, our chairman) of our board of directors;

•	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors;

•	authorize our board of directors to issue, without further action by the stockholders, up to shares of undesignated preferred stock in one or more classes or series; and

•

reflect three classes of common stock, with Class B common stock having 10 votes per share and voting Class A common stock generally having one vote per share and nonvoting Class A common stock without voting rights until the shares are transferred, until the Sunset becomes effective, as discussed above.

These and other provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. Also, the Tax Receivable Agreement will provide that, in the event of a change of control, we will be required to make a payment equal to the present value of estimated future payments under the Tax Receivable Agreement, which would result in a significant payment becoming due in the event of a change of control. In addition, Section 203 of the South Dakota General Corporation Law (the “SDCL”) generally prohibits a South Dakota corporation from engaging in any of a broad range of business combinations with any “interested” stockholder, in particular those owning 15% or more of our outstanding voting stock, for a period of three years following the date on which the stockholder became an “interested” stockholder. While we have elected in our certificate of incorporation not to be subject to Section 203 of the SDCL, our certificate of incorporation contains provisions that have the same effect as Section 203 of the SDCL, except that they provide that QZ Asset Management, its affiliates, groups that include QZ Asset Management and certain of their direct and indirect transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. As a result, in the event of a business combination with any such persons, we will not be required to obtain the same stockholder approvals for certain transactions as other public companies subject to

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SDCL Section 203 and our stockholders will therefore not have the same protections with respect to certain transactions as stockholders of other public companies. See “Description of Capital Stock.”

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

We expect the initial public offering price of our Class A common stock will be substantially higher than the pro forma net tangible book value per share of our Class A common stock, after giving effect to the exchange of all outstanding Common Units for shares of our Class A common stock as if such units were all immediately exchangeable. Therefore, investors purchasing shares of Class A common stock in this offering will pay a price per share that substantially exceeds our pro forma net tangible book value per share after this offering. As a result, investors will:

•	incur immediate dilution of $ per share; and

•

contribute the total amount invested to date to fund our company, but will own only approximately         % of the shares of our Class A common stock outstanding, after giving effect to the exchange of all Common Units outstanding immediately after the Reorganization and this offering for shares of our Class A common stock as if such units were all immediately exchangeable. See “Dilution.”

Investors in this offering will experience further dilution upon the issuance of shares of our Class A common stock under any equity incentive plans.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our Class A common stock, the price of our Class A common stock could decline.

The trading market for our Class A common stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our Class A common stock could decline. If one or more of these analysts cease to cover our Class A common stock, we could lose visibility in the market for our stock, which in turn could cause our Class A common stock price to decline.

We will be required to pay our pre-IPO owners (or their assignees under the Tax Receivable Agreement) for most of the tax benefits that we may claim as a result of the Covered Tax Items.

Prior to the completion of this offering, we, QZ Asset Management partnerships and one or more of our wholly-owned subsidiaries will enter into the Tax Receivable Agreement with certain holders of Common Units that provides for the payment by us (or our subsidiary) to such holders (or their assignees under the Tax Receivable Agreement) of 85% of the benefits, if any, that we realize, or we are deemed to realize (calculated using certain assumptions), as a result of the Covered Tax Items. The Covered Tax Items may increase and, therefore, may reduce the amount of tax that we would otherwise be required to pay in the future, although the IRS may challenge all or part of the validity of the Covered Tax Items, and a court could sustain such a challenge. Actual tax benefits realized by us may differ from tax benefits calculated under the Tax Receivable Agreement as a result of the use of certain assumptions in the Tax Receivable Agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits.

The payment obligation under the Tax Receivable Agreement is our (or our wholly-owned subsidiaries’) obligation and not an obligation of QZ Asset Management. While the amount of the Covered Tax Items, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, we expect the payments that we may make under the Tax Receivable Agreement will be substantial. The actual amounts payable will depend upon, among other things, the timing of purchases or exchanges, tax rates, the price of shares of our Class A common stock at the time of such purchases or exchanges, the extent to which such purchases or exchanges are taxable and the amount and timing of our taxable income. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of us by the pre-IPO owners. See “—In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement.”

In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement.

Our payment obligations under the Tax Receivable Agreement will be accelerated in the event of certain changes of control, in certain events of bankruptcy or liquidation, or if we elect to terminate the Tax Receivable Agreement early. The accelerated payments required in such circumstances will be calculated by reference to the present value (at a discount rate equal to the lesser of (i) 6.5% per annum and (ii) one year LIBOR (as defined herein) (or its successor rate) plus 100 basis points) of all future payments that holders of Common Units or other recipients would have been entitled to receive under the Tax Receivable Agreement, and such accelerated payments and any other future payments under the Tax Receivable Agreement will utilize

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certain valuation assumptions, including that we will have sufficient taxable income to fully utilize the Covered Tax Items and that we are not subject to any alternative minimum tax. In addition, recipients of payments under the Tax Receivable Agreement will not reimburse us for any payments previously made under the Tax Receivable Agreement if the tax attributes or our utilization of tax attributes underlying the relevant Tax Receivable Agreement payment are successfully challenged by the IRS (although any such detriment would be taken into account as an offset against future payments due to the relevant recipient under the Tax Receivable Agreement). Our ability to achieve benefits from the Covered Tax Items, will depend upon a number of factors, including the timing and amount of our future income. As a result, even in the absence of a change of control or an election to terminate the Tax Receivable Agreement early, payments under the Tax Receivable Agreement could be in excess of 85% of our actual cash tax benefits.

Accordingly, it is possible that the actual cash tax benefits realized by us may be significantly less than the corresponding Tax Receivable Agreement payments. It is also possible that payments under the Tax Receivable Agreement may be made years in advance of the actual realization, if any, of the anticipated future tax benefits, including in circumstances in which we are subject to an alternative minimum tax and as a result are not able to realize the tax benefits associated with Covered Tax Items. There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual cash tax benefits that we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or if distributions to us by QZ Asset Management are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes and other expenses. We expect that if the Tax Receivable Agreement were terminated immediately after this offering, the estimated termination payment would, based on various assumptions as of the date of this prospectus, be approximately $                 (calculated using a discount rate equal to one-year LIBOR plus         %, applied against an undiscounted liability of $                ). The actual amounts we will be required to pay may materially differ from these hypothetical amounts, depending on the actual timing of the termination of the Tax Receivable Agreement, the fair market value of our Class A common stock at the time of such termination, the prevailing one-year LIBOR at the time of such termination and a number of other factors. We may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise, and these obligations could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

The acceleration of payments under the Tax Receivable Agreement in the case of certain changes of control may impair our ability to consummate change of control transactions or negatively impact the value received by owners of our Class A common stock.

In the case of certain changes of control, payments under the Tax Receivable Agreement will be accelerated and may significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement. We expect that the payments that we may make under the Tax Receivable Agreement in the event of a change of control will be substantial. As a result, our accelerated payment obligations and/or the assumptions adopted under the Tax Receivable Agreement in the case of a change of control may impair our ability to consummate change of control transactions or negatively impact the value received by owners of our Class A common stock in a change of control transaction.

Our certificate of incorporation will designate the Court of Chancery of the State of South Dakota as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders and will designate the U.S. federal district courts as the sole and exclusive forum for claims arising under the Securities Act (as defined herein), which, in each case, could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, agents or other stockholders.

Our certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of South Dakota shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (a) derivative action or proceeding brought on behalf of the Company; (b) action asserting a claim of breach of a fiduciary duty owed by or other wrongdoing by any current or former director, officer, employee, agent or stockholder of the Company to the Company or the Company’s stockholders; (c) action asserting a claim arising under any provision of the SDCL or our certificate of incorporation or our bylaws (as either may be amended from time to time), or as to which the SDCL confers jurisdiction on the Court of Chancery of the State of South Dakota; or (d) action asserting a claim governed by the internal affairs doctrine. For the avoidance of doubt, our certificate of incorporation also provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.

Our certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act or the rules and regulations promulgated thereunder, and that its provisions will not preclude or contract the scope of exclusive federal jurisdiction for suits brought under the Exchange Act or the rules and regulations promulgated thereunder. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits asserting a claim arising under the Securities Act or the rules and regulations promulgated thereunder; accordingly, we cannot be certain that a court would enforce such provision. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States of America.

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To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our certificate of incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a different judicial forum, including one that it may find favorable or convenient for a specified class of disputes with us or our directors, officers, other stockholders, agents or employees, which may discourage such lawsuits, make them more difficult or expensive to pursue, and result in outcomes that are less favorable to such stockholders than outcomes that may have been attainable in other jurisdictions. By agreeing to this provision, however, our stockholders will not be deemed to have waived (and cannot waive) compliance with the federal securities laws and the rules and regulations promulgated thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition and results of operations.

We have significant liquidity requirements, and adverse market and economic conditions may negatively impact our sources of liquidity, which could have a material adverse effect on our results of operations, financial condition and cash flow.

We expect that our primary liquidity needs include cash required to:

•

continue growing our businesses, including seeding new strategies, pursuing strategic investments or acquisitions, funding our capital commitments made to existing and future funds and co-investments, funding any net capital requirements of our broker-dealer and otherwise supporting investment vehicles that we sponsor;

•	support our working capital needs;

•

service debt obligations, including the payment of obligations at maturity, on interest payment dates or upon redemption, as well as any contingent liabilities that may give rise to future cash payments;

•	fund cash operating expenses, including compensation and contingencies, including for clawback obligations or litigation matters;

•	pay amounts that may become due under the Tax Receivable Agreement;

•	pay cash dividends in accordance with our dividend policy for our Class A common stock;

•

warehouse investments in portfolio companies or other investments for the benefit of one or more of our funds or other investment pending contribution of committed capital by the investors in such vehicles and advance capital to them for other operational needs;

•	address capital needs of regulated and other subsidiaries, including our broker-dealer; and

•	exchange Common Units pursuant to the Exchange Agreement or repurchase or redeem other securities issued by us.

These liquidity requirements are significant and, in some cases, involve capital that will remain invested for extended periods of time. As of December 31, 2022, we had approximately $449.3 million of remaining unfunded capital commitments to our funds. Our commitments to our funds will require significant cash outlays over time, and there can be no assurance that we will be able to generate sufficient cash flows from realizations of investments to fund them. In addition, we have used our balance sheet to provide credit support to backstop certain clawback obligations to our funds. We have also used our balance sheet to provide credit support for guarantees related to certain operating leases for our offices.

In addition, as of December 31, 2022, we had $244.9 million of indebtedness outstanding under our credit facilities and secured borrowings and $1,783.2 million of cash and cash equivalents. Depending on market conditions, we may be unable to refinance or renew all or part of our secured borrowings or our credit facility, or find alternate sources of financing (including issuing equity), on commercially reasonable terms or at all. Furthermore, the incurrence of additional debt by us or our subsidiaries in the future could result in downgrades of our existing corporate credit ratings, which could limit the availability of future financing and increase our costs of borrowing.

In addition, our broker-dealer from time to time makes significant drawdowns under a revolving credit facility to satisfy net capital requirements arising from its underwriting commitments. These drawdowns could also put pressure on our liquidity or limit our ability to allocate our capital efficiently across our businesses. To the extent we do not have access to our broker-dealer’s revolving credit facility or other liquidity, regulatory net capital requirements could limit our broker-dealer’s ability to participate in underwriting or other transactions.

Finally, if cumulative distributions to our funds’ investors are not in accordance with the distributions described in the applicable fund governing documents, the general partner is required to make payments to the investors in an amount necessary to correct the deficiency. We typically guarantee such clawback obligations on behalf of each fund’s general partner. Adverse economic conditions may increase the likelihood of triggering these general partner obligations. If one or more such general

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partner obligations were triggered, we may not have available cash to repay the performance allocations and satisfy such obligations. If we were unable to repay such performance allocations, we would be in breach of the relevant governing agreements with our fund investors and could be subject to liability. Any of the foregoing could lead to a substantial decrease in our revenues and to material adverse impacts on our reputation.

In the event that our liquidity requirements were to exceed available liquid assets for the reasons we specify above or for any other reasons, we could be forced to sell assets or seek to raise debt or equity capital on unfavorable terms. For further discussion of our liquidity needs, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity.”

Dependence on significant leverage by certain of our funds and their investments could adversely affect the ability of our funds to achieve attractive rates of return on those investments.

Many of our funds’ investments rely on the use of leverage, and our ability to achieve attractive rates of return on investments will depend on our ability to access sufficient sources of indebtedness at attractive rates. The absence of available sources of sufficient debt financing at attractive rates for extended periods of time could therefore materially and adversely affect our funds.

An increase in the overall cost of debt required by providers of that indebtedness would make it more expensive to finance those investments, thereby reducing returns. Further, the interest payments on the indebtedness used to finance our funds’ investments are generally deductible expenses for income tax purposes, subject to limitations under applicable tax law and policy. Any change in such tax law or policy to eliminate or limit these income tax deductions, as has been discussed from time to time in various jurisdictions, would reduce the after-tax rates of return on the affected investments. See “—Changes in the debt financing markets or higher interest rates could negatively impact the ability of certain of our funds and their investments to obtain attractive financing or re-financing and could increase the cost of such financing if it is obtained, which could lead to lower-yielding investments and could potentially decrease our net income.”

In addition, a portion of the indebtedness used to finance our funds’ investments often includes leveraged loans and debt instruments privately placed with institutional investors. Availability of capital from the leveraged loan, high-yield and private debt markets is subject to market volatility, and there may be times when our funds might not be able to access those markets at attractive rates, or at all, when completing an investment. Additionally, to the extent there is a reduction in the availability of financing for extended periods of time, the purchasing power of a prospective buyer may be more limited, adversely impacting the fair value of our funds’ investments and thereby reducing the acquisition price.

Investments in highly leveraged entities are also inherently more sensitive to declines in revenues, increases in expenses and interest rates and volatile or adverse economic, market and industry developments. Additionally, the interests (whether in securities or otherwise) acquired by our funds in their investments may be the most junior in what could be a complex capital structure, and thus subject us to the greatest risk of loss in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of one of these investments. Furthermore, the incurrence of a significant amount of indebtedness by an investment could, among other things:

•

subject the entity to a number of affirmative, negative and financial covenants, terms and conditions, any violation of which would be viewed by creditors as an event of default and could materially impact our ability to realize value from the investment;

•

allow even moderate reductions in operating cash flow to render the entity unable to service its indebtedness, leading to a bankruptcy or other reorganization of the entity and a loss of part or all of the equity investment in it;

•	limit the entity’s ability to adjust to changing market conditions, thereby placing it at a competitive disadvantage compared to its competitors who have relatively less debt;

•	limit the entity’s ability to engage in strategic acquisitions that might be necessary to generate attractive returns or further growth; and

•	limit the entity’s ability to obtain additional financing or increase the cost of obtaining such financing, including for capital expenditures, working capital or other general corporate purposes.

A leveraged investment’s equity value also tends to increase or decrease at a greater rate than would otherwise be the case if money had not been borrowed. As a result, the risk of loss associated with a leveraged investment is generally greater than for investments with comparatively less debt. For example, leveraged investments could default on their debt obligations due to a decrease in cash flow precipitated by an economic downturn or by poor relative performance at such a company. Similarly, the leveraged nature of the investments of our real assets funds increases the risk that a decline in the fair value of the underlying real estate or tangible assets will result in their abandonment or foreclosure.

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When our funds’ existing investments reach the point when debt incurred to finance those investments matures in significant amounts and must be either repaid or refinanced, those investments may materially suffer if they have generated insufficient cash flow to repay maturing debt and there is insufficient capacity and availability in the financing markets to permit them to refinance maturing debt on satisfactory terms, or at all. If a limited availability of financing for such purposes were to persist for an extended period of time, when significant amounts of the debt incurred to finance our funds’ investments came due, these funds could be materially and adversely affected. Additionally, if such limited availability of financing persists, our funds may also not be able to recoup their investments, as issuers of debt become unable to repay their borrowings, which will affect both their equity and debt investors. Moreover, in the event of default or potential default under applicable financing arrangements, one or more of our investments may go bankrupt, which could give rise to substantial investment losses, adverse claims or litigation against us or our employees and damage to our reputation.

Many of our funds may choose to use leverage as part of their investment programs and regularly borrow a substantial amount of their capital. The use of leverage poses a significant degree of risk and enhances the possibility of a significant loss in the value of the investment portfolio. A fund may borrow money from time to time to purchase or carry securities or debt obligations or may enter into derivative transactions (such as total return swaps) with counterparties that have embedded leverage. The interest expense and other costs incurred in connection with such borrowing may not be recovered by appreciation in the securities purchased or carried and will be lost, and the timing and magnitude of such losses may be accelerated or exacerbated, in the event of a decline in the market value of such securities or debt obligations. Gains realized with borrowed funds may cause the fund’s net asset value to increase at a faster rate than would be the case without borrowings. However, if investment results fail to cover the cost of borrowings, the fund’s net asset value will also decrease faster than if there had been no borrowings. Increases in interest rates could also decrease the value of fixed-rate debt investment that our investment funds make. In addition, to the extent that any changes in tax law make debt financing less attractive to certain categories of borrowers, this could adversely affect the investment opportunities for funds, particularly those that invest in debt securities, loans and other credit-related investments.

Any of the foregoing circumstances could have a material adverse effect on our results of operations, financial condition and cash flow.

Interest rates on our and our investments’ outstanding financial instruments might be subject to change based on regulatory developments, which could adversely affect our revenue, expenses and the value of those financial instruments.

LIBOR and certain other floating rate benchmark indices, including the Euro Interbank Offered Rate, Tokyo Interbank Offered Rate, Hong Kong Interbank Offered Rate and Singapore Interbank Offered Rate (collectively, “IBORs”), are the subject of recent national, international and regulatory guidance and proposals for reform. These reforms may cause such benchmarks to perform differently than in the past or have other consequences which cannot be predicted.

As a result, interest rates on our, our funds’ and their investments’ floating rate obligations, loans, deposits, derivatives, and other financial instruments tied to IBORs, as well as the revenue and expenses associated with those financial instruments, may be adversely affected. Further, any uncertainty regarding the continued use and reliability of any IBOR as a benchmark interest rate could adversely affect the value of our, our funds’ and their investments’ financial instruments tied to such rates. There is no guarantee that a transition from any IBOR to an alternative will not result in financial market disruptions or a significant increase in volatility in risk free benchmark rates or borrowing costs to borrowers, any of which could have a direct or indirect adverse effect on our business, results of operations, financial condition and share price. We continue to monitor and manage the foregoing changes and related risks on our and our funds’ investments to reduce any adverse effect it may have on us and our investments. In addition, we continue to oversee or manage (as appropriate to our level of day-to-day involvement in the oversight and management of our investments) our funds’ investments’ monitoring and management of the foregoing change and related risks.

In addition, meaningful time and effort is required to transition to the use of new benchmark rates, including with respect to the negotiation and implementation of any necessary changes to existing contractual arrangements and the implementation of changes to our, our funds’ and their investments’ systems and processes. Negotiating and implementing necessary amendments to our, our funds’ or their investments’ existing contractual arrangements may be particularly costly and time consuming. We are actively evaluating the operational and other impacts of such changes and managing transition efforts accordingly.

The replacement of LIBOR with an alternative reference rate may negatively impact our funds’ liquidity and result in an overall increase to borrowing costs, which could have a material adverse effect on our results of operations, financial condition and cash flow.

London Inter-Bank Offered Rate (“LIBOR”) is an estimate of the interest rates to borrow U.S. dollars (“USD”), sterling, euros and certain other currencies in the London unsecured interbank market and has been widely used as a reference for setting the interest rate on loans, bonds and derivatives globally. The U.K. Financial Conduct Authority (“FCA”) announced its intention to phase out the creation of LIBOR estimates by the end of 2021, including transitioning to alternative reference rates. However, in March 2021, ICE Benchmark Administration Limited (“IBA”), the LIBOR administrator, announced that it will cease the publication of all British pound, euro, Swiss franc and Japanese yen LIBOR settings and cease the publication of the one-week

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and two-month USD LIBOR settings immediately following the LIBOR publication on December 31, 2021 and the remaining USD LIBOR settings immediately following the LIBOR publication on June 30, 2023. This announcement effectively extends the end of USD LIBOR. Concurrently with each IBA announcement, the FCA published statements in support of the IBA announcements, including IBA’s proposed extension of the publication of most USD LIBOR tenors, noting that the extension would provide time to address the legacy contracts that reference USD LIBOR.

The U.S. Federal Reserve (the “Federal Reserve”), in conjunction with the Alternative Reference Rates Committee, is also recommending replacing USD LIBOR with a new reference rate derived from short-term repurchase agreements backed by Treasury securities, the Secured Overnight Financing Rate (“SOFR”). However, certain market constituencies have criticized SOFR’s suitability as a LIBOR replacement, and the extent of SOFR-based instruments issued or trading in the market remains a fraction of LIBOR-based instruments. As such, there remains uncertainty regarding the future utilization of LIBOR and other “IBORS,” and the nature of any replacement rates.

Certain of our funds’ investments may have interest rates with a LIBOR reference. As a result, the transition away from LIBOR could adversely impact such funds. Even if replacement conventions (e.g., SOFR) are adopted in the lending and bond markets, it is uncertain whether they might affect the funds as investors in floating-rate instruments, including by:

•	affecting liquidity of the funds’ investments in the secondary market and their market value;

•

reducing the interest rate earned by the funds as holders of such investments (either generally or in certain market cycles) due to the use of a collateralized, overnight rate and credit spread adjustments instead of an unsecured, term rate; or

•	causing the funds to incur expenses to manage the transition away from LIBOR.

Also, although our funds’ instruments contemplate a scenario where LIBOR is no longer available by providing for an alternative rate setting methodology and mechanisms to amend the applicable reference rate, there are significant uncertainties regarding the effectiveness of any such alternative methodologies. As such, the funds may need to renegotiate the terms of credit agreements with certain issuers of investments that utilize LIBOR in order to replace it with the new standard convention that is established, which could result in increased costs for the funds.

Our funds and our funds’ portfolio companies may also enter into swaps and similar instruments that reference LIBOR, including swaps used to manage long-term interest rate risk related to assets and/or liabilities. In addition to the funds potentially needing to renegotiate some of those instruments to address a transition away from LIBOR, there also may be different conventions that arise in different but related market segments, which could result in mismatches between different assets and liabilities and, in turn, cause possible unexpected gains and/or losses for the funds. In addition and as further described above, some of the standard conventions under consideration, including SOFR, are conceptually different than LIBOR, in that they are overnight, secured rates instead of unsecured, term rates, which could behave differently from LIBOR in ways that cause the funds to owe greater payments or receive less payments under its derivatives, at least during certain market cycles. Some of these replacement rates may also be subject to compounding or similar adjustments that cause the amount of any payment referencing a replacement rate not to be determined until the end of the relevant calculation period, rather than at the beginning, which could lead to administrative challenges for the funds.

Furthermore, even though the terms of our funds’ credit facilities provide for mechanics to amend the documentation in order to reflect a replacement rate in the event of a transition away from LIBOR, the determination of such replacement rate may require further negotiation, including between a fund’s general partner and the applicable lender(s). There can be no assurance that an agreement between the parties will be reached, and the terms of the funds’ credit facilities may also provide that, during any applicable transition period, the amounts drawn under the funds’ credit facilities may bear interest at a higher rate. In addition, even if an agreement is reached with respect to a replacement rate for LIBOR, the applicable lender may have the ability to make certain changes to the terms of a fund’s credit facility to implement the new rate, which the fund may have no control over.

Finally, on October 23, 2020, the International Swap and Derivatives Association (“ISDA”) launched (i) Supplement number 70 to the 2006 ISDA Definitions (“IBOR Supplement”) and (ii) the ISDA 2020 IBOR Fallbacks Protocol (“IBOR Protocol”). The IBOR Supplement is intended to enhance the robustness of derivatives contracts traded on or after January 25, 2021 by addressing the risk that some IBORs are permanently discontinued or, in the case of LIBOR, cease to be representative, by applying fallbacks to specified alternative references rates upon such a trigger. The IBOR Protocol permits adhering parties to amend in-scope transactions entered into prior to January 25, 2021 on similar terms. These documents are a critical element to industry efforts to facilitate the derivatives markets’ transition away from LIBOR and other IBORs.

If the transition from LIBOR results in an overall increase to borrowing costs, higher interest expense could negatively affect the financial results and valuations of our funds’ portfolio companies. Transition to a new reference rate also requires an upgrade to the software and systems that our third-party vendors use to properly record and process loans and other instruments based on the new rate. Such upgrade may not become available in time or its implementation could be delayed because of the uncertainty regarding the transition from LIBOR. Any failure to timely implement the necessary software or systems upgrade could negatively impact our business operation. There is no guarantee that a transition from LIBOR to an alternative will not

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result in financial market disruptions, significant increases or volatility in risk-free benchmark rates or borrowing costs to borrowers, any of which could have a material adverse effect on our results of operations, financial condition and cash flow.

Risks Related to Our Industry

The investment management business is intensely competitive, which could have a material adverse effect on our results of operations, financial condition and cash flow.

We compete as an investment manager for both fund investors and investment opportunities. The investment management business is highly fragmented, with our principal competitors being sponsors of private funds and operating companies acting as strategic buyers of businesses. Competition for fund investors is based on a variety of factors, including:

•	investment performance;

•	investor liquidity and willingness to invest;

•	investor perception of investment managers’ drive, focus and alignment of interest;

•	business reputation;

•	quality of services provided to and duration of relationships with fund investors;

•	pricing and fund terms, including fees;

•	the relative attractiveness of the types of investments that have been or will be made; and

•	consideration of ESG issues.

Further, we believe that competition for investment opportunities is based primarily on the pricing, terms and structure of a proposed investment and certainty of execution.

A variety of factors could exacerbate the competitive risks we face, including:

•

fund investors may reduce their investments in our funds or decrease their allocations in new funds based on a variety of factors, such as the occurrence of an economic downturn, their available capital, regulatory requirements or a desire to consolidate their relationships with investment firms;

•

some of our competitors may have agreed, or may agree, to terms on their funds or products that are more favorable to fund investors than those of our funds or products, such as lower management fees, greater fee sharing or higher hurdles for performance allocations, and we may be unable to match or otherwise revise our terms;

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•	some of our funds may not perform as well as competitors’ funds or other available investment products;

•

some of our competitors may have raised, or may raise, significant amounts of capital and may have similar investment objectives and strategies to our funds, which could create additional competition for investment opportunities and reduce the size and duration of pricing inefficiencies that many alternative investment strategies seek to exploit;

•	some of our competitors may have a lower cost of capital and access to funding sources that are not available to us;

•

some of our competitors may have higher risk tolerances, different risk assessments or lower return thresholds, which could allow them to consider a wider variety of investments and bid more aggressively than us for investments;

•

some of our competitors may be subject to less regulation or less regulatory scrutiny and, accordingly, may have more flexibility to undertake and execute certain businesses or investments than we do and/or bear less expense to comply with such regulations than we bear;

•

there are relatively few barriers to entry impeding the formation of new funds, including a relatively low cost of entering these businesses, and the successful efforts of new entrants into our various lines of business have resulted, and may continue to result, in increased competition;

•	if, as we expect, allocation of assets to alternative investment strategies increases, there may be increased competition for alternative investments and access to fund general partners and managers;

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•

some of our competitors may have instituted, or may institute, low cost, high speed financial applications and services based on artificial intelligence, and new competitors may enter the investment management space using new investment platforms based on artificial intelligence;

•	the proliferation of SPACs entering the market may compete with our funds for investment opportunities and drive up asset prices;

•	some investors may prefer to pursue investments directly instead of investing through one of our funds;

•	some investors may prefer to invest with an investment manager that is not publicly traded, is smaller or manages fewer investment products; and

•	other industry participants continuously seek to recruit our investment professionals and other key personnel away from us.

We may lose investment opportunities in the future if we do not match investment prices, structures and terms offered by competitors. For example, competitors that are corporate buyers may be able to achieve synergistic cost savings in respect of an investment, which may allow them to submit a higher bid. Alternatively, we may experience decreased investment returns and increased risks of loss if we match investment prices, structures and terms offered by competitors. As a result, if we are forced to compete with other investment firms on the basis of price, we may be unable to maintain our current fees or other terms. There is a risk that management fees and performance allocations in the alternative investment management industry will decline, without regard to the historical performance of a manager. Management fee or performance allocation income reductions on existing or future funds, without corresponding decreases in our cost structure, would negatively impact our revenues and profitability and could have a material adverse effect on our results of operations, financial condition and cash flow.

In addition, if market conditions for competing investment products were to become more favorable, such products could offer rates of return superior to those achieved by our funds and the attractiveness of our funds relative to investments in other investment products could decrease. This competitive pressure could negatively impact our ability to make successful investments and limit our ability to raise future funds, either of which could have a material adverse effect on our results of operations, financial condition and cash flow.

Climate change and climate change-related regulation could adversely affect our business.

QZ and our portfolio companies face risks associated with climate change including risks related to the impact of climate-and ESG-related legislation and regulation (both domestically and internationally), risks related to climate-related business trends, and risks stemming from the physical impacts of climate change. In addition, uncertainties related to climate change and climate change-related regulation may adversely impact QZ Rise Climate, our dedicated climate impact investing product.

New climate change-related regulations or interpretations of existing laws may result in enhanced disclosure obligations, which could negatively affect us or our portfolio companies and materially increase our regulatory burden. Increased regulations generally increase our costs, and we could continue to experience higher costs if new laws require us to spend more time, hire additional personnel or buy new technology to comply effectively. In particular, compliance with climate- and other ESG-related rules in the EU is expected to result in increased legal and compliance costs and expenses which would be borne by us and our funds. See “Risks Related to Our Business—We are subject to increasing scrutiny from fund investors and regulators on ESG matters, which may constrain investment opportunities for our funds and negatively impact our ability to raise capital from such investors.” At the portfolio company level, while we have increasingly and substantially sought to invest in sectors that are inherently lower carbon intensity (e.g., technology, healthcare) which decreases transition risk, there are still individual portfolio companies in these and other sectors that could face transition risk if carbon-related regulations or taxes are implemented. Further, advances in climate science may change society’s understanding of sources and magnitudes of negative effects on climate, which could negatively impact portfolio company financial performance and regulatory jeopardy.

In addition, QZ faces business trend-related climate risks including the increased attention to climate-related legislation and regulation by our fund investors. Certain fund investors have considered ESG factors, including climate risks, in determining whether to invest in our funds. See “Risks Related to Our Business—We are subject to increasing scrutiny from fund investors and regulators on ESG matters, which may constrain investment opportunities for our funds and negatively impact our ability to raise capital from such investors.” For our portfolio companies, business trends related to climate change may require capital expenditures, product or service redesigns, and changes to operations and supply chains to meet changing customer expectations. While this can create opportunities, not addressing these changed expectations could create business risks for portfolio companies, which could negatively impact the returns in our funds.

Further, significant physical effects of climate change including extreme weather events such as hurricanes or floods, can also have an adverse impact on certain of our portfolio companies and investments, especially our real asset investments and portfolio companies that rely on physical factories, plants or stores located in the affected areas. As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions to increase as well. For example, unseasonal or violent weather events can have a material impact to businesses or properties that focus on tourism or recreational travel.

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While the geographic distribution of our portfolio inherently limits QZ’s physical climate risk, some physical risk is inherent in the companies in our portfolio, particularly in some real estate holdings and Asia- and Africa-based investments and in the unknown potential for extreme weather that could occur related to climate change.

Difficult economic and market conditions could negatively impact our businesses in many ways, including by reducing the value or hampering the performance of our funds’ investments or reducing our funds’ ability to raise or deploy capital, each of which could have a material adverse effect on our results of operations, financial condition and cash flow.

Our business is materially affected by conditions in the global financial markets and economic conditions or events throughout the world that are outside of our control, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation and regulations on the financial industry), pandemics or other severe public health events, trade barriers, commodity prices, currency exchange rates and controls, national and international political circumstances (including government shutdowns, wars, terrorist acts or security operations) and the effects of climate change. Recently, markets have been affected by the COVID-19 pandemic, U.S. interest rates, the imposition of trade barriers, ongoing trade negotiations with major U.S. trading partners and changes in U.S. tax regulations. See “—Risks Related to Our Business—The COVID-19 pandemic caused severe disruptions in the U.S. and global economies and has impacted, and may continue to negatively impact, our business and our results of operations, financial condition and cash flow.” These conditions, events and factors are outside our control and may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to them.

Volatility in the global financial markets or a financial downturn could negatively impact our business in a number of ways. Volatility or unfavorable market and economic conditions could reduce opportunities for our funds to make, exit and realize value from, and expected returns on, their existing investments. When financing is not available or becomes too costly, it is difficult for potential buyers to raise sufficient capital to purchase our funds’ investments, and we may earn lower-than-expected returns on them, which could cause us to realize diminished or no performance allocations. Further, volatility caused by the COVID-19 pandemic or other geopolitical or macroeconomic factors in global markets, such as the withdrawal of the U.K. from the EU, which is commonly referred to as “Brexit,” could have a greater negative effect on industries that are more sensitive to changes in consumer demand, such as the travel and leisure, gaming and real estate industries. For example, due to the severity of the COVID-19 pandemic and uncertainty surrounding Brexit, the U.K.-focused Financial Time Stock Exchange 100 ended the year down 14% in 2020, while the tech-heavy Nasdaq Composite returned 44%. If not otherwise offset, declines in the equity, debt and commodity markets would likely cause us to write down our funds’ investments. Our profitability may also be negatively impacted by our fixed costs and the possibility that we would be unable to scale back other costs within a time frame sufficient to match any decreases in net income relating to a downturn in market and economic conditions.

During periods of difficult market conditions or slowdowns, our funds’ portfolio companies or assets in which we have invested may experience adverse operating performance, decreased revenues, financial losses, credit rating downgrades, difficulty in obtaining access to financing and increased funding costs. These companies may also have difficulty expanding their businesses and operations, meeting their debt service obligations or paying other expenses as they become due, including amounts payable to us. Negative financial results in our funds’ portfolio companies could result in less appreciation across the portfolio and lower investment returns for our funds. Because our funds generally make a limited number of investments, negative financial results in a few of a fund’s portfolio companies could severely impact the fund’s total returns, which could negatively affect our ability to raise new funds, the performance allocations we receive and the value of our investments. Further, such negative market conditions could potentially result in a portfolio company entering bankruptcy proceedings, or in the case of certain real estate funds, the abandonment or foreclosure of investments, which could result in a complete loss of the fund’s investment in such portfolio company and negatively impact the fund’s performance and, consequently, the performance allocations we receive and the value of our investment, as well as our reputation.

Receipt of lower investment returns from our funds during a period of difficult market conditions could cause our cash flow from operations to significantly decrease, which could negatively impact our liquidity position and the amount of cash we have on hand to conduct our operations and pay dividends to our stockholders. The generation of less performance allocations could also affect our leverage ratios, external credit ratings and compliance with our credit facility covenants as well as our ability to renew or refinance all or part of our credit facility and contractual obligations. Having less cash on hand could in turn require us to rely on other sources of cash, such as the capital markets, to conduct our operations.

In addition, volatility or unfavorable market and economic conditions could make it difficult for our funds to find suitable investments or secure financing for investments on attractive terms. Heightened equity and credit market volatility could negatively impact availability and cost of financing for significant acquisitions and dispositions. For example, in the United States, high yield credit spreads rose by nearly 750 basis points (bps) during the first quarter of 2020. If credit markets weaken, our funds may be unable to consummate significant acquisitions and dispositions on acceptable terms or at all. A general slowdown in global merger and acquisition activity due to the lack of suitable financing or an increase in uncertainty could slow in our investment pace, which in turn could negatively impact our ability to generate future performance allocations and fully invest the available capital in our funds. A slowdown in the deployment of our available capital could impact the management fees we earn on funds that generate fees based on invested (and not committed) capital, including our ability to raise, and the timing of raising, successor funds.

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Market volatility could also negatively impact our fundraising efforts in several ways. We generally raise capital for a successor fund following the substantial and successful deployment of capital from the existing fund. Poor performance by existing funds as a result of market conditions could impair our ability to raise new funds as could any change in or rebalancing of fund investors’ asset allocation policies. Investors often allocate to alternative asset classes (including private equity) based on a target percentage of their overall portfolio. If the value of an investor’s portfolio decreases as a whole, the amount available to allocate to alternative assets (including private equity) could decline. Further, investors often take into account the amount of distributions they have received from existing funds when considering commitments to new funds. General market volatility or a reduction in distributions to investors could cause investors to delay making new commitments to funds or negotiate for lower fees, different fee sharing arrangements for transaction or other fees and other concessions. The outcome of such negotiations could result in our agreement to terms that are materially less favorable to us than for prior funds we have managed, and a decrease in the amount an investor commits to our funds could have an impact on the ultimate size of the fund and amount of management fees we generate.

Extensive regulation of our businesses affects our activities and creates the potential for significant liabilities and penalties. Increased regulatory focus on the alternative asset industry or legislative or regulatory changes could result in additional burdens and expenses on our business.

Our business is subject to extensive regulation, including periodic examinations, by governmental agencies and self-regulatory organizations in the jurisdictions in which we operate around the world. Many of these regulators, including U.S. and foreign government agencies and self-regulatory organizations, are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or investment adviser from registration or memberships. If the SEC or any other governmental authority, regulatory agency or similar body takes issue with our past practices, including, for example, past investment and co-investment activities, internal operating procedures or arrangements with our people, including our senior advisors, we will be at risk for regulatory sanction. Even if an investigation or proceeding does not result in a significant sanction, the costs incurred in responding to such matters could be material. Further, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm our reputation and cause us to lose existing investors or fail to attract new investors, as well as discourage others from doing business with us. Some of our funds invest in businesses that operate in highly regulated industries. The regulatory regimes to which such businesses are subject may, among other things, condition our funds’ ability to invest in those businesses upon the satisfaction of applicable ownership restrictions or qualification requirements for receipt of regulatory approval. Obtaining regulatory approval is often a lengthy and expensive process with an uncertain outcome. Portfolio companies may be unable to obtain necessary regulatory approvals on a timely basis, if at all, and the failure to obtain such approvals may prevent our funds from consummating the applicable investments, which could materially and adversely affect their performance. Our failure to obtain or maintain any regulatory approvals necessary for our funds to invest in such industries may disqualify our funds from participating in certain investments or require our funds to divest certain assets.

In recent years, the SEC and its staff have focused on issues relevant to global investment firms and have formed specialized units devoted to examining such firms and, in certain cases, bringing enforcement actions against the firms, their principals and their employees. Such actions and settlements involving U.S.-based private fund advisers generally have involved a number of issues, including the undisclosed allocation of the fees, costs and expenses related to unconsummated co-investment transactions (i.e., the allocation of broken deal expenses), undisclosed legal fee arrangements affording the adviser greater discounts than those afforded to funds advised by such adviser and the undisclosed acceleration of certain special fees. We have in the past and may in the future be subject to SEC enforcement actions and settlements. Recent SEC focus areas have also included the use and compensation of, and disclosure regarding, operating partners or consultants, outside business activities of firm principals and employees and group purchasing arrangements and general conflicts of interest disclosures.

We generally expect the SEC’s oversight of global investment firms to continue to focus on concerns related to transparency, investor disclosure practices, fees and expenses, valuation and conflicts of interest, which could impact us in various ways. We further expect a greater level of SEC enforcement activity under the Biden administration, and while we have a robust compliance program in place, it is possible this enforcement activity will target practices that we believe are compliant and that were not targeted by the prior administration.

We regularly are subject to requests for information and informal or formal investigations by the SEC and other regulatory authorities, with which we routinely cooperate and, in the current environment, even historical practices that have been previously examined are being revisited.

We regularly rely on exemptions from various requirements of the Securities Act, Exchange Act, the Investment Company Act, the Commodity Exchange Act of 1936, as amended, and the U.S. Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” in conducting our asset management activities in the United States. If these exemptions were to become unavailable to us, we could become subject to regulatory action or third-party claims, and our business could be negatively impacted. For example, in 2014, the SEC amended Rule 506 of Regulation D under the Securities Act, an exemption on which we routinely rely to market interests in our funds, to impose “bad actor” disqualification provisions that ban an issuer from offering or selling securities pursuant to the safe harbor in Rule 506 if the issuer, or any other “covered person,” is the subject of a criminal, regulatory or court order or other disqualifying event under the rule which has not been waived by the SEC. The definition of

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“covered person” under the rule includes an issuer’s directors, general partners, managing members and executive officers; affiliates who are also issuing securities in the offering; beneficial owners of 20% or more of the issuer’s outstanding equity securities; and promoters and persons compensated for soliciting investors in the offering. Accordingly, we would be unable to rely on Rule 506 to offer or sell securities if we or any “covered person” is the subject of a disqualifying event under the rule and we are unable to obtain a waiver from the SEC.

Similarly, in conducting our asset management activities outside the United States, we rely on exemptions from the regulatory regimes of various foreign jurisdictions. Exemptions from U.S. and foreign regulations are often highly complex and may, in certain circumstances, depend on compliance by third parties we do not control. If these exemptions were to become unavailable to us, our business could be negatively impacted, as these regulations often serve to limit our activities and impose burdensome compliance requirements. See “Business—Regulation and Compliance.” Moreover, the requirements imposed by our regulators are designed primarily to ensure the integrity of the financial markets and to protect our fund investors and not our stockholders.

Changes in the U.S. political environment and financial regulatory changes in the United States could negatively impact our business.

The current U.S. political environment and the resulting uncertainties regarding actual and potential shifts in U.S. foreign investment, trade, taxation, economic, environmental and other policies under the Biden administration could lead to disruption, instability and volatility in the global markets. The consequences of previously enacted legislation could also impact our business operations in the future. For example, bipartisan legislation enacted in August 2018 has increased and may continue to significantly increase the number of transactions that are subject to the jurisdiction of the Committee on Foreign Investment in the United States (the “CFIUS”), which has the authority to review and potentially block or impose conditions on certain foreign investments in U.S. companies or real estate. CFIUS’ expanded jurisdiction may reduce the number of potential buyers of certain of our funds’ portfolio companies and thus limit the ability of our funds to exit from certain investments, as well as limit our flexibility in structuring or financing certain transactions. The Biden administration may also pursue tax policies seeking to increase the corporate tax rate and further limit the deductibility of interest, or materially alter the taxation of capital gains, among other things. Such changes could materially increase the taxes imposed on us or our funds’ portfolio companies. See “—Changes in relevant tax laws, regulations or treaties or an adverse interpretation of these items by tax authorities could negatively impact our effective tax rate and tax liability.” Further, negative public sentiment could lead to heightened scrutiny and criticisms of our business model generally, or our business and investments in particular.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in 2010, has imposed significant changes on almost every aspect of the U.S. financial services industry, including aspects of our business. On May 24, 2018, the Economic Growth, Regulatory Relief and Consumer Protection Act (the “Reform Act”) was signed into law. The Reform Act amends various sections of the Dodd-Frank Act. The Reform Act and various other proposals focused on deregulation of the U.S. financial services industry could have the effect of increasing competition or otherwise reducing investment opportunities, which could negatively impact our business. The Reform Act also modified automatic additional regulatory compliance issues for financial entities that were deemed “Systemically Important Financial Institutions” from $50 billion AUM to $250 billion AUM. There is legislative risk under the Biden administration that such designation will revert back to $50 billion and expand its application to include private equity asset management firms.

Under applicable SEC rules, investment advisers are required to implement compliance policies designed, among other matters, to track campaign contributions by certain of the adviser’s employees and engagements of third parties that solicit government entities and to keep certain records to enable the SEC to determine compliance with the rule. In addition, there have been similar rules on a state level regarding “pay to play” practices by investment advisers. FINRA adopted its own set of “pay to play” regulations, which went into effect on August 20, 2017, that are similar to the SEC’s regulations. In addition, many pay to play regimes (including the SEC pay to play rule for investment advisers) impute the personal political activities of certain executives and employees, and in some instances their spouses and family members, to the manager for purposes of potential pay to play liability.

The Dodd-Frank Act also imposes a regulatory structure on the “swaps” market, including requirements for clearing, exchange trading, capital, margin, reporting and recordkeeping. The Commodity Futures Trading Commission (the “CFTC”) has finalized many rules applicable to swap market participants, including business conduct standards for swap dealers, reporting and recordkeeping, mandatory clearing for certain swaps, exchange trading rules applicable to swaps, initial and variation margin requirements for uncleared swap transactions and regulatory requirements for cross-border swap activities. These requirements could reduce market liquidity and negatively impact our business, including by reducing our ability to enter swaps.

The Dodd-Frank Act authorizes federal regulatory agencies to review and, in certain cases, prohibit compensation arrangements at financial institutions that give employees incentives to engage in conduct deemed to encourage inappropriate risk taking by covered financial institutions. On May 16, 2016, the SEC and other federal regulatory agencies proposed a rule that would apply requirements on incentive-based compensation arrangements of “covered financial institutions,” including certain registered investment advisers and broker-dealers above a specific asset threshold. This, if adopted, could limit our ability to

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recruit and retain investment professionals and senior management executives. However, the proposed rule remains pending and may be subject to significant modifications.

Furthermore, negative public sentiment could lead to heightened scrutiny and criticisms of our business model generally, or our business and investments in particular. For example, in June 2019, certain members of the U.S. Congress introduced the Stop Wall Street Looting Act of 2019, a comprehensive bill intended to fundamentally reform the private equity industry. Following the 2020 presidential and congressional elections in the United States, there has been an increased risk of legislative and regulatory action that could adversely limit and affect our and our funds’ portfolio companies’ businesses. In August 2021, legislation was introduced in the Senate proposing to change the definition of carried interest. The “Ending the Carried Interest Loophole Act” proposes to close the tax rate differential between carried interests and ordinary income and accelerate the recognition and payment of tax on the receipt of carried interest and would have material impact on our business if enacted. Other potential changes in legislation or regulation may include higher corporate tax rate, greater scrutiny on the private equity industry or elimination of carried interest or limitations of the capital gains tax. If the proposed bills or parts thereof, or other similar legislation, were to become law, it could negatively impact affect us, our funds’ portfolio companies and our investors.

Future legislation, regulation or guidance could negatively impact the fund industry generally and/or us specifically. Financial services and private funds may in the future be subject to further governmental scrutiny, an increase in regulatory investigations and/or enhanced regulation, including as a result of changes in the presidency or congressional leadership. Any changes in the regulatory framework applicable to our business, including the changes described above, may impose additional compliance and other costs on us, require the attention of our senior management or result in limitations on the manner in which we conduct our business, all of which could negatively impact our profitability.

Changing regulations regarding derivatives and commodity interest transactions could negatively impact our business.

The regulation of derivatives and commodity interest transactions in the United States and other countries is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. We and our affiliates enter into derivatives transactions for various purposes, including to manage the financial risks related to our business. Accordingly, the impact of this evolving regulatory regime on our business is difficult to predict, but it could be substantial and adverse.

Managers of certain pooled investment vehicles with exposure to certain types of derivatives may be required to register with the CFTC as commodity pool operators and/or commodity trading advisors and become members of the National Futures Association. As such, certain of our or our affiliates’ risk management or other commodities interest-related activities may be subject to CFTC oversight. To date, we have concluded that the covered activities in which our affiliates engage do not rise to the level of requiring the subsidiaries to register with the CFTC or the National Futures Association, or the “NFA,” and instead, these affiliates file for exemptions from such registration requirements. As part of ensuring the affiliates continue to be exempt from registration, we have instituted procedures to monitor our exposure to covered activities and comply with exemption renewal requirements. In the event that the frequency of our affiliates’ engagement in covered activities exceeds the threshold for exemption from registration, such affiliates could become subject to a wide range of other regulatory requirements, such as:

•	potential compliance with certain commodities interest position limits or position accountability rules;

•	administrative requirements, including recordkeeping, confirmation of transactions and reconciliation of trade data; and

•	mandatory central clearing and collateral requirements. Our business may incur increased ongoing costs associated with monitoring compliance.

Newly instituted and amended regulations could significantly increase the cost of entering into derivative contracts (including through requirements to post collateral, which could negatively impact our available liquidity), materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks that we encounter, reduce our ability to restructure our existing derivative contracts and increase our exposure to less creditworthy counterparties. If we reduce our use of derivatives as a result of such regulations (and any new regulations), our results of operations may become more volatile and our cash flows may be less predictable.

Federal, state and foreign anti-corruption and trade sanctions laws applicable to us, our funds and our funds’ portfolio companies create the potential for significant liabilities and penalties, the inability to complete transactions and reputational harm.

We are subject to a number of laws and regulations governing payments, offers and contributions to or for the benefit of public officials or other parties, including restrictions imposed by the FCPA, as well as economic sanctions and export control laws administered by OFAC, the U.S. Department of Commerce and the U.S. Department of State. The FCPA prohibits bribery of foreign public officials, government employees and political parties and requires public companies in the United States to keep books and records that accurately and fairly reflect their transactions. The U.S. Department of Commerce and the U.S. Department of State administer and enforce certain export control laws and regulations, and OFAC and the U.S. Department of

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State administer and enforce economic sanctions based on U.S. foreign policy and national security goals against targeted countries, jurisdictions, territories, regimes, entities, organizations and individuals. These laws and regulations relate to a number of aspects of our businesses, including servicing existing fund investors, finding new fund investors and sourcing new investments, as well as the activities of our funds’ portfolio companies. U.S. government regulators, including the U.S. Department of Justice, the SEC and OFAC, have devoted more resources to enforcement of the FCPA and export control laws as enforcement has become more of a priority in recent years. A number of other countries, including countries where we and our funds’ portfolio companies maintain operations or conduct business, have also expanded significantly their enforcement activities, especially in the anti-corruption area. Recently, the U.S. government has also used sanctions and export controls to address broader foreign and international economic policy goals. While we have developed and implemented policies and procedures designed to ensure compliance by us and our personnel with the FCPA, economic sanctions laws and other applicable anti-bribery laws, as well as with sanctions and export control laws, such policies and procedures may not be effective in all instances to prevent violations. Any determination that we have violated these laws could subject us to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation, disbarment and a general loss of investor confidence, any one of which could have a material adverse effect on our results of operations, financial condition and cash flow.

Laws in non-U.S. jurisdictions as well as other applicable anti-bribery, anti-corruption, anti-money laundering, economic sanctions or other export control laws abroad, may also impose stricter or more onerous requirements than the FCPA, OFAC, the U.S. Department of Commerce and the U.S. Department of State, and implementing them may disrupt our business or cause us to incur significantly more costs to comply with those laws. Differences between such U.S. and non-U.S. laws increase the risks and complexities of compliance and sometimes present actual conflicts of law (especially in the sanctions area). For example, in the U.K., we are subject to laws regarding the prevention of money laundering and the financing of terrorism as well as laws prohibiting bribery, including the U.K. Bribery Act 2010. We cannot predict the nature, scope or effect of future regulatory requirements to which we might be subject or the manner in which existing laws might be administered, interpreted or enforced. Our funds’ portfolio companies’ compliance policies and procedures may not prevent all instances of money laundering or bribery, or other prohibited transactions, including those arising from actions by employees, for which we or they might be held responsible. If we fail to comply with this multitude of laws and regulations, even where conflicts of law arise, we could be exposed to claims for damages, civil or criminal penalties, reputational harm, incarceration of our employees, restrictions on our operations (including disbarment) and other liabilities, which could have a material adverse effect on our results of operations, financial condition and cash flow. In addition, depending on the circumstances, we could be liable for violations of applicable anti-corruption, sanctions or export control laws committed by companies in which we or our funds invest.

In addition, the recently enacted Foreign Investment Risk Review Modernization Act (“FIRRMA”) and related regulations significantly expanded the types of transactions that are subject to the jurisdiction of the CFIUS. Under the FIRRMA, the CFIUS has the authority to review and potentially block or impose conditions on certain foreign investments in U.S. companies or real estate, which may reduce the number of potential buyers and limit the ability of our funds to exit from certain investments. In addition, we may be subject to successor liability for FCPA violations or other acts of bribery, or violations of applicable sanctions or other export control laws, committed by companies in which we or our funds invest or which we or our funds acquire. Allegations that our funds’ portfolio companies engaged in conduct that is perceived to have violated anti-corruption laws, economic sanctions laws, or export control laws could negatively impact us, create legal liability, or cause reputational and business harm that could negatively impact the valuation of a fund’s investments.

Regulatory initiatives in jurisdictions outside the United States could negatively impact our business.

Similar to the United States, the current environment in non-U.S. jurisdictions in which we operate, in particular the EU, has become subject to an expanding body of regulation. Governmental regulators and other authorities have proposed or implemented a number of initiatives and additional rules and regulations that could negatively impact our business.

New prudential regimes for U.K. investment firms. The U.K. is implementing a new prudential regime for investment firms (which mirrors which mirrors similar measures being implemented in the EU) known as the Investment Firms Prudential Regime (the “IFPR”). The IFPR will apply to QZ Europe, LLP, our London-based affiliate (“QZ Europe”), from January 1, 2022 and may substantially increase the firm’s regulatory capital requirements and impose more onerous remuneration rules as well as revised and extended internal governance, disclosure, reporting and liquidity requirements.

AIFMD. The Alternative Investment Fund Managers Directive (“AIFMD”) imposes certain initial and ongoing regulatory obligations in respect of the marketing in the European Economic Area (the “EEA”) by alternative investment fund managers of alternative investment funds. The U.K. retained AIFMD following Brexit. AIFMD, as implemented in the EEA and U.K., applies to us to the extent that we actively market our funds in the EEA and U.K. AIFMD is currently under review by the European Commission. At this time, it is difficult to predict the final form of the changes to AIFMD but they may, amongst other things, increase the cost and complexity of raising capital. It is not yet clear to what extent (if any) the U.K. would reflect any changes to AIFMD in its domestic rules.

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Anti-Money Laundering. During 2020, two new EU Anti-Money Laundering (AML) Directives came into force: the fifth AML EU Directive (“AMLD5”) and the sixth AML EU Directive (“AMLD6”). AMLD5 was implemented into U.K. law on January 10, 2020. The changes under AMLD5 include new, more stringent customer due diligence measures and reporting requirements. AMLD5 has added complexity to our internal processes and any perceived shortcomings in our adoption of AMLD5 could create reputational risks to our business. AMLD6 harmonizes the definition of money laundering across the EU, expands the number of offenses that fall under the definition of money laundering and extends criminal liability to include punishments for legal persons. The U.K. government has not implemented AMLD6 for the time being.

Sustainable Finance. On March 7, 2018, the European Commission adopted an action plan on financing sustainable growth. The action plan is, among other things, designed to define and reorient investment toward sustainability and targets all financial market participants, and a number of legislative initiatives are underway. In particular:

•

On December 9, 2019, a new EU regulation (Regulation (EU) 2019/2088) on sustainability-related disclosures in the financial sector (the “SFDR”) was published in the Official Journal of the European Union, which came into force on March 10, 2021. The SFDR introduces mandatory sustainability-related transparency and disclosure requirements for fund managers actively marketing their funds in the EEA, including us. Certain requirements in the SFDR have been delayed until July 2022.

•

In June 2020, a new EU regulation establishing a general framework for determining which economic activities qualify as “environmentally sustainable” was published in the Official Journal of the European Union (the “Taxonomy Regulation”). The Taxonomy Regulation introduces certain mandatory disclosure requirements (which supplement those set out in SFDR) for financial products which have an environmentally sustainable investment objectives or which promote environmental characteristics. The Taxonomy Regulation is due to take effect starting in January 2022 and is expected to impact certain of our funds and their managers.

The U.K. has signaled an intention to introduce a new legislative framework focused on implementing the recommendations of the Financial Stability Board Taskforce on Climate-related Financial Disclosures (“TCFD”), in particular by introducing mandatory TCFD-aligned climate-related disclosure requirements for U.K. firms, including, potentially, QZ Europe. This framework is still in development.

Leveraged Transactions. In May 2017, the European Central Bank (“ECB”) issued guidance on leveraged transactions that applies to significant credit institutions supervised by the ECB in member states of the euro zone (i.e., those EU member states that have adopted the euro as their currency). Under the guidance, credit institutions should have in place internal policies that include a definition of “leveraged transactions.” Loans or credit exposures to a borrower should be regarded as leveraged transactions if (i) the borrower’s post-financing level of leverage exceeds a total debt to EBITDA ratio of 4.0 times or (ii) the borrower is owned by one or more “financial sponsors.” For these purposes, a financial sponsor is an investment firm that undertakes private equity investments in and/or leveraged buyouts of companies. Following these guidelines, credit institutions in the euro zone could in the future limit, delay or restrict the availability of credit and/or increase the cost of credit for our funds or our funds’ portfolio companies involved in leveraged transactions.

Hong Kong Security Law. On June 30, 2020, the National People’s Congress of China passed a national security law (the “National Security Law”), which criminalizes certain offenses, including secession, subversion of the Chinese government, terrorism and collusion with foreign entities. The National Security Law also applies to non-permanent residents. Although the extra-territorial reach of the National Security Law remains unclear, there is a risk that its application to conduct outside the Hong Kong Special Administrative Region of the People Republic of China (“Hong Kong”) by non-permanent residents of Hong Kong could limit the activities of or negatively impact us, our funds and/or our funds’ portfolio companies. The United States, the United Kingdom and several EU countries have expressed concerns regarding the National Security Law. The United States and other countries may take action against China, its leaders and leaders of Hong Kong, which may include the imposition of sanctions. Escalation of tensions resulting from the National Security Law, including conflict between China and other countries, protests and other government measures, as well as other economic, social or political unrest in the future, could negatively impact the security and stability of the region and have a material adverse effect on countries in which we, our funds and our funds’ portfolio companies or any of their respective personnel or assets are located. While we maintain offices in Hong Kong and our funds invest in portfolio companies that operate in Hong Kong or are currently or expected to be listed on the Stock Exchange of Hong Kong (which investments comprise approximately 4% of our AUM), none of our funds invests exclusively in Hong Kong; our Hong Kong operations, including our personnel and investments, do not represent a significant portion of our business; and our portfolio companies do not generally engage in commercial practices that would implicate the National Security Law. Nevertheless, the aforementioned risks, including an expansionary application of the National Security Law in unpredictable circumstances by the Chinese authorities, and any downturn in Hong Kong’s economy could negatively impact the industries in which we participate, negatively impact our, our funds’ or their portfolio companies’ operations and have a material adverse effect on our results of operations, financial condition and cash flow. See “—Risks Related to Our Business—Changes in China’s governmental policies could have an adverse effect on our business and operations.”

Data Privacy. The legislative and regulatory framework for privacy and data protection issues worldwide is rapidly evolving and is likely to continue for the foreseeable future. However, we believe that additional laws governing data and

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cybersecurity will be adopted in various jurisdictions around the world in the future, further expanding the regulation of data privacy and cybersecurity. We and our funds’ portfolio companies collect personally identifiable information and other sensitive and confidential data as an integral part of our business processes. This data is wide ranging and relates to our fund investors, employees, contractors and other counterparties and third parties. Our compliance obligations include those relating to U.S. data privacy and security laws.

Many foreign countries and governmental bodies, including the EU and other relevant jurisdictions where we and our funds’ portfolio companies conduct business, have laws and regulations concerning the collection and use of personally identifiable information and other data obtained from their residents or by businesses operating within their jurisdiction that are more restrictive than those in the United States. For example, the GDPR in Europe; the Hong Kong Personal Data (Privacy) Ordinance; and the Australian Privacy Act, among others. Privacy and cybersecurity laws in China, Hong Kong, Singapore, Korea, India and other jurisdictions may also impact data in those jurisdictions, including by requiring the localization of such data or subjecting such systems to intrusive governmental inspections. Global laws in this area are rapidly increasing in the scale and depth of their requirements and are also often extraterritorial in nature. In addition, a wide range of regulators are seeking to enforce these laws across regions and borders. Furthermore, we frequently have privacy compliance requirements as a result of our contractual arrangements with counterparties. These legal and contractual arrangements heighten our privacy obligations in the ordinary course of conducting our business in the United States and internationally.

The U.K. has adopted the GDPR and similar requirements continue to apply in the U.K. notwithstanding Brexit. As a result of Brexit, however, the U.K. is now a third-country for the purposes of the GDPR. This regulation provides for a transitional period during which transfers of personal data from the EU to the U.K. will not be considered as transfers to a third-country under EU GDPR. Transfers of personal data from the U.K. to the EU will continue to be permitted under the U.K. GDPR without the need for compliance with additional data export requirements.

While we made significant efforts and investment to develop policies and procedures to address data privacy laws, we potentially remain exposed to liability, particularly given the continued and rapid development of privacy laws and regulations around the world and increased enforcement action. Any inability, or perceived inability, by us or our funds’ portfolio companies to adequately address privacy concerns, or comply with applicable laws, regulations, policies, industry standards and guidance, contractual obligations, or other legal obligations, even if unfounded, could result in significant regulatory and third-party liability, increased costs, disruption of our and our funds’ portfolio companies’ business and operations and loss of client (including investor) confidence and other reputational damage. Furthermore, as new privacy-related laws and regulations are implemented, the time and resources needed for us and our funds’ portfolio companies to comply with such laws and regulations continues to increase.

The withdrawal of the U.K. from the EU could have a range of adverse consequences for us, our funds or our funds’ portfolio companies.

Brexit has impacted our European operations. QZ Europe is authorized and regulated in the U.K. as an investment firm by the FCA and is permitted to carry on certain regulated activities, acting as a sub-advisor mainly to our U.S. operations. Prior to the end of the transition period, QZ Europe benefitted from access to the cross-border services “passport” under the European Markets in Financial Instruments Directive (the “MiFID Passport”). The MiFID Passport allowed U.K. regulated firms such as QZ Europe to provide regulated services EEA member states without needing to be separately authorized or licensed in each jurisdiction. The MiFID Passport ceased to be available to QZ Europe at the end of the above-described transition period and, where relevant, it must now operate on a cross-border basis pursuant to licensing exemptions. In light of the continuing uncertainty surrounding Brexit, there can be no assurance that any renegotiated laws or regulations will not have an adverse impact on QZ Europe and its operations.

Risks Related to Taxation

Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Our structure is also subject to on-going future potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

The U.S. federal income tax treatment of our structure and transactions undertaken by us depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available.

You should also be aware that the U.S. federal income tax rules are constantly under review by persons involved in the legislative process, the IRS and the U.S. Department of the Treasury, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. For example, it is possible that future legislation increases the U.S. federal income tax rates applicable to corporations. No prediction can be made as to whether any particular proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on us. As such, we cannot assure you that future legislative, administrative or judicial developments will not result in an increase in the amount of U.S. tax payable by us, our funds, portfolio

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companies owned by our funds or by investors in our Class A common stock. If any such developments occur, our business, results of operation and cash flows could be adversely affected and such developments could have an adverse effect on your investment in our Class A common stock.

Changes in relevant tax laws, regulations or treaties or an adverse interpretation of these items by tax authorities could negatively impact our effective tax rate and tax liability.

Our effective tax rate and tax liability is based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex, and the manner which they apply to us and our funds is sometimes open to interpretation. Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. Although management believes its application of current laws, regulations and treaties to be correct and sustainable upon examination by the tax authorities, the tax authorities could challenge our interpretation, resulting in additional tax liability or adjustment to our income tax provision that could increase our effective tax rate. Regarding the impact of our conversion to a corporation on our income taxes, see Note 12, “Income Taxes,” to the consolidated financial statements included elsewhere in this prospectus.

Tax laws, regulations or treaties newly enacted or enacted in the future may cause us to revalue our net deferred tax assets and have a material change to our effective tax rate and tax liabilities. In December 2020, the IRS released final regulations under Section 162(m), which addressed changes made by the TCJA and, among other things, extended the coverage of Section 162(m) to include compensation paid by a partnership for services performed for it by a covered employee of a corporation that is a partner in the partnership. These regulations could meaningfully reduce the amount of tax deductions available to us in 2021 and future years for compensation paid to covered employees. Further, foreign, state and local governments may enact tax laws in response to the TCJA that could result in further changes to foreign, state and local taxation and have a material adverse effect on our results of operations, financial condition and cash flow.

Moreover, the 2020 U.S. presidential and congressional elections (and future elections) could result in significant changes in tax law and regulations. While the likelihood and nature of any such legislation or regulations going into effect is uncertain, U.S. Congress and the Biden administration have proposed and may pursue tax policy changes. For example, the proposed legislation in the Build Back Better Act, which was passed by the U.S. House of Representatives on November 19, 2021, would impose a 15% minimum tax on book income for corporations with profits over $1 billion, change the “global intangible low-taxed income” regime, reduce the deduction for “foreign-derived intangible income” and create a new limitation on interest deductions, among other things. Such changes could materially increase the taxes imposed on us or our funds’ portfolio companies, including in the event that we become subject to the minimum tax described above.

The U.S. Congress, the Organization for Economic Co-operation and Development (the “OECD”) and other government agencies in jurisdictions in which we invest or do business remain focused on the taxation of multinational companies, such as QZ. The OECD, which represents a coalition of member countries, is contemplating changes to numerous longstanding tax principles through its base erosion and profit shifting (“BEPS”) project, which focuses on a number of issues, including profit shifting among affiliated entities in different jurisdictions, interest deductibility and eligibility for the benefits of double tax treaties. Several of the proposed measures, including measures relating to the deductibility of interest expense, local nexus requirements, transfer pricing, treaty qualification and hybrid instruments could potentially be relevant to some of our structures and could have an adverse tax impact on us, our funds, investors and/or our funds’ portfolio companies. Some member countries have been moving forward on the BEPS agenda but, because the timing of implementation and the specific measures adopted will vary among participating states, significant uncertainty remains regarding the impact of the BEPS proposals. If implemented, these and other proposals could result in increased taxes on income from our investments and increased non-U.S. taxes on our management fees. In addition, the OECD is working on a “BEPS 2.0” initiative, which is aimed at (i) shifting taxing rights to the jurisdiction of the consumer and (ii) ensuring all companies pay a global minimum tax, and could recommend new rules in 2021. Although the timing and scope of any new provisions are currently subject to significant uncertainty, the implementation of any could negatively impact us, our funds’ portfolio companies and our investors.

Legislative changes have been proposed that would, if enacted, modify the tax treatment of partnership interests. If this or any similar legislation or regulation were to be enacted and apply to us, we could incur a substantial increase in our compensation costs and it could result in a reduction in the value of our Class A common stock.

Under the TCJA, investments must be held for more than three years, rather than the prior requirement of more than one year, for performance allocations to be treated for U.S. federal income tax purposes as capital gain. There are current proposals that would significantly extend the required holding period rules and the scope of the rules governing the taxation of certain performance allocations. The longer holding period requirement under the TCJA (or under the current proposals) may result in some or all of our performance allocations being treated as ordinary income, which would materially increase the amount of taxes that our employees and other key personnel would be required to pay. In January 2021, the IRS released regulations implementing the performance allocation provisions that were enacted as part of the TCJA. The tax consequences of such regulations are uncertain. Although most proposals regarding the taxation of performance allocations still require gain realization before applying ordinary income rates, legislation has been proposed that would assume a deemed annual return on performance allocations and

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tax that amount annually, with a true-up once the assets are sold. In addition, following the TCJA, the tax treatment of performance allocations has continued to be an area of focus for policymakers and government officials, which could result in a further regulatory action by federal or state governments. For example, certain states have proposed legislation to levy additional state tax on performance allocations. Tax authorities and legislators in other jurisdictions that QZ has investments or employees in could clarify, modify or challenge their treatment of performance allocations. See “—Changes in the U.S. political environment and financial regulatory changes in the United States could negatively impact our business.”

We may be required to fund withholding tax upon certain exchanges of Common Units into shares of our Class A common stock (or, in certain cases, shares of our nonvoting Class A common stock) by non-U.S. holders.

In the event of a transfer by a non-U.S. transferor of an interest in a partnership, the transferee generally must withhold tax in an amount equal to ten percent of the amount realized (as determined for U.S. federal income tax purposes) by the transferor on such transfer absent an exception. Holders of Common Units may include non-U.S. holders. Pursuant to the Exchange Agreement, a non-U.S. holder of Common Units will be entitled to have such holder’s Common Units exchanged for cash from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or (at our option) shares of our Class A common stock (or, in certain cases, shares of our nonvoting Class A common stock). To the extent withholding is required and we elect to deliver shares of our Class A common stock (or, in certain cases, shares of our nonvoting Class A common stock) rather than cash, we may not have sufficient cash to satisfy such withholding obligation, and we may be required to incur additional indebtedness or sell shares of our Class A common stock in the open market to raise additional cash in order to satisfy our withholding tax obligations.

If a QZ Asset Management partnership were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we and QZ Asset Management partnership might be subject to potentially significant tax inefficiencies, and we would not be able to recover payments previously made under the Tax Receivable Agreement even if the corresponding tax benefits were subsequently determined to have been unavailable due to such status.

We intend to operate such that no QZ Asset Management partnership becomes a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. A “publicly traded partnership” is a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof. Under certain circumstances, exchanges of Common Units pursuant to the Exchange Agreement or other transfers of Common Units could cause a QZ Asset Management partnership to be treated like a publicly traded partnership. From time to time, the U.S. Congress has considered legislation to change the tax treatment of partnerships and there can be no assurance that any such legislation will not be enacted or if enacted will not be adverse to us.

If any QZ Asset Management partnership were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, significant tax inefficiencies might result for us and QZ Asset Management partnership, including as a result of our inability to file a consolidated U.S. federal income tax return with QZ Asset Management partnership. In addition, we may not be able to realize tax benefits covered under the Tax Receivable Agreement and would not be able to recover any payments previously made under the Tax Receivable Agreement, even if the corresponding tax benefits (including any claimed increase in the tax basis of QZ Asset Management partnership’s assets) were subsequently determined to have been unavailable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the Reorganization, the consummation of this offering, expected growth, future capital expenditures, fund performance and debt service obligations, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus. Any forward-looking statement made by us in this speaks only as of the date on which we make it. Factors or events that could cause our actual results

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to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ORGANIZATIONAL STRUCTURE

QZ Global Limited is the holding company for our businesses, which have been conducted through operating subsidiaries held directly or indirectly by QZG. QZ Global Limited was formed on January 9, 2023 to serve as a holding company for our businesses. Prior to the consummation of this offering, QZG will have nominal assets and liabilities.

Historical Ownership Structure

QZ Asset Management is owned by certain members of management, employees, former employees, Pre-IPO Investors and other persons. Prior to the Reorganization and the closing of this offering, the partners of QZ Asset Management consist of:

•	certain members of management, employees and former employees who hold (directly or indirectly) over 80% of QZ Asset Management; and

•	certain Pre-IPO Investors who collectively hold (directly and indirectly) less than 20% of QZ Asset Management.

The Reorganization

In accordance with the Reorganization Agreement and related agreements, various actions will be taken prior to or in connection with the closing of this offering, including:

•	QZ Asset Management (and the entities through which its direct and indirect partners hold their interests) will be restructured and recapitalized.

•	The limited partnership agreements of QZ Asset Management partnerships will be amended and restated (such amended and restated documents, the “QZ Asset Management Limited Partnership

Agreements”) to create the Common Units and Promote Units. The Common Units will be owned by us (through wholly-owned subsidiaries or other aggregating entities), the QZ Partner Vehicles and certain of our Pre-IPO Investors. The Promote Units, which will represent a right to participate in certain distributions of performance allocations, will be owned by the QZ Partner Vehicles. Our wholly-owned subsidiaries will be the general partners of QZ Asset Management partnerships. See “—QZ Asset Management Limited Partnership Agreements.”

In Certain Additional Transactions Effected in Connection with the Offering

•	We will sell shares of our Class A common stock in this offering (assuming no exercise of the underwriters’ option to purchase additional shares).

•

We intend to use approximately $            million of the net proceeds of this offering to acquire                 newly issued Common Units of QZ Asset Management to obtain our economic interest in QZ Asset Management at an aggregate per-unit price equal to the per-share price paid by the underwriters for shares of our Class A common stock in this offering (or $            million if the underwriters exercise their option to purchase additional shares in full) and such amount shall be allocated among QZ Asset Management partnerships based on their relative fair market values as determined by the general partner of QZ Asset Management partnerships, such that (i) one Common Unit (comprising a single common unit issued by each of the three QZ Asset Management partnerships) will be exchangeable for cash equal to the value of one share of Class A common stock from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) (or, at our election, for one share of our Class A common stock or in certain cases one share of our nonvoting Class A common stock) and (ii) the Class B common stock corresponding to such exchangeable Common Unit will be cancelled for no additional consideration upon an exchange of a Common Unit. If the underwriters exercise their option to purchase additional shares of Class A common stock, we would use the additional net proceeds to acquire additional newly issued units of QZ Asset Management partnerships.

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•

We intend to use approximately $            million of the net proceeds of this offering to purchase Common Units from certain existing owners of QZ Asset Management (none of whom is an active QZ partner or Founder) at an aggregate per-unit price equal to the per-share price paid by the underwriters for shares of our Class A common stock in this offering. Certain of QZ Asset Management’s unitholders will sell all or a portion of their Common Units to us (or one of our wholly-owned subsidiaries) in exchange for (i) cash (at a per-unit price equal to the price paid by the underwriters for shares of our Class A common stock in this offering), (ii) shares of Class A common stock and/or nonvoting Class A common stock or (iii) a combination thereof. Certain of our Pre-IPO Investors will exchange all or a portion of their Common Units, or indirect interests therein, for newly-issued Class A common stock or nonvoting Class A common stock, and certain QZ partners will exchange all or a portion of their Common Units, or indirect interests therein, for newly-issued Class A common stock. In some cases, these exchanges will be effected by transferring the stock of a corporation that owns Common Units to us (or our subsidiary).

•

We will issue to each person (other than QZ Global Limited. and our wholly-owned subsidiaries) that owns a Common Unit one share of Class B common stock for each Common Unit held by such person. The Class B common stock will have voting rights but no economic rights.

•

We, one or more of our wholly-owned subsidiaries, QZ Asset Management partnerships and certain direct and indirect holders of outstanding Common Units will enter into the Exchange Agreement under which such holders of Common Units will have the right to have their Common Units redeemed by the issuing QZ Asset Management partnerships once each quarter (or, subject to certain limitations, otherwise from time to time) in exchange for cash from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or, at our election, for shares of our Class A common stock on a one-for-one basis (or, in certain cases, for shares of nonvoting Class A common stock). Additionally, in the event of a redemption request by a holder of Common Units, we (or our subsidiary) may, at our election, effect a direct exchange of cash from a substantially concurrent public offering or private sale (based on the price described above), Class A common stock or nonvoting Class A common stock for Common Units in lieu of such a redemption. When a Common Unit is so exchanged, a corresponding share of our Class B common stock will be automatically cancelled for no additional consideration. Further, if QZ Partner Holdings consents, any holder of interests in a QZ Partner Vehicle (or other entity owning Common Units) shall be permitted to exchange such interests with us or one of our wholly-owned subsidiaries in a manner that is economically comparable to an exchange of Common Units.

•

We, QZ Asset Management partnerships and one or more of our wholly-owned subsidiaries will enter into the Tax Receivable Agreement with certain partners of QZ Asset Management. The Tax Receivable Agreement will provide for payment by us (or our subsidiary) to certain such partners of 85% of certain tax benefits. See “Certain Relationships and Related Party Transactions—Proposed Transactions—Tax Receivable Agreement.”

•

We and QZ Asset Management partnerships will enter into the Investor Rights Agreement with the QZ Partner Vehicles, the Pre-IPO Investors and QZ partners to provide for certain rights and restrictions after the offering. See “—Investor Rights Agreement.”

Our Class B Common Stock

For each Common Unit owned by anyone other than us, we will issue to the holder of such unit one corresponding share of our Class B common stock. Immediately following the closing of this offering, we will have                outstanding shares of Class B common stock held of record by                stockholders. Each share of our Class B common stock will entitle its holder to ten votes per share until the Sunset becomes effective but without economic rights. After the Sunset becomes effective, each share of Class B common stock will entitle its holder to one vote. Each Common Unit (other than those owned by us) and a corresponding share of Class B Common Stock will only be transferred together, such that when a holder exchanges a Common Unit (comprising unitary interests issued by each of the three QZ Asset Management partnerships) for cash from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or, at our election, a share of Class A common stock, the Class B common stock corresponding to such exchangeable Common Unit will be cancelled for no additional consideration. See “—Voting Rights of Class A Common Stock and Class B Common Stock.”

Because the Sunset may not take place for some time, it is expected that the Class B common stock will continue to entitle its holders to ten votes per share, and the Class B stockholders will continue to exercise voting control over the Company, for the near future. The Class B stockholders will initially have    % of the combined voting power of our common stock (or    % if the underwriters exercise their option to purchase additional shares of Class A common stock in full). When a Common Unit is exchanged in accordance with the Exchange Agreement, the associated share of our Class B common stock will be automatically cancelled for no additional consideration.

Our current partners believe that the contributions of the current ownership group and management team have been critical in QZ Asset Management’s growth to date. We have a history of employee equity participation and believe that this practice has been instrumental in attracting and retaining a highly experienced team and will continue to be an important factor in maximizing

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long-term stockholder value following this offering. We believe that ensuring that our key decision-makers will continue to guide the direction of QZ Asset Management will result in a high degree of alignment with our stockholders and that issuing to our continuing ownership group the Class B common stock with ten votes per share will help maintain this continuity for up to five years following this offering, at which time, each share of our common stock will be entitled to one vote per share. We believe that this period of time will provide for a stable transition toward corporate governance that most public companies follow. See “Management—Founder Succession and Governance Transition.”

Our Class A Common Stock

We expect to issue a class of voting shares of Class A common stock to the public and certain holders of Common Units who exchange their units for common stock in connection with the offering. We will have                 shares of Class A common stock outstanding after the offering to which this prospectus relates (or                shares if the underwriters exercise their option to purchase additional shares in full), including                  shares of Class A common stock to be sold pursuant to this offering (or                shares if the underwriters exercise their option to purchase additional shares in full). The 100 shares of Class A common stock issued by us in connection with our initial capitalization will be redeemed by us for par value concurrently with the consummation of this offering.

Our Nonvoting Class A Common Stock

We expect to issue a class of nonvoting shares of Class A common stock to certain Pre-IPO Investors who elect to exchange their Common Units for common stock. All of the outstanding shares of nonvoting Class A common stock will automatically convert into shares of voting Class A common stock on a one-for-one basis upon any transfer by such investors of nonvoting Class A common stock to a third party as and when permitted by the Investor Rights Agreement. See ‘’—Investor Rights Agreement” below.

We will have                shares of nonvoting Class A common stock outstanding after the offering to which this prospectus relates, including                shares of nonvoting Class A common stock to be issued to certain Pre-IPO Investors in the Reorganization upon exchange of a corresponding number of their Common Units.

The Class A common stock and nonvoting Class A common stock outstanding will represent 100% of the rights of the holders of all classes of our outstanding common stock to share in distributions from us.

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Post-Offering Holding Company Structure

This offering is being conducted through what is commonly referred to as an “Up-C” structure, which is often used by partnerships and limited liability companies undertaking an initial public offering. The Up-C approach provides the existing partners with the tax advantage of continuing to own interests in a pass-through structure and provides potential future tax benefits for the public company and economic benefits for the existing partners when they ultimately exchange their pass-through interests for shares of Class A common stock. See “—Tax Receivable Agreement.”

We will be a holding company and, following this offering, our only business will be to act as the sole stockholder of the corporation that will own and control the entities serving as general partner of QZ Asset Management partnerships and the indirect owner of entities owning Common Units, and our only material assets will be units representing approximately    % of the Common Units (or    % if the underwriters exercise their option to purchase additional shares of Class A common stock in full), indirect general partner interests in QZ Asset Management partnerships and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of QZ Asset Management partnerships, we will indirectly control all of QZ Asset Management’s business and affairs. We will consolidate the financial results of QZ Asset Management and will report a redeemable other non-controlling interest related to the interests held by the continuing partners in our consolidated financial statements.

The source of any funds available for distributions to the Class A common stock and nonvoting Class A common stock will be distributions that we receive on account of our indirect ownership of Common Units of QZ Asset Management. We may cause QZ Asset Management to make distributions to holders of the Common Units (including us) to the extent it generates sufficient fee related revenues, investment income and capital allocation-based income. For a description of QZ Asset Management’s revenues, expenses and investment income, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial Measures.” While we and the other Common Unit holders are entitled to all of any fee related revenues and investment income available for distribution, we expect approximately 20% of the performance allocation income to be available for distribution to Common Unit holders. See “Unaudited Pro Forma Condensed Consolidated Financial Information and Other Data—Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data—Note 2.” We are not entitled to and will not receive any distributions on account of the Promote Units.

Certain of QZ Asset Management’s unitholders will sell all or a portion of their Common Units to us (or one of our wholly-owned subsidiaries) in exchange for (i) cash (at a per-unit price equal to the price paid by the underwriters for shares of our Class A common stock in this offering), (ii) shares of Class A common stock and/or nonvoting Class A common stock or (iii) a combination thereof. Certain of our Pre-IPO Investors will exchange all or a portion of their Common Units, or indirect interests therein, for newly-issued Class A common stock or nonvoting Class A common stock, and certain QZ partners will exchange all or a portion of their Common Units, or indirect interests therein, for newly-issued Class A common stock.

Pursuant to the Exchange Agreement, each Common Unit (not held by us or our direct or indirect wholly-owned subsidiaries) will be exchangeable for cash equal to the value of one share of Class A common stock from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or, at our election, for one share of our Class A common stock (or, in certain cases, for shares of nonvoting Class A common stock). When a Common Unit is exchanged, a corresponding share of our Class B common stock will be automatically cancelled for no additional consideration.

Subject to the availability of net cash flow at QZ Asset Management, under QZ Asset Management Limited Partnership Agreements, QZ Asset Management partnerships will distribute to us and the other holders of Common Units pro rata cash distributions for the purposes of funding tax obligations in respect of the taxable income and capital gain that is allocated to the partners of QZ Asset Management and our obligations to make payments under the Tax Receivable Agreement. In addition, QZ Asset Management will reimburse us for corporate and other overhead expenses.

Assuming QZ Asset Management makes distributions to its partners in any given year, the determination to pay dividends, if any, to our Class A stockholders out of the portion, if any, of such distributions remaining after our payment of taxes, Tax Receivable Agreement payments and expenses (any such portion, an “excess distribution”) will be made by our Executive Committee. Because our Executive Committee may determine to pay or not pay dividends to our Class A stockholders, our Class A stockholders may not necessarily receive dividend distributions relating to our excess distributions, even if QZ Asset Management makes such distributions to us.

QZ Asset Management Limited Partnership Agreements

Following the Reorganization, our business will be operated through QZ Asset Management and its consolidated subsidiaries. The operations of QZ Asset Management, and the rights and obligations of its partners, are set forth in the limited partnership agreements for QZ Asset Management partnerships, the forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The following is a description of certain terms of QZ Asset Management Limited

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Partnership Agreements. See “Certain Relationships and Related Party Transactions—Proposed Transactions—QZ Asset Management Limited Partnership Agreements.”

Economic Rights of Partners

After the closing of this offering, the holders of our Class A common stock (indirectly through us), the holders of nonvoting Class A common stock (indirectly through us) and the holders of Common Units (other than us) will hold approximately    %,    % and    %, respectively, of the Common Units in our business (or    %,    % and    %, respectively, if the underwriters exercise their option to purchase additional shares of Class A common stock in full).

Net profits and net losses attributable to the Common Units will be attributable on a pro rata basis in accordance with the number of Common Units held by a holder; however, under applicable tax rules, QZ Asset Management will be required to allocate taxable income disproportionately to its partners in certain circumstances. It is intended that distributions by QZ Asset Management will be made to each of its holders of Common Units in an amount to enable each partner to pay all applicable taxes on taxable income allocable to such Common Units and to allow us to make payments under the Tax Receivable Agreement. In addition, QZ Asset Management will reimburse us for corporate and other overhead expenses. However, QZ Asset Management may not make distributions or payments to its partners if doing so would violate any agreement to which it is then a party (which we do not expect to be the case upon the closing of this offering and the Reorganization).

Voting Rights of Partners

After the Reorganization, we will indirectly own the entities serving as the general partner of QZ Asset Management partnerships. In our capacity as such owner, we will indirectly control all of QZ Asset Management’s business and affairs.

Certain Tax Consequences to Us

The holders of Common Units, including us, will incur U.S. federal, state and local income taxes on their share of any taxable income of QZ Asset Management. Net profits and net losses not attributable to the Promote Units will generally be allocated to holders of Common Units and will be allocable on a pro rata basis in accordance with the number of Common Units held by a holder, except as otherwise required by law. Under QZ Asset Management Limited Partnership Agreements, QZ Asset Management will generally be required to make cash distributions to the holders of Common Units, including us, for purposes of funding their tax obligations in respect of the income of QZ Asset Management that is allocated to them and, in our case, allowing us to make payments under the Tax Receivable Agreement. Generally, these tax distributions will be computed based on our estimate of the taxable income of QZ Asset Management allocated to the holder of Common Units that receives the greatest proportionate allocation of income multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporation residing in South Dakota, whichever is higher. Tax distributions will be pro rata as among holders of Common Units.

Voting Rights of Class A Common Stock and Class B Common Stock

Except as provided in our certificate of incorporation or by applicable law, holders of Class A common stock and Class B common stock vote together as a single class. Each share of our Class A common stock generally will entitle its holder to one vote and each share of our Class B common stock will entitle its holder to ten votes until the occurrence of the Sunset. The nonvoting Class A common stock will have the same rights and privileges as, and will rank equally and share ratably with, and be identical in all respects as to all matters to, the Class A common stock, except that the nonvoting Class A common stock will have no voting rights other than such rights as may be required by law.

Investor Rights Agreement

Concurrently with the closing of this offering, we, QZ Asset Management partnerships, the QZ Partner Vehicles and the Pre-IPO Investors will enter into the Investor Rights Agreement with respect to all Class A common stock, nonvoting Class A common stock, Class B common stock and Common Units held by the QZ Partner Vehicles and the Pre-IPO Investors. We expect QZ partners to enter into or join the Investor Rights Agreement in connection with the Reorganization. Pursuant to the Investor Rights Agreement, the QZ Partner Vehicles, the Pre-IPO Investors and the QZ partners will be subject to certain transfer restrictions and will be provided with certain registration rights. See “Certain Relationships and Related Party Transactions—Proposed Transactions—Investor Rights Agreement.”

Certain Rights of our Founders and our CEO Prior to the Sunset

Prior to the Sunset, our Founders will have certain rights, consisting generally of negative consent rights over certain of the Company’s actions or strategic decisions, either with respect to senior leadership or to corporate strategy, such as formation of new committees of the board of directors (unless required by applicable law), issuance of preferred stock, material acquisitions and amendments to organizational documents of any QZ entity if such amendments are adverse to Founders’ interests. For

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additional information regarding the rights of our Founders and CEO, see “Management—Certain Rights of our Founders and our CEO Prior to the Sunset.” Mr. Yeung as our CEO will, in most cases, have rights comparable to those of our Founders; however, subject to certain exceptions, Mr. Yeung will not have a veto right but rather will have certain remedial rights under his employment agreement.

Tax Receivable Agreement

Prior to the completion of this offering, we and one or more of our wholly-owned subsidiaries will enter into the Tax Receivable Agreement with certain of our pre-IPO owners that provides for the payment by us (or our subsidiary) to such pre-IPO owners of 85% of the benefits, if any, that we actually realize, or we are deemed to realize (calculated using certain assumptions), as a result of the Covered Tax Items. Subsequent sales or exchanges of Common Units are expected to result in increases in the Covered Tax Items. The Covered Tax Items generated over time may increase and, therefore, may reduce the amount of U.S. federal, state and local tax that we would otherwise be required to pay in the future. Actual tax benefits realized by us may differ from tax benefits calculated under the Tax Receivable Agreement as a result of the use of certain assumptions in the Tax Receivable Agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. This payment obligation is our obligation and not the obligation of QZ Asset Management. See “Certain Relationships and Related Party Transactions—Proposed Transactions—Tax Receivable Agreement.”

USE OF PROCEEDS

We estimate that the net proceeds to us from our sale of                 shares of Class A common stock in this offering will be approximately $            million, after deducting underwriting discounts and commissions and estimated expenses payable by us in connection with this offering. The underwriters also have an option to purchase up to an additional                  shares of Class A common stock from us. We estimate that the net proceeds to us, if the underwriters exercise their right to purchase the maximum of                 additional shares of Class A common stock from us will be approximately $            million, after deducting underwriting discounts and commissions and estimated expenses payable by us in connection with this offering. This assumes a public offering price of $             per share (the midpoint of the price range set forth on the cover of this prospectus).

We will not receive any proceeds from the sale of shares of our Class A common stock by the selling stockholders in this offering. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions.

We intend to use approximately $            million (or, if the underwriters exercise their option to purchase additional shares in full, $                 million) of the net proceeds from this offering to purchase Common Units from certain existing owners of QZ Asset Management (none of whom is an active QZ partner or Founder) at an aggregate per-unit price equal to the per-share price paid by the underwriters for shares of our Class A common stock in this offering. Accordingly, we will not retain any of these proceeds.

In addition, as described in “Organizational Structure—Certain Additional Transactions Effected in Connection with the Offering,” we intend to use $            million of the net proceeds from this offering to acquire                newly issued Common Units of QZ Asset Management to obtain our economic interest in QZ Asset Management at an aggregate per-unit price equal to the per-share price paid by the underwriters for shares of our Class A common stock in this offering (or $            million if the underwriters exercise their option to purchase additional shares in full) and such amount shall be contributed to QZ Asset Management partnerships based on their relative fair market values as determined by the general partner of QZ Asset Management partnerships. We expect QZ Asset Management to use these proceeds (i) to pay the expenses incurred by us in connection with this offering and the Reorganization and (ii) for general corporate purposes, which may include facilitating the growth of our existing business and/or expanding into complementary new lines of business or geographic markets. While we continuously evaluate such opportunities, we have no present arrangements, commitments or definitive agreements for any material acquisitions.

Assuming no exercise of the underwriters’ option to purchase additional shares, a $1.00 increase (decrease) in the assumed initial public offering price of $             per share (the midpoint of the price range set forth on the cover of this prospectus) would increase (decrease) the net proceeds to us from this offering by $            million, assuming the number of shares offered by us and the selling stockholders, as set forth on the cover of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated expenses payable by us.

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DIVIDEND POLICY

Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of QZ Global Limited.’s share of DE attributable to QZ Asset Management, subject to adjustment as determined by the Executive Committee of our board of directors to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of the Executive Committee prior to the Sunset and the Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. For more information on DE, see “Management’s Discussion and Analysis of Financial Results of Operation—Non-GAAP Financial Metrics—DE.”

Prior to the Sunset, any future determination as to the declaration and payment of dividends, if any, will be at the discretion of the Executive Committee and will depend on a number of factors, including:

•	general economic and business conditions;

•	our strategic plans and prospects;

•	our business and investment opportunities;

•	our financial condition and operating results;

•	our available cash and current and anticipated cash needs;

•	our capital requirements;

•

contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries (including payment obligations pursuant to the Tax Receivable Agreement) to us; and

•	such other factors as the Executive Committee may deem relevant.

In addition, QZ Asset Management Limited Partnership Agreements generally require that pro rata cash distributions be made to holders of Common Units, including us, at certain assumed tax rates, which we refer to as “tax distributions.” Further, following this offering and subject to funds being legally available, we intend to cause QZ Asset Management partnerships to make pro rata cash distributions to holders of Common Units, including us, that will enable us, when combined with the tax distributions we receive, to pay our taxes, make all payments required under the Tax Receivable Agreement and pay other expenses.

Immediately following this offering, we will be a holding company, and our only material assets will be Common Units representing approximately         % of the Common Units (or         % if the underwriters exercise their option to purchase additional shares of Class A common stock in full) and 100% of the interests in certain intermediate holding companies. We need to cause QZ Asset Management to make distributions to us sufficient to pay our taxes and other obligations (including those pursuant to the Tax Receivables Agreement), and if we decide to pay a dividend, in an amount sufficient to cover such dividend. If QZ Asset Management makes such distributions to us, the other holders of Common Units, including the QZ Partner Vehicles and certain Pre-IPO Investors, will be entitled to receive pro rata distributions. Holders of our Class B common stock will not be entitled to cash dividends distributed by QZ Global Limited. Holders of Promote Units will not be entitled to cash distributions from QZ Asset Management, except certain distributions of performance allocations received by QZ Asset Management.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2022:

•	on an actual basis;

•

on an as adjusted basis to give effect to (i) the Reorganization and (ii) the sale of                shares of our Class A common stock in this offering at an assumed public offering price of $             per share (the midpoint of the price range set forth on the cover of this prospectus), and the application of the net proceeds received by us from this offering as described under “Use of Proceeds.”

This table should be read in conjunction with “Use of Proceeds,” “Unaudited Pro Forma Condensed Consolidated Financial Information and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and the consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

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	As of December 31, 2022
	Actual	As Adjusted
	($ in thousands)
Cash and cash equivalents	$178,322	$
Assets held in Trust Accounts	128,502

Total	$306,824	$

Total debt	$24,487	$
Redeemable equity from consolidated Public SPACs	128,502
Total equity:
Partners’ capital controlling interests	350,672
Class A common stock (no shares authorized, issued and outstanding, actual; 900,000,000 shares authorized; shares issued and outstanding, as adjusted)	—
Nonvoting Class A common stock (no shares authorized, issued and outstanding, actual; shares authorized, shares issued and outstanding, as adjusted)	—
Class B common stock (no shares authorized, issued and outstanding, actual; shares authorized; shares issued and outstanding, as adjusted)	—
Preferred stock (no shares authorized, issued and outstanding, actual; 100,000,000 shares authorized; shares issued and outstanding, as adjusted)	—
Non-controlling interests in consolidated QZ Funds	20,425
Other non-controlling interests	360,743

Total partners’ capital/stockholders’ equity	731,841

Total capitalization	$884,830	$

Each $1.00 increase or decrease in the public offering price per share would increase or decrease, as applicable, our net proceeds, after deducting the underwriting discount and estimated offering expenses payable by us, by $            million (assuming no exercise of the underwriters’ option to purchase additional shares). Similarly, an increase or decrease of one million shares of Class A common stock sold in this offering by us would increase or decrease, as applicable, our net proceeds, after deducting the underwriting discount and estimated offering expenses payable by us, by $            , based on an assumed initial public offering price of $             per share (the midpoint of the price range set forth on the cover of this prospectus).

The above table does not include:

•	shares of Class A common stock issuable upon exercise of the underwriters’ option to purchase additional shares;

•	shares of Class A common stock reserved for issuance upon exchange of Common Units (and corresponding shares of Class B common stock) that will be outstanding immediately after this offering; and

•	shares of Class A common stock issuable upon the conversion of shares of nonvoting Class A common stock following transfer to a third party as and when permitted by the Investor Rights Agreement.

DILUTION

If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our Class A common stock and the net tangible book value per share of our Class A common stock after this offering. Dilution results from the fact that the per share offering price of our Class A common stock is in excess of the book value per share attributable to existing equity holders.

Our pro forma net tangible book value as of                  was $            , or $             per share of our Class A common stock. Pro forma net tangible book value represents the amount of total tangible assets less total liabilities, and pro forma net tangible book value per share represents pro forma net tangible book value divided by the number of shares of Class A common stock outstanding as of                 , after giving effect to the Reorganization and assuming that all of the holders of Common Units exchanged their Common Units outstanding immediately following the completion of the Reorganization and this offering for newly issued shares of our Class A common stock on a one-for-one basis as if such units were immediately exchangeable.

(in thousands)
Pro forma assets	$

Pro forma liabilities	$
Pro forma book value
Less:
Goodwill

Intangible assets

Pro forma net tangible book value	$
Less:

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Proceeds from offering net of underwriting discounts
Purchase of Common Units

Offering expenses

Pro forma net tangible book value as of	$

After giving effect to (i) the Reorganization, (ii) the sale of                  shares of Class A common stock in this offering at the assumed initial public offering price of $            per share and (iii) the application of the net proceeds from this offering, and assuming the exchange of all Common Units outstanding immediately following the completion of the Reorganization and this offering for shares of our Class A common stock as if such units were immediately exchangeable, our pro forma net tangible book value as of                  would have been $            , or $             per share. This represents an immediate increase in pro forma net tangible book value of $            per share to existing equity holders and an immediate dilution in pro forma net tangible book value of $            per share to new investors.

The following table illustrates this dilution on a per share of Class A common stock basis, assuming the underwriters do not exercise their option to purchase additional shares:

Assumed initial public offering price per share	$
Pro forma net tangible book value per share as of	$
Increase in pro forma net tangible book value per share attributable to new investors	$
Pro forma net tangible book value per share after this offering	$
Dilution in pro forma net tangible book value per share to new investors in this offering	$

The following table summarizes, on the same pro forma basis as of                 , the total number of shares of Class A common stock purchased from us, the total cash consideration paid, or to be paid, to us and the average price per share paid, or to be paid, by existing equity holders and by new investors purchasing shares of Class A common stock in this offering, at an assumed initial public offering price of $            per share, before deducting the estimated underwriting discounts and commissions, assuming that all of the holders of Common Units exchanged their Common Units outstanding immediately following the completion of the Reorganization and this offering for newly issued shares of our Class A common stock on a one-for-one basis as if such units were immediately exchangeable.

	Shares Purchased			Total Consideration				Average Price Per Share
	Number	%		Amount		%
Existing equity holders			%	$			%	$
New investors

Total		100.0%			$	100.0%		$

A $1.00 increase (decrease) in the assumed initial public offering price of $            per share would increase (decrease) our pro forma net tangible book value by $             , the pro forma net tangible book value per share after the Reorganization and this offering by $            , the increase per share to existing investors by $            and the dilution per share to new investors by $            , assuming the number of shares offered by us, as set forth on the cover of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters were to fully exercise their option to purchase                 additional shares of our Class A common stock, the percentage of shares of our Class A common stock held by existing equity holders would be     %, and the percentage of shares of our Class A common stock held by new investors would be      %.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

The unaudited pro forma financial information contained in this document is subject to completion because information related to our Reorganization and this offering is not currently determinable. We intend to complete this pro forma financial information, including amounts related to the pro forma adjustments set forth in the accompanying unaudited pro forma condensed consolidated statement of operations and unaudited pro forma condensed consolidated statement of financial condition, at such time that we update this document and such information is available.

The following unaudited pro forma condensed consolidated statement of financial condition as of September 30, 2022 gives pro forma effect to the Reorganization (see transactions described under “Organizational Structure”), the consummation of this offering and our intended use of proceeds therefrom after deducting the underwriting discounts and commissions and other costs of this offering, as though such transactions had occurred as of December 31, 2022. The unaudited pro forma condensed

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consolidated statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 present our consolidated results of operations giving pro forma effect to the transactions described above as if they had occurred as of January 1, 2020. The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosure about Acquired and Disposed Businesses.”

The pro forma adjustments are based on available information and upon assumptions that management believes are reasonable in order to reflect, on a pro forma basis, the effect of this transaction on the historical financial information of QZ. The Company’s historic operations consist of multiple consolidated entities formed to provide asset management services under a single controlling entity, QZ Asset Management. The historical periods presented in the unaudited pro forma financial information reflect the operating results of QZ Asset Management. Immediately following the Reorganization, QZ Asset Management and its subsidiaries will be controlled by the same parties and as such, we will account for the Reorganization as a transfer of interests under common control. Accordingly, we will carry forward the existing value of the members’ interests in the assets and liabilities in QZ Asset Management’s financial statements prior to this offering into our financial statements following this offering.

The unaudited pro forma condensed consolidated statement of financial condition and unaudited pro forma condensed consolidated statement of operations may not be indicative of the results of operations or financial position that would have occurred had the Reorganization or this offering and the related transactions, as applicable, taken place on the dates indicated, or that may be expected to occur in the future. The adjustments are described in the notes to the unaudited pro forma condensed consolidated statement of operations and the unaudited pro forma condensed consolidated statement of financial condition. The unaudited pro forma condensed consolidated financial information and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

The pro forma adjustments in the “Offering Transaction Adjustments” column principally give effect to the consummation of this offering, including the Corporate Conversion.

We have not made any pro forma adjustments relating to any incremental reporting, compliance or investor relations costs that we may incur as a public company, as estimates of such expenses are not determinable.

The unaudited pro forma condensed consolidated financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of QZ that would have occurred had the transactions described above transpired on the dates indicated or had we operated as a public entity during the periods presented or for any future period or date. The unaudited pro forma condensed consolidated financial information should not be relied upon as being indicative of our future or actual results of operations or financial condition had the Reorganization and offering transactions described under “Organizational Structure” and the other transactions described above occurred on the dates assumed. The unaudited pro forma condensed consolidated financial information also does not project our results of operations or financial position for any future period or date.

Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition

As of September 30, 2022

(in thousands)	QZ Asset Management Historical	Reorganization and Other Transaction Adjustments		As Adjusted Before Offering	Offering Transaction Adjustments		QZ Asset Management Limited. Pro Forma
Assets
Cash and cash equivalents	$178,322	$(1,370)	(1)	$169,452		(5)
		(7,500)	(1)
Restricted cash	1,313	—		1,313
Due from affiliates	14,651	—		14,651
Investments	666,483	(72,141)	(1)	594,342
Right-of-use assets	16,192	—		16,192
Other assets, net	35,985	—		35,985		(8)
Assets of consolidated QZ Funds and Public SPACs:
Cash and cash equivalents	421	(83)	(1)	337
Assets held in Trust Accounts	128,502	—		128,502
Investments	25,016	(25,016)	(1)	—
Due from affiliates	192	(192)	(1)	—
Due from counterparty	9,616	(9,616)	(1)	—
Other assets, net	306	(36)	(1)	270

Total assets	$1,077,003	$(115,955)		$961,047

Liabilities, redeemable equity and equity
Liabilities

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Accounts payable and accrued expenses	$31,950	$—		$31,950
Due to affiliates	118,768	(25,441)	(1)	93,327
Secured borrowings, net	24,487	—		24,487
Senior unsecured term loan	—	20,000	(3)	20,000
Revolving credit facility to affiliate	—	—		—
Accrued performance allocations compensation	—	347,529	(4)	347,529
Operating lease liability	18,057	—		18,057
Other liabilities, net	6,395	—		6,395	(8)

Liabilities of consolidated QZ Funds and Public SPACs:
Accounts payable and accrued expenses	1,138	(98)	(1)	1,040
Securities sold, not yet purchased	7,063	(7,063)	(1)	—
Due to affiliates	36	(36)	(1)	—
Due to counterparty	930	(930)	(1)	—
Derivative liabilities of Public SPACs	3,334	—		3,334
Deferred underwriting	4,497	—		4,497

Total liabilities	216,660	333,958		550,619

Commitments and contingencies

Redeemable equity from consolidated Public SPACs	128,502	—		128,502

Equity
Class A common stock	—	—		—	(6)
					(9)
Class B common stock	—	—		—	(7)
Additional paid-in-capital	—	—		—	(8)
					(11)
Partners’ capital controlling interests	350,672	(84,391)	(1)	135,149
		(114,248)	(2)
		(16,882)	(3)
Retained earnings	—	—		—

Total partners’ /stockholders’ equity attributable to QZ Asset Management Limited.	350,672	(215,522)		135,149
Non-controlling interests in consolidated QZ Funds	20,425	(20,425)	(1)	—
Other non-controlling interests	360,743	22,432	(1)	146,777	(9)
		114,248	(2)		(10)
		(3,117)	(3)
		(347,529)	(4)

Total equity	731,841	(449,914)		281,926

Total liabilities, redeemable equity and equity	$1,077,003	$(115,955)		$961,047

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition

1)	This adjustment relates to Excluded Assets and is made up of the following components:

Transfer of other investments:

QZ Asset Management will also transfer the economic entitlements associated with certain other investments, including our investment in our former affiliate. The impact results in the transfer of $72.1 million of investments with an offsetting impact to partners’ capital totaling $60.9 million and non-controlling interest of $11.2 million.

Impact Summary:

The amounts for the adjustments summarized above were derived based on historical financial results. The following table summarizes the pro forma impact:

(in thousands)	Excluded Assets	Deconsolidation of consolidated QZ Funds	Total
Assets
Cash and cash equivalents	$(8,870)	$—	$(8,870)
Investments	(72,141)	—	(72,141)
Assets of consolidated QZ Funds and Public SPACs:
Cash and cash equivalents	—	(83)	(83)
Investments	—	(25,016)	(25,016)
Due from affiliates	—	(192)	(192)
Due from counterparty	—	(9,616)	(9,616)
Other assets, net	—	(36)	(36)

Total assets	$(81,011)	$(34,944)	$(115,955)

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(in thousands)	Excluded Assets	Deconsolidation of consolidated QZ Funds	Total
Liabilities and Partners’ Capital
Liabilities
Due to affiliates	$(25,441)	$—	$(25,441)
Liabilities of consolidated QZ Funds and Public SPACs:
Accounts payable and accrued expenses	—	(98)	(98)
Securities sold, not yet purchased	—	(7,063)	(7,063)
Due to affiliates	—	(36)	(36)
Due to counterparty	—	(930)	(930)

Total liabilities	(25,441)	(8,129)	(33,571)

Partners’ capital controlling interests	(78,997)	(5,394)	(84,391)
Non-controlling interests in consolidated QZ Funds	—	(20,425)	(20,425)
Other non-controlling interests	23,427	(995)	22,432

Total partners’ capital	(55,569)	(26,815)	(82,384)

Total liabilities and partners’ capital	$(81,011)	$(34,944)	$(115,955)

The primary impact of this is a reallocation from controlling interests to non-controlling interests. Specifically, this adjustment reflects a reclassification of $114.2 million from partners’ capital to other non-controlling interest.

2)

Reflects additional financing QZ Asset Management used to declare a distribution of $20.0 million to our controlling and non-controlling interest holders prior to the Reorganization and this offering. The distribution was made with $20.0 million of proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan (as defined herein) carries an interest rate of LIBOR plus 1.00% and matures in December 2024.

The impact of the adjustment is additional debt of $20.0 million and a corresponding decrease to total equity, allocated between partners’ capital and other non-controlling interests.

3)	This adjustment relates to accrued performance allocation amounts owed to our partners and professionals.

Prior to the Reorganization and this offering, the entities that comprise the consolidated financial statements of QZ Asset Management have been partnerships or limited liability companies, and our senior professionals were part of the ownership group of those entities. As such, their share of accrued performance allocations was reflected within “other non-controlling interests” on the QZ Asset Management consolidated statement of financial condition, as these interests existed through the individuals’ ownership interests, and the income attributable to these performance allocation rights were included in “net income attributable to other non-controlling interests” on the QZ Asset Management consolidated statement of operations. Additionally, as discussed in Note 2 above, we have adjusted the sharing percentages associated with certain performance allocations between our controlling and non-controlling interest holders, which resulted in an increase to amounts attributable to our historic non-controlling interest holders and a further increase to accrued performance allocation compensation.

After considering the impact of this adjustment and the adjustments in Note 1 and Note 2 above, as of September 30, 2022, the carrying value of these performance allocations totaled approximately $347.5 million. An adjustment has been recorded to reclassify this balance from other non-controlling interests to a liability on the unaudited pro forma condensed consolidated statement of financial condition. Subsequent to the Reorganization, the amounts owed to our senior professionals will be treated as compensatory profit-sharing arrangements and reflected as a liability on our unaudited pro forma condensed consolidated statement of financial condition.

4)

Reflects proceeds, net of underwriting discounts, of $                million from this offering based on the issuance of                shares of Class A common stock and the assumed initial public offering price of                per share (the                of the estimated offering price range set forth on the front cover of this prospectus), with a corresponding increase to total stockholders’ equity. We intend to use approximately $                 million (or, if the underwriters exercise their option to purchase additional shares in full, $                 million) of the net proceeds from this offering to purchase Common Units from certain existing owners of QZ Asset Management (none of whom is an active QZ partner or Founder), at a per-share price equal to the per-share price paid by the underwriters for shares of our Class A common stock in this offering.

5)

Reflects                 shares of Class A common stock with a par value of $5.000 outstanding immediately after this offering. This includes                 shares of our Class A common stock issued in this offering and                shares of Class A common stock received in exchange for Common Units by the holders of Common Units (other than QZ).

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6)

In connection with this offering, we will issue shares of Class B common stock to QZ Asset Management owners, other than us or our wholly-owned subsidiaries, on a one-to-one basis with the number of Common Units they own across each of the three QZ Asset Management entities. Each share of our Class B common stock will entitle its holder to ten votes. See “Our Organizational Structure—Voting Rights.”

As part of the offering and pursuant to the Exchange Agreement, each Common Unit that is not held by us or our wholly-owned subsidiaries will be exchangeable for either (i) cash equal to the value of one share of Class A common stock from a substantially concurrent public offering or private sale based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred); or (ii) at our election, for one share of our Class A common stock (or, in certain cases, for shares of nonvoting Class A common stock).

We are reflecting QZ Asset Management Common Units and Promote Units held by our affiliates as non-controlling interests since they relate to equity in QZ Asset Management that is not attributable to us.

7)

We are deferring certain costs associated with this offering, including certain legal, accounting and other related expenses, which have been recorded in other assets, net in our unaudited pro forma condensed consolidated statement of financial condition. Upon completion of this offering, these deferred costs will be reflected as a reduction to additional paid-in capital. We also expect to incur additional costs through the completion of this offering which are reflected in other liabilities.

8)

Following this offering, we will hold approximately        % of the Common Units (or        % if the underwriters exercise their option to purchase additional shares of Class A common stock in full) and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of QZ Asset Management partnerships, we will indirectly control all of QZ Asset Management’s business and affairs. As a result, we will continue to consolidate the financial results of QZ Asset Management and report non-controlling interests related to the interests held by the other partners of QZ Asset Management, which will represent a majority of the economic interest in QZ Asset Management on our consolidated statement of financial condition. Following this offering, assuming the underwriters do not exercise their option to purchase additional shares of Class A common stock, we will own        % of the Common Units, and the other partners of QZ Asset Management will own the remaining        %.

(in thousands)	December 31, 2022
	QZ Asset Management Historical	As Adjusted
Cash and cash equivalents	$178,322
Assets held in Trust Accounts	128,502

Total	$306,824

Total debt	24,487
Redeemable equity from consolidated Public SPACs	128,502
Partners’ capital/stockholders’ equity
Partners’ capital controlling interests	350,672
Class A common stock, $5.000 par value per share, shares authorized and no shares issued and outstanding, actual; shares authorized on a pro forma basis; shares issued and outstanding on a pro forma basis	—
Class B common stock, no par value per share, shares authorized and no shares issued and outstanding, actual; shares authorized on a pro forma basis; shares issued and outstanding on a pro forma basis	—
Additional paid-in capital	—
Retained earnings	—
Non-controlling interests in consolidated QZ Funds	20,425
Other non-controlling interests	360,743

Total partners’ capital/stockholders’ equity	731,841

Total capitalization	$884,830

9)	The computation of the pro forma non-controlling interests is shown below:

(in thousands)	Offering Transaction Adjustments
Beginning partners’ capital
Proceeds from offering net of underwriting discounts

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Purchase of interest in QZ Asset Management Limited.
Offering expenses
Deferred taxes
Total equity

Non-controlling interest in QZ Asset Management
Other non-controlling interests

10)	The computation of the pro forma additional paid in capital is below:

Offering Transaction Adjustments
(in thousands)
Reclassification of partners’ capital
Proceeds from offering net of underwriting discounts
Purchase of interest in QZ Asset Management Limited.
Offering expenses
Deferred taxes
Due to affiliates for Tax Receivable Agreement
Par value of Class A common stock	$5.000
Par value of Class B common stock	—
Other non-controlling interests

Additional paid-in capital

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data

For the Nine Months Ended September 30, 2022

(in thousands, except share and per share amounts)	QZ Asset Management Historical	Reorganization and Other Transaction Adjustments		As Adjusted	Offering Transaction Adjustments		QZ Asset Management Limited. Pro Forma
Revenues
Fees and other	$68,511	$1,685	(3)	$70,197
Capital allocation-based income	321,194	(120)	(1)	321,073

Total revenues	389,706	1,565		391,271
Expenses
Compensation and benefits	39,266	(9,735)	(5)	29,530		(6)(7)
Performance allocation compensation	—	203,619	(5)	203,619
General, administrative and other	18,293	—		18,293
Depreciation and amortization	513	—		513
Interest expense	1,231	299	(4)	1,531
Expenses of consolidated QZ Funds and Public SPACs:
Interest expense	57	(57)	(1)	—
Other	2,391	(119)	(1)	2,272

Total expenses	61,754	194,006		255,760
Investment income
Income from investments:
Net gains (losses) from investment activities	33,834	(11,027)	(1)	22,806
Interest, dividends and other	695	—		695
Investment income of consolidated QZ Funds and Public SPACs:
Net gains (losses) from investment activities	900	(900)	(1)	—
Unrealized losses on derivative liabilities of Public SPACs	19,152	—		19,152
Interest, dividends and other	297	(293)	(1)	3

Total investment income	54,881	(12,222)		42,658

Income before income taxes	382,832	(204,663)		178,169
Income tax expense	609	—		609		(8)

Net income	382,223	(204,663)		177,560
Less:
Net income (loss) attributable to redeemable equity in Public SPACs	13,320	—		13,320
Net income (loss) attributable to non-controlling interests in consolidated QZ Funds	819	(819)	(1)	—
Net income (loss) attributable to other non-controlling interests	198,094	12,141	(1)	80,652		(9)
		72,303	(2)
		262	(3)
		(46)	(4)
		(202,102)	(5)

Net income attributable to QZ Asset Management Limited.	$169,989	$(86,402)		$83,586		(10)

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Pro forma net income per share data:(11)
Weighted-average shares of Class A common stock outstanding
Basic
Diluted
Net income available to Class A common stock per share
Basic	$
Diluted	$

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data

For the Year Ended December 31, 2021

(in thousands, except share and per share amounts)	QZ Asset Management Historical	Reorganization and Other Transaction Adjustments		As Adjusted	Offering Transaction Adjustments		QZ Asset Management Limited. Pro Forma
Revenues
Fees and other	$88,336	$(8,517)	(1)	$81,536
		1,717	(3)
Capital allocation-based income	123,147	15,984	(1)	139,131

Total revenues	211,483	9,184		220,668
Expenses
Compensation and benefits	52,271	(4,508)	(1)	36,393		(6)(7)
		(11,369)	(5)
Performance allocation compensation	—	72,109	(5)	72,109
General, administrative and other	26,074	(3,388)	(1)	22,686
Depreciation and amortization	713	(39)	(1)	674
Interest expense	1,899	(61)	(1)	2,237
		399	(4)
Expenses of consolidated QZ Funds and Public SPACs:
Interest expense	72	(72)	(1)	—
Other	724	(201)	(1)	522

Total expenses	81,755	52,867		134,622
Investment income
Income from investments:
Net gains (losses) from investment activities	40,169	(40,169)	(1)	—
Gain on deconsolidation	(583)	583	(1)	—
Interest, dividends and other	812	(311)	(1)	500
Investment income of consolidated QZ Funds and Public SPACs:
Net gains (losses) from investment activities	(1,869)	1,869	(1)	—
Unrealized losses on derivative liabilities of Public SPACs	(23,926)	—		(23,926)
Interest, dividends and other	541	(539)	(1)	1

Total investment income	15,142	(38,567)		(23,424)

Income before income taxes	144,871	(82,250)		62,620
Income tax expense	977	30	(1)	1,008		(8)

Net income	143,893	(82,281)		61,612
Less:
Net income (loss) attributable to redeemable equity in Public SPACs	(19,590)	—		(19,590)
Net income (loss) attributable to non-controlling interests in consolidated QZ Funds	(1,238)	1,238	(1)	—
Net income (loss) attributable to other non-controlling interests	71,964	867	(1)	38,754		(9)
		36,055	(2)
		267	(3)
		(62)	(4)
		(70,337)	(5)

Net income attributable to QZ Asset Management Limited.	$92,757	$(50,309)		$42,448		(10)

Pro forma net income per share data:(11)
Weighted-average shares of Class A common stock outstanding
Basic
Diluted
Net income available to Class A common stock per share
Basic							$
Diluted							$

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Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations and Other Data

1)	This adjustment relates to Excluded Assets and is made up of the following components:

Transfer of other investments:

QZ Asset Management will also transfer the economic entitlements associated with certain other investments, including our investment in our former affiliate. For the nine months ended September 30, 2022, the impact results in the exclusion of total revenues of $0.1 million and investment income of $11.0 million with a reduction to net income attributable to controlling interests of $9.4 million and non-controlling interest of $1.7 million. For the fiscal year ended December 31, 2021, the impact results in the exclusion of total revenues of $7.4 million, expenses of $8.0 million and investment income of $39.9 million with a reduction to net income attributable to controlling interests of $23.1 million and non-controlling interest of $1.3 million.

Impact Summary:

The amounts for these adjustments were derived based on historical financial results. The following table summarizes the pro forma impact for the Excluded Assets and deconsolidated QZ Funds:

	Nine Months Ended September 30, 2022			Year Ended December 31, 2021
(in thousands)	Excluded Assets	Exclusion of consolidated funds	Total	Excluded Assets	Exclusion of consolidated funds	Total
Revenues
Fees and other	$—	$—	$—	$(8,517)	$—	$(8,517)
Capital allocation-based income (loss)	(120)	—	(120)	15,984	—	15,984

Total revenues	(120)	—	(120)	7,466	—	7,466
Expenses
Compensation and benefits	—	—	—	(4,508)	—	(4,508)
General, administrative and other	—	—	—	(3,388)	—	(3,388)
Depreciation and amortization	—	—	—	(39)	—	(39)
Interest expense	—	—	—	(61)	—	(61)
Expenses of consolidated QZ Funds:
Interest expense	—	(57)	(57)	—	(72)	(72)
Other	—	(119)	(119)	—	(201)	(201)

Total expenses	—	(176)	(176)	(7,998)	(273)	(8,272)
Investment income
Income from investments:
Net gains (losses) from investment activities	(11,027)		(11,027)	(40,169)	—	(40,169)
Gain on deconsolidation	—	—	—	583	—	583
Interest, dividends and other	—	—	—	(311)	—	(311)
Investment income (loss) of consolidated QZ Funds:
Net gains (losses) from investment activities	—	(900)	(900)	—	1,869	1,869
Interest, dividends and other	—	(293)	(293)	—	(539)	(539)

Total investment income	(11,027)	(1,194)	(12,222)	(39,897)	1,329	(38,567)

Income (loss) before income taxes	(11,148)	(1,017)	(12,166)	(24,432)	1,603	(22,829)
Income tax expense	—	—	—	30	—	30

Net income (loss)	(11,148)	(1,017)	(12,166)	(24,462)	1,603	(22,859)
Less:
Net income (loss) attributable to non-controlling interests in consolidated QZ Funds		(819)	(819)	—	1,238	1,238
Net income (loss) attributable to other non-controlling interests	12,172	(31)	12,141	810	56	867

Net income (loss) attributable to controlling interests	$(23,320)	$(167)	$(23,488)	$(25,272)	$308	$(24,964)

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2)

This adjustment relates to the changes in economic entitlements that the holders of QZ Asset Management Common Units will retain, and the associated reallocation of interests after the Reorganization. Specified Company Assets include certain QZ general partner entities to which QZ Asset Management will retain an economic entitlement and that will be consolidated both before and after the Reorganization. As part of the Reorganization, the sharing

The primary impact of this is a reallocation from income attributable to controlling interests to income attributable to non-controlling interests. Specifically, this adjustment reflects reclassifications of $72.3 million and $36.0 million, for the nine months ended September 30, 2022 and year ended December 31, 2021, respectively, from net income attributable to controlling interests to net income attributable to other non-controlling interests.

4)

This adjustment reflects incremental interest expense related to additional financing QZ Asset Management used to declare a distribution of $20.0 million to our controlling and non-controlling interest holders prior to the Reorganization and this offering. The distribution was made with $20.0 million of proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024.

The impact of the adjustment is an increase to interest expense of $0.3 million and $0.4 million, with a corresponding impact to net income attributable to controlling interests and non-controlling interest holders, for the nine months ended September 30, 2022 and year ended December 31, 2021, respectively.

5)

Reflects the reclassification of performance allocation amounts owed to senior professionals from other non-controlling interests to performance allocation compensation. Following this offering, we intend to account for partnership distributions to our partners and professionals as performance allocation compensation expense. As described in Note 2 above, we have adjusted our performance allocation sharing percentage and in conjunction with allocating between 65% and 70% of performance allocations associated with the Specified Company Assets to certain of our people, we are reducing the amounts of cash-based bonuses and increasing the performance allocation compensation expense. For the nine months ended September 30, 2022, the impact to the unaudited pro forma condensed consolidated statement of operations included additional performance allocation compensation of $203.6 million with a corresponding reduction to net income attributable to non-controlling interest and a reduction of $9.7 million from compensation and benefits with a corresponding increase to net income attributable to controlling and non-controlling interest of $8.2 million and $1.5 million, respectively. Amounts have been derived based upon our historical results.

6)

Our existing partners will hold indirect interests in Common Units through QZ Asset Management of which                are vested and                are unvested. We intend to account for QZ Asset Management units as compensation expense in accordance with Accounting Standards Codification Topic 718

Compensation – Stock Compensation. The unvested QZ Partner Holdings units will be charged to compensation and benefits as they vest over the service period on a straight-line basis. The vesting periods range up to                years. See “Certain Relationships and Related Party Transactions—Proposed Transactions—QZ Asset Management Limited Partnership Agreements.” Amounts have been derived assuming a value of $                per unit (based on the assumed initial public offering price per common unit in this offering), multiplied by the number of unvested units, expensed over the assumed service period, which ranges from                to                years. This expense is derived from awards with a total service period of five years or less of $                and a total service period of greater than five years of $                .

7)

QZ Asset Management partnerships have been and are expected to continue to be treated as partnerships for U.S. federal and state income tax purposes. Following this offering, we will be subject to U.S. federal income taxes, in addition to state, local and foreign income taxes with respect to our allocable share of any taxable income generated by QZ Asset Management that will flow through to its interest holders, including us. As a result, the unaudited pro forma condensed consolidated statement of operations reflects adjustments to our income tax expense to reflect a blended statutory tax rate of        % at QZ, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned. The following table summarizes the impact for the year presented:

(in thousands)	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Income before provision for income taxes
Less:
Provision for local and foreign income taxes
Net income attributable to non-controlling interest in consolidated QZ Funds

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Net income attributable to other non-controlling interests
Allocable income
QZ’s economic interest in QZ Asset Management

Income before provision for income taxes attributable to QZ

QZ blended statutory tax rate
Provision for income taxes
Less: Prior recorded provision attributable to QZ

Adjustment to provision for income taxes

9)

Prior to this offering, QZ held Common Units representing approximately    % of the Common Units and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of QZ Asset Management partnerships, we indirectly control all of QZ Asset Management’s business and affairs. As a result, we consolidate the financial results of QZ Asset Management and report non-controlling interests related to the interests held by the other partners of QZ Asset Management in our consolidated statements of operations. Following this offering, assuming the underwriters do not exercise their option to purchase additional shares of Class A common stock, QZ will own        % of the Common Units, and the other partners of QZ Asset Management will own the remaining        %. Net income attributable to non-controlling interests will represent        % of the consolidated income before income taxes of QZ Asset Management. If the underwriters exercise their option to purchase additional shares of Class A common stock in full, QZ will own        % of the Common Units, the other partners of QZ Asset Management will own the remaining        %, and net income attributable to non-controlling interests will represent        % of the consolidated income before income taxes of QZ Asset Management. Promote Units are not included in this calculation of ownership interest.

The computation of the pro forma income attributable to non-controlling interests in QZ Asset Management is shown below.

(in thousands)	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Income before provision for income taxes
Less:
Provision for local and foreign income taxes
Net income attributable to non-controlling interest
Allocable income
Other partners’ economic interest in QZ Asset Management
Net income attributable to non-controlling interest in QZ Asset Management

Less: Prior recorded income attributable to non-controlling interest in QZ Asset Management
Adjustment to income attributable to non-controlling interest in QZ Asset Management

10)	The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted net income per share.

	Nine Months Ended	Year Ended
(in thousands, except share and per share amounts)	September 30, 2022	December 31, 2021
Pro forma basic net income per share:
Numerator
Net income (loss)	$	$

Less: Net income (loss) attributable to non-controlling interest

Net income (loss) attributable to Class A common stockholders – Basic

Denominator
Shares of Class A common stock outstanding – Basic

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Shares of Class A common stock to be issued to the direct QZ Asset Management stockholders in the Reorganization

Vesting of restricted share awards issued in IPO
IPO shares required to fund distribution in excess of earnings
Weighted-average shares of Class A common stock outstanding – Basic

Basic net income per share	$	$

Pro forma diluted net income per share:
Numerator
Net income (loss) attributable to Class A common stockholders – Basic	$	$
Reallocation of net income assuming vesting of restricted share awards

Net income (loss) attributable to Class A common stockholders – Diluted	$	$

Denominator
Weighted-average shares of Class A common stock outstanding – Basic
Vesting of restricted share awards
Weighted-average shares of Class A common stock outstanding – Diluted

Diluted net income per share:	$	$

In computing the dilutive effect, if any, that equity-based awards would have on earnings per share, we consider the reallocation of net income between holders of Class A common stock and non-controlling interests.

Unaudited Pro Forma Non-GAAP Financial Measures

The following table sets forth our non-GAAP and pro forma non-GAAP financial measures prior to Offering Transaction Adjustments for the nine months ended September 30, 2022 and year ended December 31, 2021:

	Nine Months Ended December 31, 2022			Year Ended December 31, 2021
(in thousands)	Non-GAAP	Pro Forma Non- GAAP		Non-GAAP	Pro Forma Non- GAAP
Management fees	$51,648	$51,648		$62,365	$62,365
Transaction, monitoring and other fees, net	7,737	7,737		4,945	4,945
Other income	3,409	4,213	(1)	4,292	5,433	(1)

Fee-Related Revenues	62,795	63,599		71,603	72,745
Compensation and benefits, net	36,693	26,958	(2)	44,124	32,754	(2)
Operating expenses, net	13,128	13,128		17,333	17,333

Fee-Related Expenses	49,822	40,086		61,458	50,088

Total Fee-Related Earnings	$12,972	$23,512		$10,145	$22,656

Realized performance allocations, net	74,844	15,099	(2), (3)	31,349	4,081	(2), (3)
Realized investment income and other, net	7,674	5,855	(4)	5,723	2,453	(4)
Depreciation expense	(461)	(461)		(655)	(655)
Interest expense, net	(1,124)	(1,423)	(5)	(1,484)	(1,883)	(5)

Distributable Earnings	$93,905	$42,582		$45,077	$26,652

Income taxes	(639)	(639)		(930)	(930)

After-Tax Distributable Earnings	$93,266	$41,942		$44,146	$25,721

Notes to the Unaudited Pro Forma Non-GAAP Financial Measures

2)

This adjustment reflects the reduction of our cash-based bonuses we historically paid to our partners and professionals within compensation and benefits, net. Through the Reorganization, we have increased certain of our people’s share of performance allocations associated with the Specified Company Assets from approximately 50% to between 65% and 70%. The impact of this is a decrease in compensation and benefits, net of $9.7 million and $11.3 million for the nine months ended September 30, 2022 and year ended December 31, 2021, respectively.

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3)

Realized performance allocations, net only include the amounts QZ Asset Management is entitled to after gross realized performance allocations has been reduced by realized performance allocation compensation and non-controlling interests. Following the Reorganization, QZ Asset Management will receive approximately 20% of the future performance allocations associated with the general partner entities that we will retain an economic interest in as described in Note 2 above in the Notes to the “Unaudited Pro Forma Condensed Consolidated Statement of Operations.” This adjustment to our sharing percentage was made to allow us to reduce cash-based bonuses paid to our partners. The impact of this adjustment is a decrease in realized performance allocations, net of $59.7 million and $27.2 million for the nine months ended September 30, 2022 and year ended December 31, 2021, respectively.

5)

This difference relates to additional interest expense from new financing QZ Asset Management used to declare a distribution of $20.0 million to our controlling and non-controlling interest holders prior to the Reorganization and this offering. The distribution was made with $20.0 million proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024. The impact of the adjustment is an increase to interest expense of $0.3 million and $0.4 million for the nine months ended September 30, 2022 and year ended December 31, 2021, respectively.

Unaudited Pro Forma Non-GAAP Balance Sheet Measures

Book assets, book liabilities and net book value are non-GAAP performance measures of QZ Asset Management’s assets, liabilities and equity on a deconsolidated basis which reflects our investments in subsidiaries as equity method investments. Following the Reorganization and this offering, we plan to utilize these measures to assess the unrealized value of our book assets after deducting for book liabilities and as well as assess our indirect interest in accrued performance allocations from our QZ funds and our co-investments in QZ funds and third-party investments. We believe these measures will be useful to investors as they will provide additional insight into the net assets of QZ Asset Management on a deconsolidated basis. These non-GAAP financial measures should not be considered as a substitute for, or superior to, similar financial measures calculated in accordance with GAAP. These non-GAAP financial measures may differ from the calculations of other alternative asset managers and, as a result, may not be comparable to similar measures presented by other companies.

The following table sets forth our pro forma non-GAAP book assets, book liabilities and book value prior to Offering Transaction Adjustments as of December 31, 2022:

(in thousands)	Non-GAAP	Pro Forma Non-GAAP
Book Assets
Cash and cash equivalents	$33,554	$24,684	(1)
Restricted cash	1,313	1,313
Accrued performance allocations	241,433	67,701	(1), (2)
Other investments	154,647	79,379	(1)
Other assets, net	67,688	64,643	(1)

Total Book Assets	$498,635	$237,722

Book Liabilities
Accounts payable, accrued expenses and other	$58,176	$32,735	(1)
Securitized borrowing, net	24,487	24,487
Senior unsecured term loan	—	20,000	(3)

Total Book Liabilities	82,664	77,222

Net Book Value	$415,971	$160,499	(4)

Notes to the Unaudited Pro Forma Non-GAAP Balance Sheet Measures

2)

Following the Reorganization, QZ Asset Management and Common Unit holders are expected to receive approximately 20% of the future performance allocations associated with the general partner entities that we will retain an economic interest in as described in Note 2 above in the Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition. This adjustment reduces our share of accrued performance allocations by $137.3 million.

3)

Reflects additional financing QZ Asset Management used to declare a distribution of $20.0 million to our controlling and non-controlling interest holders prior to the Reorganization and this offering. The distribution was made with $20.0 million of proceeds from the senior unsecured term loan issuance. The Senior Unsecured Term Loan carries an interest rate of LIBOR plus 1.00% and matures in December 2024. The impact of this to our Pro Forma Non-GAAP assets and liabilities is an increase to debt of $20.0 million.

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4)	Represents the impact to the net book value of QZ Asset Management after the Reorganization adjustments.

Reconciliations to GAAP Measures

The following table reconciles the most directly comparable financial measures calculated and presented in the Unaudited Pro Forma GAAP Statement of Operations to our Unaudited Non-GAAP Pro Forma financial measures for the nine months ended September 30, 2022 and year ended December 31, 2021.

($ in thousands)	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Total Pro Forma GAAP Net Income	$177,560	$61,612
Net loss attributable to redeemable equity in Public SPACs	(13,320)	19,590
Net income attributable to other non-controlling interests	(63,231)	(39,503)
Performance allocations from other non-controlling interest	(7316)	—
Unrealized performance allocations, net	(34,965)	(15,587)
Unrealized investment income	(21,697)	(1,347)
Unrealized (gain) loss on derivatives	(1,671)	957

Pro Forma After-tax Distributable Earnings	$41,942	$25,721

Income tax expense	639	930

Pro Forma Distributable Earnings	$42,582	$26,652

Realized performance allocations, net	(15,099)	(4,081)
Realized investment income and other, net	(5,855)	(2,453)
Depreciation expense	461	655
Interest expense, net	1,423	1,883

Total Pro Forma Fee-Related Earnings	$23,512	$22,656

The following table provides a reconciliation of our Total GAAP Assets, Total GAAP Liabilities, and Total GAAP Partners’ Capital to our Total Non-GAAP Assets, Total Non-GAAP Liabilities and Total Non-GAAP Partners’ Capital as of December 31, 2022.

($ in thousands)	As of December 31, 2022
Total GAAP Assets	$10,770,033
Impact of consolidated QZ Funds and Public SPACs
Cash and cash equivalents	(421)
Assets held in Trust Accounts	(128,502)
Investments	(25,016)
Due from affiliates	(192)
Due from counterparty	(9,616)
Other assets	(306)

Subtotal for impact of consolidated QZ Funds and Public SPACs	(164,055)
Impact of other consolidated entities
Cash and cash equivalents	(144,768)
Due from affiliates	(13,304)
Investments	(208,807)
Right-of-use assets	(16,192)
Other assets	(29,685)

Subtotal for impact of other consolidated entities	(412,758)
Reclassification adjustments[1]
Due from affiliates	(1,347)
Investments	(457,675)
Accrued performance fees	241,433
Other investments	154,647
Other assets	(6,299)
Other assets, net	67,688

Subtotal for reclassification adjustments	(1,554)

Total Book Assets	$498,635

Total GAAP Liabilities	$216,660
Impact of consolidated QZ Funds and Public SPACs
Accounts payable and accrued expenses	(1,138)

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Securities sold, not yet purchased	(7,063)
Due to affiliates	(36)
Due to counterparty	(930)
Derivative liabilities of Public SPACs	(3,334)
Deferred underwriting	(4,497)

Subtotal for impact of consolidated QZ Funds and Public SPACs	(17,001)
Impact of other consolidated entities
Accounts payable and accrued expenses	(31,709)
Due to affiliates	(59,623)
Operating lease liability	(18,057)
Other liabilities	(6,050)

Subtotal for impact of other consolidated entities	(115,440)
Reclassification adjustments[1]
Accounts payable and accrued expenses	(241)
Due to affiliates	(59,145)
Other liabilities	(345)
Accounts payable, accrued expenses and other	58,176

Subtotal for reclassification adjustments	(1,554)

Total Book Liabilities	$82,664

Total GAAP Redeemable equity from consolidated Public SPACs	$128,502
Impact of consolidated QZ Funds and Public SPACs[2]	(128,502)

Total Book Redeemable equity from consolidated Public SPACs	$—

Total GAAP Partners’ Capital	$731,841
Impact of consolidated QZ Funds and Public SPACs	(18,551)
Impact of other consolidated entities	(297,317)

Total Net Book Value	$415,971

1)

Certain amounts were reclassified to reflect how we utilize our Non-GAAP balance sheet measures. We separately analyze our investments on a Non-GAAP basis between accrued performance fees and other investments, which consists of co-investments into our funds and other equity method investments. Additionally, we reclassified GAAP financial statement amounts due from affiliates and certain amounts within other assets, net for Non-GAAP purposes and reclassified GAAP financial statement amounts due to affiliates and other liabilities within accounts payable, accrued expenses and other for Non-GAAP purposes.

2)

The $128.5 million redeemable equity represents ownership interest in each SPAC that is not owned by QZ Asset Management and is presented separately form GAAP Partners’ Capital in the accompanying Consolidated Financial Statements.

The following tables provide reconciliations of Unaudited Pro Forma Assets and Liabilities measures to our Unaudited Non-GAAP Pro Forma Assets and Liabilities as of December 31, 2022.

($ in thousands)	As of December 31, 2022
Total Pro Forma GAAP Assets	$961,047
Impact of consolidated QZ Funds and Public SPACs	(129,110)
Impact of other consolidated entities	(542,892)
Impact of Promote Units	(51,322)

Total Pro Forma Book Assets	$237,722

Total Pro Forma GAAP Liabilities	$550,619
Impact of consolidated QZ Funds and Public SPACs	(8,871)
Accrued performance allocation compensation	(347,529)
Impact of other consolidated entities	(116,994)

Total Pro Forma Book Liabilities	$77,222

Total Pro Forma GAAP Redeemable equity from consolidated Public SPACs	$128,502
Impact of consolidated QZ Funds and Public SPACs	(128,502)

Total Pro Forma Book Redeemable equity from consolidated Public SPACs	$—

Total Pro Forma GAAP Equity	$281,926
Impact of consolidated QZ Funds and Public SPACs	8,263
Accrued performance allocation compensation	347,529
Impact of other consolidated entities	(425,897)
Impact of Promote Units	(51,322)

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Total Pro Forma Net Book Value	$160,499

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the information presented in our historical financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity and capital resources that involve risks, uncertainties and assumptions. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those identified below and elsewhere in this prospectus, particularly in “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Unaudited Pro Forma Condensed Consolidated Financial Information and Other Data.” We assume no obligation to update any of these forward-looking statements.

Business Overview

We are a leading global alternative asset manager with approximately $8.4 billion in AUM as of December 31, 2022. We have built our firm through a 10-year history of successful innovation and organic growth, and we believe that we have delivered attractive risk-adjusted returns to our clients and established a premier investment business focused on the fastest-growing segments of both the alternative asset management industry and the global economy. We believe that we have a distinctive business approach as compared to other alternative asset managers and a diversified, innovative array of investment platforms that position us well to continue generating sustainable growth across our business.

Trends Affecting our Business

Our business is affected by a variety of factors, including conditions in the financial markets and economic and political conditions. Changes in global economic conditions and regulatory or other governmental policies or actions can materially affect the values of funds managed by QZ, as well as our ability to source attractive investments and completely deploy the capital that we have raised. However, we believe our disciplined investment philosophy across our diversified investment platforms and our shared investment themes focus on attractive and resilient sectors of the global economy have historically contributed to the stability of our performance throughout market cycles.

In addition to these macroeconomic trends and market factors, our future performance is heavily dependent on our ability to attract new capital, generate strong, stable returns, source investments with attractive risk-adjusted returns and provide attractive investment products to a growing investor base. We believe the following factors will influence our future performance:

•

The extent to which prospective fund investors favor alternative investments. Our ability to attract new capital is in part dependent on our current and prospective fund investors’ views of alternative investments relative to traditional asset classes. We believe that our fundraising efforts will continue to be subject to certain fundamental asset management trends, including (i) the increasing importance and market share of alternative investment strategies to fund investors of all types as fund investors focus on lower-correlated and absolute levels of return, (ii) the increasing demand for private markets from private wealth fund investors, (iii) shifting asset allocation policies of institutional fund investors in particular favoring private markets and (iv) increasing barriers to entry and growth.

•

Our ability to generate strong, stable returns on behalf of our fund investors. Our ability to raise and retain capital is significantly dependent on our track record and the investment returns we are able to generate for our fund investors. The capital we raise drives growth in our AUM, FAUM, management fees and performance fees. Although our AUM, FAUM and fee-related revenues have grown significantly since our inception and in recent years, a significant deterioration in the returns we generate for our fund investors, adverse market conditions or an outflow of capital in the alternative asset management industry in general, or in the private equity segments in which we specialize, could negatively affect our future growth rate. In addition, market dislocations, contractions or volatility could adversely affect our returns in the future, which could in turn affect our fundraising abilities in the future, as both existing and prospective fund investors will consider our historical return profile in future asset allocations.

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•

Our ability to source investments with attractive risk-adjusted returns. Our ability to continue to grow our revenue is dependent on our continued ability to source attractive investments and efficiently deploy the capital that we have raised. Although the capital deployed in any one quarter may vary significantly from period to period due to the availability of attractive opportunities and the long-term nature of our investment strategies, we believe that our ability to efficiently and effectively invest our growing pool of fund capital puts us in a favorable position to maintain our revenue growth over time. Our ability to identify attractive investments and execute on those investments is dependent on a number of factors, including the general macroeconomic environment, market positioning, valuation, transaction size and the expected duration of such investment opportunities. A significant decrease in the quality or quantity of potential opportunities, particularly in our core focus sectors (including technology and healthcare), could adversely affect our ability to source investments with attractive risk-adjusted returns.

•

The attractiveness of our product offerings to a broad and evolving investor base. Investors in our industry may have changing investment priorities and preferences over time, including with respect to risk appetite, portfolio allocation, desired returns and other considerations. Fund investors’ increasing desire to work with fewer managers has also resulted in heightened competition. We continue to expand and diversify our product offerings to increase investment options for our fund investors, while balancing this expansion with our goal of continuing to deliver consistent, attractive returns. Our track record of innovation and the organic incubation of new product platforms and strategies is representative of our adaptability and focus on delivering products that are in demand by our clients.

•

Our ability to maintain our competitive advantage relative to competitors. Our data, analytical tools, deep industry knowledge, culture and teams allow us to provide our fund investors with attractive returns on their committed capital as well as customized investment solutions, including specialized services and reporting packages as well as experienced and responsive compliance, administration and tax capabilities. Our ability to maintain our advantage is dependent on a number of factors, including our continued access to a broad set of private market information, access to deal flow, retaining and developing our talent and our ability to grow our relationships with sophisticated partners.

Reorganization

In connection with this offering, we will undertake certain transactions as part of the Reorganization, including the Corporate Conversion, described in “Organizational Structure.” Following the Reorganization and this offering, we will be a holding company and our only business will be to act as the owner of the entities serving as the general partner of QZ Asset Management partnerships and our only material assets will be Common Units representing approximately         % of the Common Units (or         % if the underwriters exercise their option to purchase additional shares of Class A common stock in full) and 100% of the interests in certain intermediate holding companies. In our capacity as the sole indirect owner of the entities serving as the general partner of QZ Asset Management partnerships, we will indirectly control all of QZ Asset Management’s business and affairs.

Basis of Accounting

QZ Asset Management is considered our predecessor for accounting purposes, and its consolidated financial statements will be our historical financial statements following this offering. When an entity is consolidated, we reflect the accounts of the consolidated entity, including its assets, liabilities, revenues, expenses, investment income, cash flows and other amounts, on a gross basis. While the consolidation of an entity does not impact the amounts of net income attributable to controlling interests, the consolidation does impact the financial statement presentation in accordance with GAAP. This is a result of the fact that the accounts of the consolidated entities being reflected on a gross basis, with intercompany transactions eliminated, while the allocable share of those amounts that are attributable to third parties are reflected as single line items. The single line items in which the accounts attributable to third parties are recorded are presented as non-controlling interests on the consolidated statements of financial condition and net income (loss) attributable to non-controlling interests on the consolidated statements of operations.

We are not required under GAAP to consolidate the majority of investment funds we advise in our consolidated financial statements because we do not have a more than insignificant variable interest.

Impact of COVID-19

In March 2020, the World Health Organization declared the outbreak of COVID-19 as a global pandemic. Numerous countries, including the United States, have instituted a variety of restrictive measures to contain the viral spread, including mandatory quarantines and travel restrictions, leading to significant disruptions and uncertainty in the global financial markets. While many of the initial restrictions in the United States have been relaxed or removed, the risk of future outbreaks of COVID-19, or variants thereof, or of other public health crises remain. Further, certain public health restrictions remain in place and lifted restrictions may be reimposed to mitigate risks to public health. Even where restrictions are and remain lifted, the timing and

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effectiveness of vaccine distribution and other factors could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time, potentially further delaying global economic recovery.

The COVID-19 pandemic has affected, and will continue to affect, our business. We continue to closely monitor developments related to COVID-19 and assess any potential negative impacts to our business. In particular, our future results may be adversely affected by (i) decreases in the value of investments in certain industries that have been materially impacted by the COVID-19 pandemic and related governmental measures, (ii) slowdowns in fundraising activity and (iii) reductions in our capital deployment pace. See “Risk Factors—Risks Related to Our Business—The COVID-19 pandemic caused severe disruptions in the U.S. and global economies and has impacted, and may continue to negatively impact, our business and our results of operations, financial condition and cash flow.”

Operating Segments

We operate our business as a single operating and reportable segment, which is consistent with how our CEO, who is our chief operating decision maker, reviews financial performance and allocates resources. We operate collaboratively across markets with a single expense pool.

Key Financial Measures

Our key financial and operating measures are discussed below.

Revenues

Fees and Other. Fees and other consists primarily of (i) management and incentive fees for providing investment management services to unconsolidated funds, collateralized loan obligations and other vehicles; (ii) monitoring fees for providing services to portfolio companies; (iii) transaction fees for providing advisory services, debt and equity arrangements and underwriting and placement services; and (iv) expense reimbursements from unconsolidated funds, portfolio companies and third-parties. These fee arrangements are documented within the contractual terms of the governing agreements and are recognized when earned, which generally coincides with the period during which the related services are performed and in the case of transaction fees, upon closing of the transaction. Monitoring fees may provide for a termination payment following an initial public offering or change of control. These termination payments are recognized in the period in which the related transaction closes.

Capital Allocation-Based Income. Capital allocation-based income is earned from the QZ funds when we have (i) a general partner’s capital interest and (ii) performance allocations which entitle us to a disproportionate allocation of investment income or loss from an investment fund’s limited partners. We are entitled to a performance allocation (typically 20%) based on cumulative fund or account performance to date, irrespective of whether such amounts have been realized. These performance allocations are subject to the achievement of minimum return levels (typically 8%), in accordance with the terms set forth in the respective fund’s governing documents. We account for our investment balances in the QZ investment Funds, including performance allocations, under the equity method of accounting because we are presumed to have significant influence as the general partner or managing member; however, we do not have control as defined by Accounting Standards Codification Topic 810-Consolidation (“ASC 810”). The Company accounts for its general partner interests in capital allocation-based arrangements as financial instruments under Accounting Standard Codification Topic 323-Investments – Equity Method and Joint Ventures (“ASC 323”) as the general partner has significant governance rights in the QZ funds in which it invests which demonstrates significant influence. Accordingly, performance allocations are not deemed to be within the scope of Accounting Standards Codification Topic 606-Revenue from Contracts with Customers (“ASC 606”).

Expenses

Compensation and Benefits. Compensation and benefits expense includes (i) base cash compensation consisting of salaries and wages, (ii) benefits and (iii) discretionary cash bonuses. Performance allocation payments in the legal form of equity made directly or indirectly to our partners and professionals are distributed pro rata based on ownership percentages in the underlying investment partnership and are accounted for as distributions on the equity held by such partners rather than as compensation and benefits expense.

General, Administrative and Other. General and administrative expenses include costs primarily related to professional services, occupancy, travel, communication and information services and other general operating items.

Depreciation and Amortization. Depreciation and amortization of tenant improvements, furniture and equipment and intangible assets are expensed on a straight-line basis over the useful life of the asset.

Interest Expense. Interest expense includes interest paid and accrued on our outstanding debt and along with the amortization of deferred financing costs.

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Expenses of consolidated QZ Funds and Public SPACs. Expenses of consolidated QZ Funds and Public SPACs consists of interest expenses and other expenses related primarily to professional services fees, research expenses, trustee fees, travel expenses and other costs associated with organizing and offering these funds.

Investment Income

Net (Losses) Gains from Investment Activities. Realized gains (losses) may be recognized when we redeem all or a portion of an investment interest or when we receive a distribution of capital. Unrealized gains (losses) result from the appreciation (depreciation) in the fair value of our investments. Fluctuations in net gains (losses) from investment activities between reporting periods are primarily driven by changes in the fair value of our investment portfolio and, to a lesser extent, the gains (losses) on investments disposed of during the period. The fair value of, as well as the ability to recognize gains from, our investments is significantly impacted by the global financial markets. This impact affects the net gains (losses) from investment activities recognized in any given period. Upon the disposition of an investment, previously recognized unrealized gains (losses) are reversed and an offsetting realized gain or loss is recognized in the period in which the investment is sold. Since our investments are carried at fair value, fluctuations between periods could be significant due to changes to the inputs to our valuation process over time.

Interest, Dividends and Other. Interest income is recognized on an accrual basis to the extent that such amounts are expected to be collected using the effective interest method. Dividends and other investment income are recorded when the right to receive payment is established.

Net (Losses) Gains from Investment Activities of consolidated QZ Funds and Public SPACs. Net gains (losses) from investment activities includes (i) realized gains (losses) from the sale of equity, securities sold and not yet purchased, debt and derivative instruments and (ii) unrealized gains (losses) from changes in the fair value of such instruments.

Unrealized Losses on Derivative Liabilities of consolidated Public SPACs. Unrealized losses on derivative liabilities are changes in the fair value of derivative contracts entered into by our consolidated Public SPAC entities are included in current period earnings.

Interest, Dividends and Other of consolidated QZ Funds and Public SPACs. Interest income is recognized on an accrual basis to the extent that such amounts are expected to be collected using the effective interest method. Dividends and other investment income are recorded when the right to receive payment is established.

Income Tax Expense. Income tax expense consists of taxes paid or payable by our operating subsidiaries. We have been historically treated as a partnership for U.S. federal and state income tax purposes. As such, income generated by us flows through to its partners and is generally not subject to U.S. federal or state income tax at the QZ Asset Management Limitedlevel. Certain consolidated subsidiaries are subject to taxation in the U.S. (federal, state and local) and foreign jurisdictions as a result of each subsidiary’s respective entity classification utilized for tax reporting purposes. Following this offering, we will be taxed as a corporation for U.S. federal and state income tax purposes and, as a result, we will be subject to U.S. federal and state income taxes, in addition to local and foreign income taxes, with respect to our allocable share of any taxable income generated by us.

Non-controlling Interests. For entities that are consolidated, but not 100% owned, a portion of the income or loss and corresponding equity is allocated to owners other than QZ. The aggregate of the income or loss and corresponding equity that is not owned by us is included in Non-controlling Interests in the consolidated financial statements.

Key Components of our Results of Operations

Results of Operations

The following table provides information regarding our consolidated results of operations for the periods presented:

	Nine Months Ended September 30,		Year Ended December 31,
	2022	2021	2021	2020	2019
	($ in thousands)
Income Statement Data
Revenues
Fees and other	$68,511	$65,908	$88,336	$103,187	$84,705
Capital allocation-based income	321,194	(9,467)	123,147	95,597	55,682

Total revenues	389,706	56,440	211,483	198,785	140,388
Expenses
Compensation and benefits	39,266	40,664	52,271	58,525	48,183
General, administrative and other	18,293	19,565	26,074	34,740	33,710
Depreciation and amortization	513	537	713	874	1,121

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Interest expense	1,231	1,454	1,899	1,553	931
Expenses of consolidated QZ Funds and Public SPACs:
Interest expense	57	44	72	226	210
Other	2,391	329	724	928	2,351

Total expenses	61,754	62,595	81,755	96,848	86,508
Investment income
Income from investments:
Net (losses) gains from investment activities	33,834	40,169	40,169	7,169	16,364
Gain on deconsolidation	—	(3,118)	(583)	—	—
Interest, dividends and other	695	616	812	1,899	1,172
Investment income of consolidated QZ Funds and Public SPACs:
Net (losses) gains from investment activities	900	(1,849)	(1,869)	7,521	1,570
Unrealized (losses) gains on derivative liabilities of Public SPACs	19,152	—	(23,926)	(1,530)	(3,144)
Interest, dividends and other	297	437	541	1,616	2,064

Total investment income	54,881	36,256	15,142	16,675	18,028

Income before income taxes	382,832	30,101	144,871	118,613	71,907
Income tax expense	609	584	977	568	821

Net income	382,223	29,517	143,893	118,044	71,086
Less:
Net (loss) income attributable to redeemable equity in Public SPACs	13,320	—	(19,590)	(968)	(2,738)
Net (loss) income attributable to non-controlling interests in consolidated QZ Funds	819	(1,378)	(1,238)	5,805	1,939
Net income attributable to other non-controlling interests	198,094	(1,046)	71,964	65,155	45,432

Net income attributable to controlling interests	$169,989	$31,942	$92,757	$48,051	$26,453

Nine Months Ended September 30, 2022 Compared to Nine Months Ended September 30, 2021

Revenues

Revenues consisted of the following for the nine months ended September 30, 2022 and September 30, 2021:

	Nine Months Ended September 30,
	2022	2021	Change	%
	($ in thousands)
Management fees	$52,033	$53,777	$(1,744)	(3%)
Transaction, monitoring and other fees, net	6,635	3,090	3,545	115%
Expense reimbursements and other	9,841	9,040	801	9%

Total fees and other	68,511	65,908	2,603	4%
Performance allocations	305,746	(5,802)	311,548	NM
Capital interests	15,448	(3,665)	19,113	NM

Total capital allocation-based income	321,194	(9,467)	330,662	NM

Total revenues	$389,706	$56,440	$333,265	590%

Fees and other revenues increased by $2.6 million, or 4% during the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021. The change is comprised of increases in transaction, monitoring and other fees, net of $3.5 million, expense reimbursements and other of $0.8 million, offset by a decrease in management fees of $1.7 million.

Management Fees. The reduction in management fees was primarily driven by the deconsolidation of our former affiliate, which resulted in lower management fees of $7.3 million due to a partial year of fees earned for the nine months ended September 30, 2021 compared to no fees earned during the nine months ended September 30, 2022, as well as a decline in management fees of $0.9 million earned. The decreases were primarily offset by additional management fees from index trading of $4.6 million, which held its final close in the third quarter of 2022.

Transaction, Monitoring and Other Fees, Net. The change in transaction, monitoring and other fees, net was primarily driven by additional broker-dealer fees of $4.9 million due to increased equity and debt capital market transactions within the QZ portfolio companies during the nine months ended September 30, 2022 compared to nine months ended September 30, 2021. The increase was offset by $0.9 million of incentive fees earned by our former affiliate prior to its deconsolidation on May 1, 2020.

Expense Reimbursements and Other. The change in expense reimbursements and other was largely driven by increases in other income of $0.4 million related to operational services provided to our former affiliate and expense reimbursements from QZ funds totaling $0.3 million.

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Performance Allocations. Performance allocations increased by $311.5 million, to $305.7 million for the nine months ended September 30, 2022, compared to a loss of $5.8 million in the nine months ended September 30, 2021. The increase primarily resulted from realized and unrealized portfolio appreciation of 31% during the nine months ended September 30, 2022 compared to realized and unrealized appreciation of the portfolio of 2% during the nine months ended September 30, 2021 across the QZ funds.

Expenses

Compensation and Benefits. Compensation and benefits expense decreased by $1.4 million, or 3%, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. The decrease was primarily driven by the deconsolidation of our former affiliate, which resulted in a $4.5 million reduction in compensation and benefits expenses. The reduction was partially offset by a $1.9 million increase in accrued bonuses and a $0.8 million increase in salaries and benefits driven by an increase in headcount.

General, Administrative and Other. General and administrative expenses decreased by $1.2 million, or 7%, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. The reduction was primarily due to a $4.9 million impact related to the deconsolidation of our former affiliate. The reduction was partially offset by an increase in professional fees of $1.4 million and travel expenses of $1.4 million due to lifted restrictions implemented as a result of the COVID-19 pandemic during 2021.

Depreciation and Amortization. Depreciation and amortization decreased by $0.02 million, or 4%, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021.

Interest Expense. Interest expense decreased by $0.2 million, or 15%, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. This decrease was primarily driven by a reduction in gross debt outstanding during the period due to repayment of the Revolving Credit Facility to Affiliate (as defined herein) in August 2021.

Expenses of consolidated QZ Funds and Public SPACs. Expenses of consolidated QZ Funds and Public SPACs increased by $2.0 million, or 556%, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. The increase was primarily due to additional professional services expenses in our consolidated Public SPAC entities as a result of closing three SPAC initial public offerings and business combinations associated with our consolidated Public SPACs.

Net Gains from Investment Activities. Net gains from investment activities increased by $36.9 million, to a gain of $33.8 million from a loss of $3.1 million, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. The increase of net gain from investment activities was primarily driven by the deconsolidation of one of our Public SPACs and the associated business combinations, which resulted in a gain of $10.6 million. We recognized a net gain of $11.2 million associated with our step acquisitions. The increase was also driven by the appreciation in certain SPAC related investments no longer consolidated by us of $3.6 million and equity method investments primarily consisting of our former affiliates totaling $7.5 million and $3.8 million.

Gain on Deconsolidation. The $40.1 million gain on deconsolidation for the nine months ended September 30, 2021, resulted from the disaffiliation of our former affiliate in May 2021 and the subsequent step-up to fair value of the retained equity method investment. No activity occurred for the nine months ended September 30, 2022.

Interest, Dividends and Other. Interest, dividends and other investment gains increased by $0.08 million, or 13%, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2020. The increase was driven by additional interest income and reduced dividend income. The increase of interest income of $0.27 million was primarily caused by a larger cash balance in the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. The reduction of dividend income of $0.1 million was primarily caused by the deconsolidation of our former affiliate.

Net (Losses) Gains from Investment Activities of consolidated QZ Funds and Public SPACs. Net (losses) gains from investment activities of consolidated QZ Funds and Public SPACs increased by $2.7 million to a gain of $0.9 million from a loss of $1.8 million, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2020. The increase was primarily related to the fair value changes of the underlying investments of TPEP of $2.3 million.

Unrealized (Losses) Gains on Derivative Liabilities of Public SPACs. The $19.1 million unrealized gain on derivative instruments recognized during the nine months ended September 30, 2022 was attributable to warrants issued by the consolidated Public SPAC entities and forward purchase agreements held by third parties. The warrants held by public investors and forward purchase agreements are treated as liability instruments rather than equity instruments and subject to mark-to-market adjustments each period. Upon the consummation of acquisitions of target companies by our Public SPACs or the wind down of a Public SPAC, the associated liability will no longer be included in our consolidated financial statements. No Public SPACs were consolidated during the nine months ended September 30, 2021.

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Interest, Dividends and Other of consolidated QZ Funds and Public SPACs. Interest, dividends and other of consolidated QZ Funds and Public SPACs decreased by $0.1 million, or 32%, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. This decline was primarily related to the reduction of interest and dividend income in TPEP as a result of the generally lower interest rate environment during the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021.

Income Tax Expense. Income tax expense increased by $0.02 million, or 4%, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. The increase in income tax expenses consists of $0.1 million in additional taxes accrued for taxable revenue generated primarily in our consolidated subsidiaries in foreign jurisdiction, partly offset by a $0.1 million reduction in income tax expense related to the deconsolidation of our former affiliate.

Operating Activities

Our operating activities primarily consist of investment management activities. The primary sources of cash within the operating activities section include: (i) management fees, (ii) monitoring, transaction and other fees, (iii) realized capital allocation-based income and (iv) investment sales from our consolidated funds. The primary uses of cash within the operating activities section include: (i) compensation and non-compensation related expenses and (ii) investment purchases from our consolidated funds. Additionally, operating activities also reflect the activity of our consolidated managed Funds and Public SPACs, which primarily include proceeds from sales of investments offset by cash outflows for purchases of investments and deposits of SPAC IPO proceeds into trust accounts.

Operating activities provided $105.7 million and $73.6 million for the nine months ended September 30, 2022 and 2021, respectively. Key drivers consisted of performance allocation and co-investment proceeds totaling $159.9 million and $43.7 million for the nine months ended September 30, 2022 and 2021, respectively. This was partially offset by purchases of investments totaling $10.5 million and $7.1 million for the nine months ended September 30, 2022 and 2020, respectively.

Investing Activities

Our investing activities primarily consist of lending to affiliates and capital expenditures. The primary sources of cash within the investing activities section include cash received from a note receivable from affiliates. The primary uses of cash within the investing activities section includes capital expenditures and purchases of collateralized loan obligations.

Investing activities provided $1.9 million of cash and used $10.3 million of cash during the nine months ended September 30, 2022 and 2021, respectively. During the nine months ended September 30, 2022, cash used by investing activities is primarily related to advances on notes receivable from our affiliates. During the nine months ended September 30, 2021, cash used in investing activities primarily reflects the reduction of cash related to the effect of deconsolidation of our former affiliate.

Financing Activities

Our financing activities reflect our capital markets transactions and transactions with owners. The primary sources of cash within the financing activities section includes proceeds from debt and notes issuances. The primary uses of cash within the financing activities section include distributions to partners and non-controlling interests and repayments of debt and notes. Net cash provided by financing activities also reflects the financing activity of our consolidated funds, which primarily include cash inflows and outflows from consolidated funds related to their capital activity.

Financing activities used $15.2 million and $27.6 million of cash during the nine months ended September 30, 2022 and 2021, respectively. During the nine months ended September 30, 2022, cash used in financing activities primarily reflects the net impact of distributions to partners and non-controlling interests, the repayment of amounts borrowed under the Revolving Credit Facility to Affiliate, and payments of underwriting and offering costs, which is partially offset by the net impact of redeemable equity raised in our consolidated Public SPACs. During the nine months ended September 30, 2021, cash used in financing activities primarily reflects the net impact of distributions to partners and non-controlling interests, partially offset by the proceeds from the borrowings under the Revolving Credit Facility to Affiliate.

Tax Receivable Agreement

The future exchanges by owners of Common Units for cash from a substantially concurrent public offering, reorganization or private sale (based on the price per share of the Class A common stock on the day before the pricing of such public offering or private sale) or, at our election, for shares of our Class A common stock on a one-for-one basis (or, in certain cases, for shares of nonvoting Class A common stock) are expected to produce or otherwise deliver to us favorable tax attributes that can reduce our taxable income. Upon the completion of this offering, we (and our wholly-owned subsidiaries) will be a party to a tax receivable agreement, under which generally we (or our wholly-owned subsidiaries) will be required to pay the beneficiaries of the Tax Receivable Agreement 85% of the applicable cash savings, if any, in U.S. federal, state and local income tax that we actually realize or, in certain circumstances, are deemed to realize as a result of the Covered Tax Items. We generally will retain the benefit of the remaining 15% of the applicable tax savings. The payment obligations under the Tax Receivable Agreement are

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obligations of QZ Asset Management Limited. (or our wholly-owned subsidiaries), and we expect that the payments we will be required to make under the Tax Receivable Agreement will be substantial. See “Certain Relationships and Related Party Transactions—Proposed Transactions—Tax Receivable Agreement.”

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements, as defined in Regulation S-K.

Critical Accounting Policies

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets, and liabilities and disclosure of contingent assets and liabilities in our financial statements. We regularly assess these estimates; however, actual amounts could differ from those estimates. The impact of changes in estimates is recorded in the period in which they become known.

An accounting policy is considered to be critical if the nature of the estimates or assumptions is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and the effect of the estimates and assumptions on financial condition or operating performance. The accounting policies we believe to reflect our more significant estimates, judgments and assumptions that are most critical to understanding and evaluating our reported financial results are: revenue recognition and fair value measurements.

Revenues

We recognize revenue in accordance with ASC 606. Revenue is recognized in a manner that depicts the transfer of promised goods or services to customers and for an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. We are required to identify our contracts with customers, identify the performance obligations in a contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract and recognize revenue when (or as) the entity satisfies a performance obligation. In determining the transaction price, variable consideration is included only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved. The guidance requires us to assess whether we are the principal versus agent in the arrangement based on the notion of control, which affects recognition of revenue on a gross or net basis. Essentially all of our revenue and operations are directly or indirectly supporting affiliated investment funds and derived from or related to their underlying investments.

Management fees related to our funds are generally based on a fixed percentage of the committed capital or invested capital. The corresponding fee calculations that consider committed capital or invested capital are both objective in nature and therefore do not require the use of significant estimates or assumptions.

Incentive fees are generally calculated as a percentage of the profits earned in respect of certain accounts for which we are the investment adviser, subject to the achievement of minimum return levels or performance benchmarks. Incentive fees are typically subject to reversal until the end of a defined performance period, as these fees are affected by changes in the fair value of the AUM or advisement over such performance period. Moreover, incentive fees that are received prior to the end of the defined performance period are typically subject to clawback, net of tax. We recognize incentive fee revenue only when these amounts are realized and no longer subject to significant reversal, which is typically at the end of a defined performance period and/or upon expiration of the associated clawback period.

Capital Allocation-Based Income is a disproportionate allocation (typically 20%) of performance allocations. We account for performance allocations under the equity method of accounting. Certain funds will allocate performance allocations to us, based on cumulative fund performance to date, irrespective of whether such amounts have been realized. These performance allocations are subject to the achievement of minimum return levels (typically 8%), in accordance with the terms set forth in each respective fund’s governing documents. We recognize income attributable to performance allocations from a fund based on the amount that would be due to us pursuant to the fund’s governing documents, assuming the fund was liquidated based on the current fair value of its underlying investments as of that date. Accordingly, the amount recognized as performance allocation income reflects our share of the gains and losses of the associated fund’s underlying investments measured at their then-fair values, relative to the fair values as of the end of the prior period.

Performance allocations are generally realized when an underlying investment is profitably disposed of and the fund’s cumulative returns are in excess of the specific hurdle rates, as defined in the applicable governing documents. For any given period, performance allocations on our consolidated statements of operations may include reversals of previously recognized amounts due to a decrease in the value of a particular fund that results in a decrease of cumulative performance allocations earned to date. Since fund minimum level of returns are cumulative, previously recognized performance allocations also may be reversed in a period of appreciation that is lower than the particular fund’s minimum return levels. Each fund is considered separately in this regard and, for a given fund, performance allocations can never be negative over the life of a fund. If upon a hypothetical liquidation of a fund’s investments, at their then current fair values, previously recognized and distributed performance allocation

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would be required to be returned, a liability is established for the potential clawback obligation. Our actual obligation, however, would not become payable or realized until the end of a fund’s life.

Fair Value Measurements

GAAP establishes a hierarchical disclosure framework, which prioritizes and ranks the level of market price observability used in measuring financial instruments at fair value. Market price observability is affected by a number of factors, including the type of financial instrument, the characteristics specific to the financial instrument and the state of the marketplace—including the existence and transparency of transactions between market participants. Financial instruments with readily available quoted prices in active markets generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Financial instruments measured and reported at fair value are classified and disclosed based on the observability of inputs used in the determination of their fair values, as follows:

•	Level 1—Pricing inputs are unadjusted, quoted prices in active markets for identical assets or liabilities as of the measurement date.

•

Level 2—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the measurement date, and fair value is determined through the use of models or other valuation methodologies. The types of financial instruments classified in this category include securities with less liquidity traded in active markets, securities traded in other than active markets, and government and agency securities.

•

Level 3—Pricing inputs are unobservable for the financial instruments and include situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration of factors specific to the financial instrument.

The fair value of the investments held by QZ funds is the primary input to the calculation of certain of our management fees and performance allocations. The QZ funds are accounted for as investment companies in accordance with GAAP guidance and reflect their investments, including majority-owned and controlled investments, at fair value. In the absence of observable market prices, we utilize valuation methodologies applied on a consistent basis and assumptions that we believe market participants would use to determine the fair value of the investments. For investments where little market activity exists management’s determination of fair value is based on the best information available in the circumstances, which may incorporate management’s own assumptions and involves a significant degree of judgment, and the consideration of a combination of internal and external factors, including the appropriate risk adjustments for non-performance and liquidity risks.

QZ has also elected the fair value option for certain other proprietary investments. QZ is required to measure certain financial instruments at fair value, including equity securities and derivatives.

Fair Value of Investments or Instruments that are Publicly Traded

Securities that are publicly traded and for which a quoted market exists will be valued at the closing price of such securities in the principal market in which the security trades, or in the absence of a principal market, in the most advantageous market on the valuation date. When a quoted price in an active market exists, no block discounts or control premiums are permitted regardless of the size of the public security held. In some cases, securities will include legal and contractual restrictions limiting their purchase and sale for a period of time, such as may be required under SEC Rule 144. A discount to publicly traded price may be appropriate in those cases; the amount of the discount, if taken, shall be determined based on the time period that must pass before the restricted security becomes unrestricted or otherwise available for sale.

Fair Value of Investments or Instruments that are not Publicly Traded

Investments for which market prices are not observable include private investments in the equity or debt of operating companies or real estate properties. Our primary methodology for determining the fair values of such investments is generally the market approach. The most widely used methodology under the market approach relies upon valuations for comparable public companies, transactions or assets, and includes making judgments about which companies, transactions, or assets are comparable. We may also choose to incorporate a secondary methodology, generally used to corroborate the results of the market approach. This would typically be the income approach, which provides an indication of fair value based on the present value of cash flows that a business, security or property is expected to generate in the future. The most widely used methodology under the income

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approach is the discounted cash flow method, which includes significant assumptions about the underlying investment’s projected net earnings or cash flows, discount rate, capitalization rate and exit multiple. Depending on the facts and circumstances associated with the investment, different primary and secondary methodologies may be used including direct capitalization method, option value, contingent claims or scenario analysis, yield analysis, projected cash flow through maturity or expiration, probability weighted methods or recent round of financing.

In certain cases, debt and equity securities are valued on the basis of prices from an orderly transaction between market participants provided by reputable dealers or pricing services. In determining the value of a particular investment, pricing services may use certain information with respect to transactions in such investments, quotations from dealers, pricing matrices and market transactions in comparable investments and various relationships between investments.

Management Process on Fair Value

Due to the importance of fair value throughout the consolidated financial statements and the significant judgment required to be applied in arriving at those fair values, we have developed a process around valuation that incorporates several levels of approval and review from both internal and external sources. Investments held by QZ funds and investment vehicles are valued on at least a quarterly basis by our internal valuation or asset management teams, which are independent from our investment teams.

For investments valued utilizing a forward-looking market approach and/or income method, and where QZ has information rights, we generally have a direct line of communication with each of the Portfolio Company finance teams and collect financial data used to support projections used in the analysis. The respective business unit’s valuation team or deal team then analyzes the data received and updates the valuation models, reflecting any changes in the underlying forecast, cash flow projections, weighted-average cost of capital, exit multiple and any other valuation input relevant economic conditions.

The results of all valuations of investments held by QZ funds and investment vehicles are reviewed and approved by the relevant Fund’s Valuation Committee. Each Valuation Committee is comprised of at least one member who does not participate in the process of making or disposing of investments. Approval by any member of the Valuation Committee is related to such member’s role in the Committee, such that control function members’ (i.e., those members who do not participate in the process of making or disposing of investments) approval, for example, represents their confirmation that the process was run appropriately and that the deliberations were on the merits. To further corroborate results, each business unit generally engages an external valuation firm to provide positive assurance on a quarterly basis for a majority of Level III investments that have been held by QZ funds and investment vehicles for at least one full quarter. Investments may be excluded from review if the valuation is based on a recent transaction, upcoming transaction or certain categorical deals (e.g., Biotech deals).

The global outbreak of COVID-19 required management to make significant judgments about the ultimate adverse impact of COVID-19 on financial markets and economic conditions, which is uncertain and may change over time. These judgments and estimates were incorporated into the valuation process outlined herein. Management’s policies were unchanged and critical processes were executed in a remote working environment.

Recent Accounting Developments

Information regarding recent accounting developments and their effects to us can be found in Note 2, “Summary of Significant Accounting Policies,” to our audited consolidated financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risk

Our exposure to market risks primarily relates to our role as investment advisor or general partner to our QZ funds and the impact of movements in the underlying fair value of their investments. Our management fees, performance allocation and net gains from investments are the primary sources of income that could be impacted. The fair value of investments may fluctuate in response to changes in the values of investments, general equity and other market conditions, and foreign currency exchange rates. Additionally, interest rate movements can adversely impact the amount of interest that we pay on debt obligations bearing variable rates. Although our investment funds share many common themes, each of our platforms runs its own investment and risk management processes, subject to our overall risk tolerance and philosophy. The investment process of our QZ funds involves a comprehensive due diligence approach, including review of reputation of investors and management, company size and sensitivity of cash flow generation, business sector and competitive risks, portfolio fit, exit risks and other key factors highlighted by the deal team. Key investment decisions are subject to approval by the investment committee, which generally includes one or more of the key members of management, one product leader, and one or more advisors and senior investment professionals associated with that particular fund. Once an investment in a portfolio company has been made, our fund teams closely monitor the performance of the portfolio company, generally through frequent contact with management and the receipt of financial and management reports. For the valuation process that is used in the determination of fair value, we assume a reasonable period of time for liquidation of the investment and take into consideration the following: financial condition, the nature of the investment, restrictions on marketability, market conditions, foreign currency exposures and other factors. Throughout this process, we exercise significant judgment and use the best information available as of the measurement date.

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Effect on Management Fees

QZ provides investment management services to the funds and other vehicles in exchange for a management fee. Management fees will only be directly affected by short-term changes in market conditions to the extent they are based on net asset value (“NAV”) or represent permanent impairments of value. Such management fees will be increased (or reduced) in direct proportion to the effect of changes in the market value of our investments in the related funds. In addition, the terms of the governing agreements with respect to certain of our QZ funds provide that the management fee base will be reduced when the aggregate fair market value of a fund’s investments is below its cost. The proportion of our management fees that are based on NAV is dependent on the number and types of investment funds in existence and the current stage of each fund’s life cycle.

Effect on Performance Allocations

Performance allocations reflect revenue primarily from performance allocations on our QZ funds. In our discussion of “Key Financial Measures” and “Critical Accounting Policies,” we disclose that performance allocations are recognized upon appreciation of the valuation of our QZ funds’ investments above certain return hurdles and are based upon the amount that would be due to QZ at each reporting date as if the funds were liquidated at their then-current fair values. Changes in the fair value of the funds’ investments may materially impact performance allocations depending upon the respective funds’ performance to date as compared to its hurdle rate and the related performance allocation waterfall. An immediate, hypothetical 10% decline in the fair value of investments would result in a decrease of performance allocations totaling $114.9 million.

Effect on Investment Income

Investment income is earned from our investments in QZ funds and other investments. We record these investments under the equity method of accounting and recognize our pro rata share of income. Net changes in the fair value of the underlying investments of our QZ funds and other investment’s underlying portfolio investments may materiality impact the net gains (losses) from investment activities in our consolidated statement of operations depending upon the respective funds’ performance to date as compared to its hurdle rate. An immediate, hypothetical 10% decline in the fair value of investments would result in a decrease of investment income totaling $5.7 million.

Credit Risk

We are party to agreements providing for various financial services and transactions that contain an element of risk in the event that the counterparties are unable to meet the terms of such agreements. In such agreements, we depend on the respective counterparty to make payment or otherwise perform. We generally endeavor to minimize our risk of exposure by limiting the counterparties with which we enter into financial transactions to reputable financial institutions. In other circumstances, availability of financing from financial institutions may be uncertain due to market events, and we may not be able to access these financing markets.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages, as of December 1, 2021, of the individuals who will serve as our executive officers and members of our board of directors at the time of the offering.

Name	Age	Position
Cui Tong Fei	49	Founding Partner, Chairman and Director
Blake Yeung Pu Lei	35	Chief Executive Officer
Voong Kuang Jie	58	Founding Partner, Chief HR Officer and Director
Roger Sim	47	Regional Director
Panjal Chandra	50	Director of Systems Development
Julian D. Meyers	45	Director of Credit Risk Management
Andrei Petrov	57	Director of System Security

Cui Tong Fei

Cui Tong Fei has been a member of QZ Asset Management Limited’s board of directors since its inception. Mr. Cui is a Founding Partner and Chairman of the board of directors of QZ, and he has served on the QZ Committee since its inception. He has been a controlling stockholder of QZ since its formation in 2012. Throughout Mr. Cui’s career, he has served as a director on numerous other public, private, advisory, academic and charitable boards.

We believe that Mr. Cui’s significant directorship experience and executive management roles within QZ from its formation to the present make him well-qualified to serve as a member of our board of directors.

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Blake Yeung Pu Lei

Mr. Yeung has been the Chief Executive Officer of QZ since 2016 Following his appointment in 2016, Blake has been responsible for the revolutionary transformation at QZ. His vision and ambitions are the key drivers for the development of our BDAI technology and he has been regularly invited to public events around the world. Driven towards success and technological advancements, Blake strives for innovation, outperformance and the implementation of uniqueness as the core of his strategy towards fulfillment of needs and exceeding expectations set by investors under his care.

We believe that Mr. Yeung’s significant directorship experience and executive management roles within QZ make him well-qualified to serve as a member of our board of directors.

Voong Kuang Jie

Voong Kuang Jie has been a member of QZ Asset Management Limited’s board of directors since its inception and is our Chief HR Officer. He has served as a director of QZ Asset Management since 2012. We believe that Mr. Voong’s significant directorship experience and roles within QZ make him well-qualified to serve as a member of our board of directors.

Roger Sim

Having graduated from University of Cambridge, Roger’s professional career has been spent entirely in the asset management industry with extensive Asia-pacific experience managing money, leading investment management teams and building the institutional business of asset managers.

Roger had been with Barclays, Morgan Stanley and private investment firms during the early years of his career, and is now responsible for leading QZ Asset Management growth strategy, representing the key person in the sourcing and assessment of worldwide investment opportunities whilst ensuring that all of company’s investment capabilities continue to deliver excellence.

We believe that Mr. Sim’s significant directorship experience and roles within QZ make him well-qualified to serve as a member of our board of directors.

Panjal Chandra

Panjal manages the development, implementation and maintenance of application system initiatives in order to provide superior information systems that assist the company in maintaining a competitive edge in the marketplace.

With his experience, Panjal provides leadership to IT systems, prioritizing projects and ensuring commitments are met while providing high quality and cost effective systems that meet customers’ expectations. Directing all initiatives for corporate IT systems and ensuring that staff remains focused on customer expectations and satisfaction.

Julian D. Meyers

Julian is a meticulous, analytical and logical professional whom possess the drive and energy to work around resource constraints to achieve required objectives. He heads the three teams within the department: Risk Management, Credit Management, and Special Asset Management.

His role involves identifying and evaluating the risks, developing effective risk governance and strategies as well as providing independent assessment of the overall risk profile.

Julian is the key person when it comes to perform benchmarking of QZ Asset Management Asset’s financial disclosure credit risk sections against peers and regulatory requirements. He does implementation and maintain reporting procedures to comply with internal control requirements, as well as identify process improvement and report automation opportunities for better efficiency.

Andrei Petrov

As the Director of QZ Asset Management Asset’s System Security, Andrei is the front line of defense for the safety and integrity of the company’s digital information.

Working closely with a team of cybersecurity specialists, Andrei is the key personal responsible for securing the company’s computer systems from threats, establishing file-access permissions, and ensuring uninterrupted operations. Leading the team, Andrei constantly pinpoint weaknesses in the company’s computer system and implement the procedures and software needed to secure it while allowing the company to function optimally.

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Using analytical and forensic expertise, the team of cybersecurity specialists will be required to identify computer vulnerabilities to threats such as viruses, malware, and hacking.

Andrei provides his expertise, experience and solutions to protect the company from a constantly evolving hostile environment of cybercrimes run by cybercriminals, intent on causing harm through service interruptions, identity and financial theft, and inappropriate use of company information and communication channels, and devise ways to protect the business’ networks.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock as it will be in effect upon the consummation of this offering and the Reorganization. The following summary is qualified in its entirety by reference to our certificate of incorporation and bylaws, the forms of which will be filed as exhibits to an amendment to the registration statement of which this prospectus forms a part, and by applicable law.

Upon consummation of this offering and the Reorganization, our authorized capital stock will consist of 900,000,000 shares of Class A common stock, par value $5.000 per share,                  shares of Class B common stock, no par value per share, and 100,000,000 shares of preferred stock, par value $5.000 per share. Unless our board of directors determines otherwise, we will issue all shares of our Class A common stock and Class B common stock in uncertificated form.

Common Stock

Class A common stock

Voting. Generally holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have the ability to cumulate votes for the election of directors. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Dividends. Holders of our Class A common stock are entitled to receive dividends when and if declared by our Executive Committee or, following the Sunset, our board of directors, out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock and nonvoting Class A common stock will be entitled to receive pro rata our remaining assets available for distribution, subject to the limited rights of the Class B common stock as described below.

No Preemptive Rights. Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Issuance of Additional Class A Common Stock. We may issue additional shares of Class A common stock from time to time, subject to applicable provisions of our certificate of incorporation, bylaws and South Dakota law. We are obligated to issue Class A common stock or nonvoting Class A common stock (subject to the transfer and exchange restrictions set forth in QZ Asset Management Limited Partnership Agreements and the Investor Rights Agreement) to holders who, upon our election, exchange their Common Units for shares of our Class A common stock on a one-for-one basis (unless we do not elect, in which case, such exchange will be satisfied for cash from a substantially concurrent public offering or private sale). Additionally, in the event of a redemption request by a holder of the Common Units, we (or our subsidiary) may, at our election, effect a direct exchange of cash from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)), Class A common stock or nonvoting Class A common stock for Common Units in lieu of such a redemption. When a Common Unit is exchanged for a share of our Class A common stock, a corresponding share of our Class B common stock will be automatically cancelled for no additional consideration.

Nonvoting Class A common stock

Voting. Holders of shares of nonvoting Class A common stock have no voting rights in respect of such shares other than those voting rights required by law. Nonvoting Class A common stock will have the same rights and privileges as, and will rank equally and share ratably with, and be identical in all respects as Class A common stock, except with respect to voting.

Dividends. Holders of our nonvoting Class A common stock are entitled to receive dividends when and if declared by our Executive Committee or, following the Sunset, our board of directors, out of funds legally available therefor, including whenever

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dividends are declared on our Class A common stock, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock and nonvoting Class A common stock will be entitled to receive pro rata our remaining assets available for distribution, subject to the limited rights of the Class B common stock as described below.

No Preemptive Rights. Holders of our nonvoting Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Issuance of Additional Nonvoting Class A Common Stock. We may issue additional shares of nonvoting Class A common stock from time to time, subject to applicable provisions of our certificate of incorporation, bylaws and South Dakota law.

Conversion. The nonvoting Class A common stock will not be convertible to Class A common stock until such time as they are transferred to a third party as and when permitted by the Investor Rights Agreement.

Class B common stock

Voting. Holders of our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders prior to the Sunset. See “Organizational Structure—Voting Rights of Class A Common Stock and Class B Common Stock.” After the Sunset, holders of our Class B common stock will be entitled to one vote for each share held of record on all matters submitted to stockholders for a vote. Stockholders do not have the ability to cumulate votes for the election of directors. Holders of our voting Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Dividends. Holders of the Class B common stock are not entitled to dividends in respect of their shares of Class B common stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class B common stock will not be entitled to receive any distributions out of our remaining assets. In connection with an exchange of a Common Unit for Class A common stock, the corresponding share of our Class B common stock will be automatically cancelled for no additional consideration.

No Preemptive Rights. Holders of our Class B common stock do not have preemptive, subscription or conversion rights. The Class B common stock is subject to redemption upon an exchange of a Common Unit for a share of Class A common stock.

Issuance of Additional Class B Common Stock. After this offering and the Reorganization, no additional issuance of shares of Class B common stock will occur, except as set forth in “Organizational Structure” in the descriptions of QZ Asset Management Limited Partnership Agreements and Exchange Agreement, or in connection with a stock split, stock dividend, reclassification or similar transaction.

Preferred Stock

Our board of directors will have the authority to issue preferred stock in one or more classes or series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, the right to elect directors, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designation of the class or series, without the approval of our stockholders, subject to the consent of our Founders.

The authority of our board of directors to issue preferred stock without approval of our stockholders may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

Authorized but Unissued Capital Stock

South Dakota law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the

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continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of South Dakota Law and our Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are primarily designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit certain of our stockholders.

These provisions include:

Super Voting Stock. The Class A common stock and Class B common stock will vote together on all matters on which stockholders are entitled to vote, except as set forth in our certificate of incorporation or required by applicable law. However, prior to the Sunset, the Class B common stock will be entitled to ten votes per share and the Class A common stock will generally be entitled to one vote per share. Consequently, the holders of our Class B common stock will generally control matters brought to stockholders for a vote, including the election of directors.

Action by Written Consent; Special Meetings of Stockholders. Our certificate of incorporation will provide that prior to the Sunset, stockholders may act by written consent instead of a meeting for any action required or permitted to be taken by the stockholders at a duly called annual or special meeting of stockholders, subject to the rights of any holders of preferred stock. In addition, our certificate of incorporation and bylaws will provide that special meetings of stockholders may be called only by the board of directors or any of the non-executive chairman, executive chairman or CEO.

Election and Removal of Directors. The SDCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation will not expressly provide for cumulative voting. Our directors may be removed with or without cause, but only upon the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, any certificate of designation pursuant to which a particular series of preferred stock is issued may provide holders of that series of preferred stock with the right to elect additional directors. The management directors cannot be removed without cause prior to the end of two consecutive one-year terms.

Authorized but Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of Nasdaq. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. See “—Preferred Stock” and “—Authorized but Unissued Capital Stock” above.

Business Combinations with Interested Stockholders. In general, Section 203 of the SDCL, an anti-takeover law, prohibits a publicly held South Dakota corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, which person or group is considered an interested stockholder under the SDCL, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

Advance Notice Provisions. Our bylaws will require stockholders seeking to nominate persons for election as directors at an annual or special meeting of stockholders, or to bring other business before an annual or special meeting (other than a proposal submitted under Rule 14a-8 under the Exchange Act, which must be submitted in accordance with such rule), to provide timely notice in writing. A stockholder’s notice to our corporate secretary must be in proper written form and must set forth certain information, as required under our bylaws, related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination is made as well as their control persons and information about the proposal or nominee for election to the board of directors.

Exclusive forum. Our certificate of incorporation will provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of South Dakota shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the SDCL, our certificate of incorporation or our bylaws or as to which the SDCL confers jurisdiction on the Court of Chancery of the State of South Dakota, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of South Dakota. Our certificate of incorporation also provides that the foregoing

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exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.

Additionally, our certificate of incorporation also provides that the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act, or the rules and regulations promulgated thereunder. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits asserting a claim arising under the Securities Act or the rules and regulations promulgated thereunder; accordingly, we cannot be certain that a court would enforce such provision. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States of America.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our certificate of incorporation. In any case, stockholders will not be deemed to have waived (and cannot waive) compliance with the federal securities laws and the rules and regulations promulgated thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our certificate of incorporation will also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision. These exclusive forum provisions may have the effect of discouraging lawsuits against our directors and officers.

In addition, certain provisions of the Investor Rights Agreement could have the effect of deterring or facilitating a control transaction. See “Certain Relationships and Related Party Transactions—Proposed Transactions—Investor Rights Agreement.”

Limitations on Liability and Indemnification of Officers and Directors

Our bylaws will provide indemnification for our directors and officers to the fullest extent permitted by the SDCL, subject to certain exceptions contained in our bylaws. We will enter into indemnification agreements with each of our directors and officers (as defined under Rule 16a-1(f) under the Exchange Act) that may, in some cases, be broader than the specific indemnification provisions contained under South Dakota law. In addition, as permitted by South Dakota law, our certificate of incorporation and bylaws will include provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of South Dakota; or

•	any transaction from which the director derived an improper personal benefit; or

•	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

We have applied to list our Class A common stock on Nasdaq under the symbol “QZAM”

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Class A common stock. Future sales of our Class A common stock in the public market, or the perception that sales may occur, could materially adversely affect the prevailing market price of our Class A common stock at such time and our ability to raise equity capital in the future.

Sale of Restricted Securities

Upon consummation of this offering, we will have                shares of our Class A common stock (or                 shares, if the underwriters exercise their option to purchase additional shares in full),                     shares of our nonvoting Class A common

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stock and                  shares of our Class B common stock. Of these shares, all shares of Class A common stock sold in this offering will be freely tradable without further restriction or registration under the Securities Act, except that any shares purchased by our affiliates may generally only be sold in compliance with Rule 144, which is described below. Of the remaining outstanding shares of our Class A common stock, nonvoting Class A common stock and Class B common stock,                 shares will be deemed “restricted securities” under the Securities Act.

Holders of the Common Units will have the right to have their Common Units redeemed by the issuing QZ Asset Management partnerships once each quarter (or, subject to certain limitations, otherwise from time to time) in exchange for cash from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or, at our election, for shares of our Class A common stock on a one-for-one basis (or, in certain cases, for shares of nonvoting Class A common stock). Additionally, in the event of a redemption request by a holder of Common Units, we (or our subsidiary) may, at our election, effect a direct exchange of cash from a substantially concurrent public offering or private sale (based on the price described above), Class A common stock or nonvoting Class A common stock for Common Units in lieu of such a redemption. When a Common Unit is so exchanged, a corresponding share of our Class B common stock will be automatically cancelled for no additional consideration. See “Certain Relationships and Related Party Transactions—Proposed Transactions—Exchange Agreement.”

We will enter into an investor rights agreement with these holders that will require us to register under the Securities Act the resale of these shares of Class A common stock. See “Certain Relationships and Related Party Transactions—Proposed Transactions—Investor Rights Agreement.” Such securities registered under any registration statement will be available for sale in the open market unless restrictions apply.

Lock-Up Arrangements and Registration Rights

In connection with this offering, we, the selling stockholders, each of our directors, executive officers and certain other stockholders will enter into lock-up agreements that restrict the sale of our securities for up to 180 days after the date of this prospectus.

In addition, following the expiration of the lock-up period, certain stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our Class A common stock under federal securities laws. See “Certain Relationships and Related Party Transactions—Proposed Transactions—Investor Rights Agreement.” If these stockholders exercise this right, our other existing stockholders may require us to register their registrable securities.

Following the lock-up periods described above, all of the shares of our Class A common stock that are restricted securities or are held by our affiliates as of the date of this prospectus will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.

Rule 144

The shares of our Class A common stock sold in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares of our Class A common stock held by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits our Class A common stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

•	one percent of the total number of shares of our Class A common stock outstanding; or

•	the average weekly reported trading volume of our Class A common stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

Approximately                 shares of our Class A common stock that are not subject to lock-up arrangements described above will be eligible for sale under Rule 144 immediately upon the closing of this offering.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our Class A common stock that are restricted securities, will be entitled to freely sell such shares of our Class A common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our Class A common stock that are restricted

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securities, will be entitled to freely sell such shares of our Class A common stock under Rule 144 without regard to the current public information requirements of Rule 144.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income and estate tax consequences of the purchase, ownership and disposition of shares of our Class A common stock as of the date hereof. Except where noted, this summary deals only with Class A common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of shares of our Class A common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A common stock, you should consult your tax advisors.

If you are considering the purchase of our Class A common stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the purchase, ownership and disposition of our Class A common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our Class A common stock) in respect of shares of our Class A common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in shares of our Class A common stock, the excess will be treated as gain from the disposition of shares of our Class A common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Class A Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussion of FATCA (as defined herein)

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below under “—Additional Withholding Requirements.” However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if our Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Common Stock

Subject to the discussion of backup withholding and additional withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

In a situation in the first bullet point or the third bullet point immediately above, a non-U.S. holder will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Federal Estate Tax

Class A common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A common stock made within the United States or conducted through certain U.S.-related financial

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intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our Class A common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our Class A common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the selling stockholders are offering the shares of common stock described in this prospectus through a number of underwriters. We and the selling stockholders have entered into an underwriting agreement with the underwriters. The underwriters are committed to purchase all of the common shares offered by us and the selling stockholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover of this prospectus and to certain dealers at that price less a concession not in excess of $                 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $                 per share from the initial public offering price. After the initial offering of the shares to the public, if all of the common shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have an option to buy up to                  additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

At our request, the underwriters have reserved up to     % of the shares of Class A common stock to be issued by us and offered by this prospectus for sale, at the initial public offering price to all of our employees who are not QZ partners.

Shares purchased through the directed share program will be subject to a lock-up restriction. The number of shares of Class A common stock available for sale to the general public will be reduced to the extent these individuals purchase such reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same basis as the other shares of Class A common stock offered by this prospectus. The underwriters will receive the same discount from such reserved shares as they will from other shares of our Class A common stock offered by this prospectus. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with sales of the reserved shares.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us and the selling stockholders per share of common stock. The underwriting fee is $                 per share. The

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following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $                .

We have agreed not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), other than the shares of our common stock to be sold in this offering.

The restrictions on our actions, as described above, do not apply to certain transactions, including:

(i) the issuance of our common stock by us, or securities convertible into or exercisable or exchangeable for any share of our common stock, pursuant to the Reorganization or the Exchange Agreement, provided that the recipients of such common stock pursuant to this clause (B) agree to be bound in writing by an agreement of the same duration and terms as described herein;

(ii) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement;

(iii) the issuance by us of Class B common stock and the issuance of Common Units to the extent required pursuant to the anti-dilution provisions of QZ Asset Management Limited Partnership Agreements.

The selling stockholders, our directors and executive officers and substantially all of our Pre-IPO Investors (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 180 days after the date of this prospectus (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, Common Units or Promote Units or any securities convertible into, or exercisable or exchangeable for, our common stock, Common Units or Promote Units (including, without limitation, common stock, Common Units or Promote Units, or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of lock-up securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (iv) publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

We have applied to have our common stock approved for listing on Nasdaq under the symbol “QZAM”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are

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required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them. These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

Prior to this offering, there has been no public market for our common stock. The initial public offering price will be determined by negotiations between us, the selling stockholders and the representatives of the underwriters. In determining the initial public offering price, we, the selling stockholders and the representatives of the underwriters expect to consider a number of factors including:

•	the information set forth in this prospectus and otherwise available to the representatives;

•	our prospects and the history and prospects for the industry in which we compete;

•	an assessment of our management;

•	our prospects for future earnings;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the underwriters, the selling stockholders and us.

None of us, the selling stockholders or the underwriters can assure investors that an active trading market will develop for our common shares, or that the shares will trade in the public market at or above the initial public offering price.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the EEA (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Regulation, except that the shares may be offered to the public in that Relevant Member State at any time under the following exemptions under the EU Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation) subject to obtaining the prior consent of the representatives for any such offer; or

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c)	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of the shares shall require us, the selling stockholders or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and us that:

a)	it is a qualified investor within the meaning of the EU Prospectus Regulation; and

b)

in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5 of the EU Prospectus Regulation, (i) the shares acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the EU Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the EU Prospectus Regulation and the prior consent of the representatives has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the EU Prospectus Regulation as having been made to such persons.

We, the selling stockholders, the underwriters and their affiliates and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire shares in this offering.

Notice to Prospective Investors in the U.K.

No shares have been offered or will be offered pursuant to the offering to the public in the U.K. prior to the publication of a prospectus in relation to the shares which has been approved by the FCA in accordance with the UK Prospectus Regulation (as defined below), except that it may make an offer to the public in the U.K. of any shares at any time under the following exemptions under the UK Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation.

provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the U.K., the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the U.K. means the communication in any form and by any means of sufficient information on the terms of the offering and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of U.K. law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Canada

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The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, Section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice.

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Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Ordinance”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)	where no consideration is or will be given for the transfer;

c)	where the transfer is by operation of law; or

d)	as specified in Section 276(7) of the SFA.

308

WHERE YOU CAN FIND MORE INFORMATION

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We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Class A common stock offered by this prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our Class A common stock, you should refer to the registration statement, including the exhibits. This prospectus summarizes provisions that we consider material of certain contracts and other documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

This registration statement, including its exhibits and schedules, will be filed with the SEC. The SEC maintains a website at (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

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 Shares

Class A Common Stock

Prospectus

                    , 2023

Until                , 2023 (25 days after the date of this prospectus), all dealers that buy, sell or trade in shares of these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than the underwriting discount, paid or payable by us in connection with the sale of the Class A common stock being registered. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the listing fee for Nasdaq.

Amount Paid or to be Paid
SEC registration fee	$	*
FINRA filing fee		*
Nasdaq listing fee		*
Blue sky qualification fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*	To be provided by amendment

Item 12. Indemnification of Officers and Directors.

The Registrant is governed by the SDCL. Section 145 of the SDCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A South Dakota corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s bylaws will authorize the indemnification of its officers and directors, consistent with Section 145 of the SDCL. The Registrant intends to enter into indemnification agreements with each of its directors and officers (as defined under Rule 16a-1(f) under the Exchange Act). These agreements, among other things, will require the Registrant to indemnify each director and Section 16 officer to the fullest extent permitted by South Dakota law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or Section 16 officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or Section 16 officer.

Reference is made to Section 102(b)(7) of the SDCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the SDCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant expects to maintain standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification to the Registrant’s directors and officers by the underwriters against certain liabilities.

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Item 3. Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this registration statement, the registrant has not issued any securities that were not registered under the Securities Act.

In connection with the Reorganization described in the accompanying prospectus, the Registrant will issue            shares of Class A common stock to certain unitholders of QZ Asset Management in exchange for Common Units. These shares of Class A common stock will be issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act on the basis that the transaction does not involve a public offering. No underwriters will be involved in the transaction.

Also in connection with the Reorganization described in the accompanying prospectus, the Registrant will issue            shares of Class B common stock to certain unitholders of QZ Asset Management, including entities beneficially owned by certain members of its management and board of directors. The shares of Class B common stock will be issued for nominal consideration in reliance on the exemption contained in Section 4(a)(2) of the Securities Act on the basis that the transaction does not involve a public offering. No underwriters will be involved in the transaction.

Item 4. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Watertown, State of South Dakota, on January 16, 2023.

QZ Asset Management Limited

By:	/s/ Blake Yeung Pu Lei
	Name:	Blake Yeung Pu Lei
	Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Blake Yeung Pu Lei, Cui Tong Fei and Voong Kuang Jie, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 16, 2021.

Signature	Title

/s/ Blake Yeung Pu Lei Blake Yeung Pu Lei	Chief Executive Officer

/s/ Cui Tong Fei Cui Tong Fei	Founding Partner, Chairman and Director

/s/ Voong Kuang Jie Voong Kuang Jie	Chief HR Officer and Director (Principal Financial Officer)

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